UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☐	Soliciting Material under §240.14a-12

CHEVRON CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Chevron’s strategy Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world.

Our objective is to safely deliver higher returns, lower carbon, and superior stockholder value in any business environment. We are leveraging our capabilities, assets, partnerships, and customer relationships as we aim to grow our oil and gas business, lower the carbon intensity of operations, and grow new energies businesses.

why this strategy

We believe affordable, reliable, and ever-cleaner energy is essential to enabling human progress. As the planet’s population climbs toward 10 billion by 2050, the need for energy, and all that it enables, continues to grow. Global energy demand is projected to rise by more than 10 percent in the coming decades.

We believe that the future of energy is lower carbon and that multiple solutions will be needed to meet growing energy demands, which is why we aim to continue growing our oil and gas business while advancing new products and solutions to support a lower carbon future. Under a wide range of scenarios, oil and natural gas continue to be needed, particularly where there are currently no effective substitutes. We believe the world’s continued demand for oil, natural gas, and other energy products should be supplied by companies that lead with accountability and prioritize delivering energy safely and reliably.

what we are doing

We intend to lead in the future of energy. In an ever-changing external environment, we plan to continue delivering long-term value from our oil and gas portfolio, keep lowering carbon intensity, stay pragmatic on new investments, and be prepared when opportunities emerge that create value for our stockholders. This consistent strategy positions us to deliver the energy the world demands today while helping build the energy system of tomorrow.

We’re holding ourselves accountable to achieve progress and deliver value, consistent with our vision to be the global energy company most admired for its people, partnership, and performance.

2026 notice of the

Chevron Corporation

annual meeting of stockholders

date and time	online	record date
Wednesday, May 27, 2026 at 8:00 a.m. CDT	by live audio webcast (w.ww.virtualshareholdermeeting.com/ CVX2026)	Monday, March 30, 2026

how to vote and attend the annual meeting

internet

Before the meeting:

w.ww.proxyvote.com

During the meeting (until polls close):

w.ww.virtualshareholdermeeting.com/CVX2026

telephone

1-800-690-6903 (closes 11:59 p.m. EDT on May 26, 2026)

mail

Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

admission

Stockholders of record owning Chevron common stock at the close of business on Monday, March 30, 2026, are entitled to participate in and vote at the Annual Meeting of Stockholders (“Annual Meeting”). To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at w.ww.virtualshareholdermeeting.com/CVX2026, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the w.ww.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. CDT on May 27, 2026.

Please refer to pages 112 and 113 of this Proxy Statement for information about attending the Annual Meeting.

agenda

•	Elect 12 Directors named in this Proxy Statement;

•	Vote on a Board proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for 2026;

•	Vote on a Board proposal to approve, on an advisory basis, Named Executive Officer (“NEO”) compensation;

•	Vote on three stockholder proposals, each if properly presented at the Annual Meeting; and

•	Transact any other business that is properly presented at the meeting by or at the direction of the Board or at any adjournment or postponement thereof.

distribution of proxy materials

On Tuesday, April 7, 2026, we will commence distributing to our stockholders as applicable (1) a copy of this Proxy Statement, a proxy card or voting instruction form, and our Annual Report (the “Proxy Materials”), (2) a Notice Regarding the Availability of Proxy Materials, with instructions to access the Proxy Materials and vote on the internet, or (3) for stockholders who receive materials electronically, an email with instructions to access the Proxy Materials and vote on the internet.

voting

Stockholders owning Chevron common stock at the close of business on Monday, March 30, 2026, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to pages 109 - 111 of this Proxy Statement for information about voting at the Annual Meeting.

questions

We welcome questions from stockholders. We will have a question and answer session during the Annual Meeting. Questions may be submitted in advance of the meeting at w.ww.proxyvote.com or live during the meeting at w.ww.virtualshareholdermeeting.com/CVX2026.

By Order of the Board of Directors,

Mary A. Francis

Corporate Secretary and Chief Governance Officer

dear stockholder,	April 7, 2026

The link between energy and human progress has never been clearer. People around the globe desire a world of energy abundance, and the rising prosperity and opportunity it creates.

This is evidenced by steady growth in energy consumption from all sources – with oil and gas demand at an all-time high and expected to set records this year, next year, and beyond. The world needs what we provide, and Chevron has never been better positioned to deliver it.

From completing the acquisition of Hess Corporation (“Hess Corp.”), to achieving first oil at Tengizchevroil’s Future Growth Project, growing Permian production to record levels, executing capital growth projects in the Gulf of America, and completing a major organizational restructuring, 2025 was an outstanding year.

Our advantaged portfolio, disciplined investment, and strong execution helped deliver record production of 3.7 million barrels of oil equivalent per day (“BOED”) in 2025, 12% higher than the previous year.

Permian production surpassed one million BOED, with the Denver-Julesberg and Bakken basins reaching a combined total of roughly 600,000 BOED, and our liquids-rich shale position in Argentina offering the opportunity for further growth.

In the Gulf of America, new projects and integration with Hess Corp. increased production to over 300,000 BOED. In Kazakhstan, the Future Growth Project started up and ramped to design capacity of more than one million BOED of gross production in less than 30 days. And the Hess Corp. acquisition added a 30% ownership in the Guyana Stabroek Block – a world-class asset with a steady growth outlook through the balance of this decade.

Our financial priorities have remained consistent. We reward stockholders first – by reliably growing the dividend, investing capital efficiently, maintaining a strong balance sheet, and repurchasing shares on a regular basis. In 2025, we returned $27.1 billion to stockholders through dividends of $12.8 billion, Chevron share repurchases of $12.1 billion, and the purchase of $2.2 billion of Hess Corp. shares ahead of closing the merger. We returned over three times more cash to stockholders last year compared to a decade prior.

As global dynamics continue to shape the energy landscape in 2026, our resilient strategy and the ingenuity of our people position us to deliver value to our stockholders in any environment.

Today, Chevron stands in the strongest position I’ve seen in my career, with a higher confidence outlook – and lower execution risk – than ever before. We’re looking to the future with confidence and believe the best is yet to come.

Sincerely,

Michael K. Wirth

Chairman and CEO

Chevron Corporation 2026 Proxy Statement

dear stockholder,

April 7, 2026

This past year underscored Chevron’s ability to deliver results in a dynamic global landscape. While geopolitical and policy shifts continue to shape energy markets, your Board remains focused on sustaining the Company’s performance and long-term resilience. We reinforce Chevron’s commitment to strong governance, prudent capital allocation, and delivering industry-leading results while helping supply the energy the world needs today and in the future.

The Board recognizes that resilience begins with strategy. We regularly review the Company’s strategy across multiple scenarios, shifting policy environments, and potential technology disruptions. We incorporate diverse views into our dialogue, and we gain valuable insights from independent experts whose perspectives on global trends sharpened our oversight.

Capital discipline is at the core of long-term resilience. Chevron has demonstrated leadership in capital allocation and has a track record of dependably returning cash to stockholders. The Board maintains active oversight of capital allocation and significant portfolio decisions, with the intent to maintain competitiveness through market cycles.

An engaged, capable workforce is central to Chevron’s ability to compete. The Board devotes time to workforce-related priorities. In 2025, the Board visited operations in Pascagoula, Mississippi, engaging directly with employees to better understand on-the-ground perspectives and operational realities. In addition, the Board provided oversight of Chevron’s significant organizational transformation and the Hess Corp. integration.

Management succession remains one of the Board’s most important priorities. We regularly review succession and development plans and engage external consultants to ensure a robust leadership pipeline of leaders. Chevron prioritizes the development of next-generation leaders, placing high-potential employees in a progression of roles throughout the business so that they are ready for future leadership opportunities.

Your Board reflects an appropriate balance of fresh perspectives, continuity, and experienced leadership. This balance was further strengthened in 2025 by the appointment of John Hess, whose energy expertise enhances the Board’s oversight and strategic guidance. Later in the year, we mourned the passing of Board member Dr. Alice Gast, whose journey at Chevron began as an intern and whose curiosity and growth mindset remain an inspiration for us to explore new ideas and continuously improve. In January 2026, we welcomed Tom Horton, whose experience as a CEO and through serving on the boards of multiple world-class companies brings valuable perspective.

Affordable, reliable, and ever-cleaner energy is essential for modern life. The global appetite for oil and gas continues to grow, and technologies like artificial intelligence are driving new energy needs. Meeting this demand requires all forms of energy. Chevron is proud to play its role, today and well into the future. On behalf of your Board of Directors, thank you for your trust and partnership as we work together to advance human progress.

Sincerely,

Dr. Wanda M. Austin

Lead Director

Chevron Corporation 2026 Proxy Statement

cautionary statements relevant to forward-looking information for the purpose of “safe harbor” provisions of the private securities litigation reform act of 1995 and other important legal disclaimers

The statements and images in this Proxy Statement, including without limitation those relating to the action areas of Chevron’s operations, assets, and strategy, are forward-looking statements based on management’s current expectations, estimates and projections and, accordingly, involve risks and uncertainties that could cause actual outcomes and results to vary or differ materially from those expressed or forecasted herein. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “design,” “enable,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “trajectory,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “future,” “aspires,” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and other factors, many of which are beyond the Company’s control and are difficult to predict. Factors that may cause actual outcomes and results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K and in subsequent filings with the U.S. Securities and Exchange Commission under the headings “Risk Factors” and “Cautionary Statements Relevant to Forward-Looking Information for the Purpose of ‘Safe Harbor’ Provisions of the Private Securities Litigation Reform Act of 1995.” The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this Proxy Statement. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Standards of measurement and performance made in reference to our environmental, social, governance, and other sustainability metrics may be based on protocols, processes, and assumptions that continue to evolve and are subject to change in the future. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

proxy statement

Your Board of Directors is providing you with these Proxy Materials in connection with its solicitation of proxies to be voted at Chevron Corporation’s 2026 Annual Meeting of Stockholders to be held by live audio webcast (www.virtualshareholdermeeting.com/CVX2026) in lieu of an in-person meeting on Wednesday, May 27, 2026, at 8:00 a.m. CDT and at any postponement or adjournment of the Annual Meeting. Your Board believes this meeting format will enhance and facilitate attendance by providing convenient access for all of our stockholders. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

Following are the items of business to be considered at the Annual Meeting. We are not aware of any other matters expected to be presented for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting by or at the direction of the Board, the proxy holders identified in the “Voting and Additional Information–Appointment of Proxy Holders” section of this Proxy Statement intend to vote the proxies in accordance with their best judgment. When conducting the Annual Meeting, the Chair or the Chair’s designee may refuse to allow a vote on any matter not made in compliance with our By-Laws and the procedures described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2026 Annual Meeting” section of the 2025 Proxy Statement.

If you are a street name stockholder (i.e., you own your shares through a bank, broker, or other holder of record), your bank, broker, or other holder of record is not permitted to vote on certain proposals and may not vote on any of the proposals unless you provide voting instructions. Voting your shares will help to ensure that your interests are represented at the meeting. If you do not provide voting instructions and the broker elects to vote your shares on some but not all matters, it will result in a “broker non-vote” for the matters on which the broker does not vote. If you have shares in an employee stock or retirement benefit plan and do not vote those shares, the plan trustee or fiduciary may or may not vote your shares, in accordance with the terms of the plan.

Abstentions and broker non-votes will have no impact on the outcome of Proposals 1 through 6. We urge you to promptly provide voting instructions to your broker so that your shares are voted on all of the items, even if you plan to the attend the Annual Meeting.

As used in this Proxy Statement, the term “Chevron” and such terms as “the Company,” “the Corporation,” “our,” “we,” “us,” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole, but unless stated otherwise they do not include “affiliates” of Chevron – that is, those companies accounted for by the equity method (generally owned 50% or less) or non-equity method investments. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

Chevron Corporation 2026 Proxy Statement

proxy statement

items of business

Your Board is asking you to vote on the following actions at the Annual Meeting:

board proposals

Item		Your Board’s recommendation	Rationale

Item 1:	Elect 12 Directors named in this Proxy Statement	Vote for each Director nominee	Your Board believes that each of the 12 nominees possesses qualifications and attributes that are critical for effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations.

Item 2:	Ratify the appointment of the independent registered public accounting firm	Vote for	Your Board believes that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2026.

Item 3:	Approve, on an advisory basis, Named Executive Officer compensation	Vote for	Your Board believes that our compensation programs support our business model, objectives, and values described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement.

stockholder proposals

Item		Your Board’s recommendation	Rationale

Item 4:	Adopt an Independent Chair	Vote against	Your Board believes stockholder interests are best served when the non-employee Directors have the flexibility to determine the best person to serve as Chairman, recognizing that no single leadership model is appropriate in all circumstances.

Item 5:	Report on Indigenous Peoples’ Rights	Vote against	Your Board believes Chevron has the right policies and management systems in place to assess and manage implementation of our commitment to respecting human rights, and thus a separate report is both unnecessary and not an effective way to accomplish the purported objective of the proposal.

Item 6:	Commission a Third-Party Report on Human Rights Processes	Vote against	Your Board believes Chevron has the right policies and management systems in place to assess and manage implementation of our commitment to respecting human rights, and thus a separate report is both unnecessary and not an effective way to accomplish the purported objective of the proposal.

Chevron Corporation 2026 Proxy Statement

election of directors

(item 1 on the proxy card)

The Board has set the current Board size of 13 Directors. For several years, the Board Nominating and Governance Committee (the “Governance Committee”) has been planning for the retirement of Charles W. Moorman at Chevron’s 2026 Annual Meeting under Chevron’s mandatory Director Retirement Policy contained in Chevron’s Corporate Governance Guidelines (“Corporate Governance Guidelines”). In light of Mr. Moorman’s upcoming retirement and the Board’s operating requirements, the Governance Committee recommended, and the Board set, a Board size of 12 Directors effective upon Mr. Moorman’s retirement at the 2026 Annual Meeting.

On July 28, 2025, the Board elected John B. Hess as a member of the Board pursuant to the terms of the Hess Corp. acquisition, which was completed on July 18, 2025. On January 27, 2026, the Board elected Thomas W. Horton as a member of the Board. Mr. Horton was initially identified by an external advisor to the Company. Each of the nominees is a current Director and, other than Messrs. Hess and Horton, was previously elected at Chevron’s 2025 Annual Meeting.

Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director, the Board by resolution may reduce the number of Directors or choose a substitute nominee. Your Board has determined that, with the exception of Mr. Hess, each non-employee Director is independent within the meaning of the listing standards of the New York Stock Exchange (“NYSE”) and has no material relationship with Chevron other than as a Director. Mr. Hess is deemed to not be independent due to ongoing business and financial relationships between Chevron entities and Mr. Hess’s family office arising from the Hess Corp. acquisition.

director election requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Under the Corporate Governance Guidelines, in an uncontested election, any Director nominated for reelection who receives more AGAINST votes than FOR votes is expected to submit an offer of resignation for consideration by the Governance Committee. The Governance Committee must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation. The Board intends to nominate for reelection only nominees who agree to offer the resignation contemplated by the Corporate Governance Guidelines.

director qualifications and

nomination processes

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in the Corporate Governance Guidelines, which are available on our website at w.ww.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	The highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at w.ww.chevron.com;

•	A commitment to building stockholder value;

•	Business acumen and broad experience and expertise at the policy-making level in one or more of the skills, qualifications, and experience delineated on the next page;

•	The ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	Sufficient time to effectively carry out duties as a Director; and

•	Independence (i.e., at least a majority of the Board must consist of independent Directors, within the meaning of the listing standards of the NYSE).

Chevron Corporation 2026 Proxy Statement

election of directors

When conducting its review of the appropriate skills and qualifications desired of Directors, the Governance Committee particularly considers the skills, experience, and expertise that are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations. These are as follows:

Skills, experience, and expertise	How they relate to Chevron’s business, strategy, and operations	What the Board is looking for

CEO/Senior executive/ Leader of significant operations	Chevron employs approximately 43,000[1] people throughout the world. Chevron’s operations involve complex processes, human capital management, strategic planning, and risk management.	Current or former leadership experience as a CEO, senior executive, or leader of significant business operations at a large organization of similar size, scope, and complexity as Chevron’s business.

Science/ Technology/ Engineering/Research/ Academia	Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas, as well as assessing new energy sources and evolving technology risks and opportunities. The highly technical nature of Chevron’s business requires being on the front lines of research and critical technical advancements to maintain a competitive advantage.	Current or former CEO, senior executive, or leader of significant business operations of a science, technology, or engineering company or company with a significant business segment involving technology, including cybersecurity. Current or former professor at a leading university in the sciences, technology, or engineering fields.

Government/ Regulatory/Legal/ Public policy	Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.	Former service as an elected official, presidential or gubernatorial appointee, or senior-level employee in the federal or a state government. Senior lawyer at a law firm or in-house or senior executive at a company with extensive interaction with government officials. Service on a commission or initiative with significant regulatory or public policy matters.

Finance/Financial disclosure/Financial accounting	Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.	Current or former CEO, CFO, or controller of a public company of similar size, scope, and complexity as Chevron. Current or former partner of a “Big 4” accounting firm and work experience includes public companies of similar size, scope, and complexity as Chevron. Significant work experience in the financial industry. Responsible for the financial affairs of a nonprofit with significant size, scope, or complexity.

Global business/ International affairs	Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures, as well as a broad perspective on global business opportunities.	Current or former CEO or executive responsible for a significant business segment of a company with significant global operations. Elected official in the U.S. Senate or House of Representatives with service on committees involving foreign relations or service as a U.S. ambassador to another country. Presidential appointee or senior-level employee of agency with activities involving foreign relations. Significant experience in dealing with matters involving international affairs.

[1]	Data as of December 31, 2025

Chevron Corporation 2026 Proxy Statement

election of directors

Skills, experience, and expertise	How they relate to Chevron’s business, strategy, and operations	What the Board is looking for

Environmental	We place the highest priority on the health and safety of our workforce and the protection of our assets, the communities where we operate, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations, including our focus on lowering the carbon intensity of our operations.	Current or former CEO or head of a significant business segment of a company of comparable size, scope, and complexity as Chevron with exposure to environmental risks. Former administrator of the federal or a state environmental agency. Employed at a senior level by a federal or state environmental agency or served on a federal or state commission or committee with responsibility for environmental issues. Current or former senior-level employee at a nongovernmental organization that focuses on environmental issues. Significant experience in dealing with environmental issues.

Leading business transformation	Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world.	Current or former CEO, senior executive, or leader of significant business operations at a large organization that experienced a significant business transformation.

The Governance Committee also considers such other factors as the Governance Committee deems appropriate, given the current and anticipated needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability. This includes service as a public company director and diversity of age, tenure, gender, and race.

In addition, Directors should limit their other board memberships to a number that permits them, given their individual circumstances, to perform all of their Director duties:

•	A Director should not serve on the board of more than four publicly traded companies;

•

A Director who serves as a board chair or lead director of a publicly traded company should not serve on the boards of more than three publicly traded companies (including the board of the company for which the Director is board chair or lead director); and

•	A Director who serves as CEO of a publicly traded company should not serve on the boards of more than two publicly traded companies (including the company for which the Director is CEO).

All Directors are currently in compliance with the foregoing.

The Governance Committee annually reviews the foregoing skills and qualifications required of Directors in the context of the current operating requirements of the Company and the long-term interests of stockholders. When recommending nominees for the Board, the Governance Committee discusses each nominee in the context of the foregoing attributes, skills, qualifications, and time commitments, including the foregoing limits on public company directorships, so that the nominees and Board as a whole meet the requirements and needs of the Company.

For 2026, the Governance Committee reviewed the attributes, skills, and qualifications, as well as the principal occupation, the public and private company and nonprofit board service, and other time commitments, of each Director nominee listed in the “Nominees for Director” section and determined that each Director nominee meets the requirements and needs of the Company.

Under our Corporate Governance Guidelines, a Director is required to submit an offer of resignation upon a change in the Director’s principal occupation. The Governance Committee reviewed offers of resignation submitted by Mr. Umpleby in connection with his transition from Chairman and Chief Executive Officer of Caterpillar Inc. (“Caterpillar”) to Executive Chairman of Caterpillar (effective May 1, 2025), and his retirement from the role of Executive Chairman and member of the Board of Caterpillar (effective April 1, 2026). The Governance Committee determined that his continued service was in the best interests of stockholders.

Chevron Corporation 2026 Proxy Statement

election of directors

board composition

The Board seeks to achieve diversity of skills, experience, age, tenure, gender, and race and recognizes the importance of Board refreshment to enable fresh ideas and perspectives. The following tables and charts pertain to the Board nominees and illustrate the Board’s continued commitment to diversity of backgrounds for its Board composition and leadership.

The following matrix and charts display the most significant skills and qualifications that each Director nominee possesses, along with aggregated characteristics. The Governance Committee reviews the composition of the Board as a whole periodically to confirm that the Board maintains a balance of knowledge and experience and to assess the skills and characteristics that the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements and the long-term interest of stockholders.

skills, experiences, and expertise

Director	Independent	CEO/Senior executive/Leader of significant operations	Science/Technology/Engineering/ Research/Academia	Government/Regulatory/ Legal/Public policy	Finance/Financial disclosure/ Financial accounting	Global business/ International affairs	Environmental	Leading business transformation
Wanda M. Austin	•	•	•	•	•	•		•
John B. Frank	•	•		•	•	•		•
Enrique Hernandez, Jr.	•	•		•	•	•		•
John B. Hess		•		•	•	•	•	•
Marillyn A. Hewson	•	•	•	•	•	•	•	•
Thomas W. Horton	•	•		•	•	•	•	•
Jon M. Huntsman Jr.	•	•		•	•	•	•	
Dambisa F. Moyo	•		•	•	•	•	•	
Debra Reed-Klages	•	•	•	•	•	•	•	•
D. James Umpleby III	•	•	•		•	•	•	•
Cynthia J. Warner	•	•	•		•	•	•	•
Michael K. Wirth		•	•	•	•	•	•	•
Total	83%	92%	58%	83%	100%	100%	75%	83%

Chevron Corporation 2026 Proxy Statement

election of directors

Director nominee tenure ranges

Aspects of board diversity

42%	25%	7.2 years	68
are women (as of May 27, 2026)	are people of color (as of May 27, 2026)	average tenure (as of May 27, 2026)	average age (as of April 7, 2026)

Board composition and leadership changes

Type of change	Date of change	Director	Position

Board composition changes

	Effective May 2026	Charles W. Moorman	Director

	January 2026	Thomas W. Horton	Director

	October 2025	Alice P. Gast (deceased)	Director

	July 2025	John B. Hess	Director

	May 2023	Ronald D. Sugar	Director

	June 2022	Cynthia J. Warner	Director

	January 2021	Marillyn A. Hewson	Director

Board and Committee leadership changes

	Effective May 2026	John B. Frank	Audit Committee Chairperson

	Effective May 2026	D. James Umpleby III	Nominating and Governance Committee Chairperson

	Effective May 2026	Marillyn A. Hewson	Management Compensation Committee Chairperson

	Effective May 2026	Jon M. Huntsman Jr.	Public Policy and Sustainability Committee Chairperson

	Effective May 2026	Debra Reed-Klages	Audit Committee Chairperson

	Effective May 2026	Wanda M. Austin	Nominating and Governance Committee Chairperson

	Effective May 2026	Charles W. Moorman	Management Compensation Committee Chairperson

	Effective May 2026	Enrique Hernandez, Jr.	Public Policy and Sustainability Committee Chairperson

	May 2022	Wanda M. Austin	Lead Director

	May 2022	Ronald D. Sugar	Lead Director

	May 2021	Debra Reed-Klages	Audit Committee Chairperson

	May 2021	Wanda M. Austin	Nominating and Governance Committee Chairperson

Chevron Corporation 2026 Proxy Statement

election of directors

Type of change	Date of change	Director	Position

	May 2021	Charles W. Moorman	Management Compensation Committee Chairperson

	May 2021	Enrique Hernandez, Jr.	Public Policy and Sustainability Committee Chairperson

	May 2021	Charles W. Moorman	Audit Committee Chairperson

	May 2021	Ronald D. Sugar	Nominating and Governance Committee Chairperson

	May 2021	Enrique Hernandez, Jr.	Management Compensation Committee Chairperson

	May 2021	Wanda M. Austin	Public Policy and Sustainability Committee Chairperson

The Governance Committee considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and the Governance Committee has retained director search firms to assist with identifying potential candidates.

•

Stockholders may recommend potential nominees by writing to the Corporate Secretary and Chief Governance Officer, Chevron Corporation, by email at corpgov@chevron.com or by mail at 1400 Smith Street, Houston, TX 77002, stating the candidate’s name and qualifications for Board membership.

•

Stockholders may also submit a nomination for Director for inclusion in the Corporation’s proxy statement if done in accordance with the proxy access provisions in Article IV, Section 7 of the By-Laws.

•

In addition, a qualifying stockholder (or stockholders) may nominate Director candidates by satisfying the requirements specified in our By-Laws, which are described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2027 Annual Meeting” section of this Proxy Statement.

When considering potential nominees recommended by stockholders, the Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

Chevron Corporation 2026 Proxy Statement

election of directors

nominees for director

The Governance Committee recommended, and the Board set, a current Board size of 13 Directors, which will be reduced to 12 Directors effective upon Mr. Moorman’s retirement at the 2026 Annual Meeting. Each Director nominee is a current Director.

director summary

			Current Committee assignment
Director	Director since	Principal occupation	Ind(1)	AC(2)	BN&GC(3)	MCC(4)	PP&SC(5)	Other current public company directorships

Wanda M. Austin	2016	Retired President and CEO, The Aerospace Corporation	L		C	M		• Amgen Inc. • Apple Inc.

John B. Frank	2017	Vice Chairman, Brookfield Oaktree Holdings, LLC	•	M				• Daily Journal Corporation • Brookfield Oaktree Holdings, LLC ° Oaktree Specialty Lending Corporation

Enrique Hernandez, Jr.	2008	Executive Chairman, Inter-Con Security Systems, Inc.	•			M	C	• The Macerich Company

John B. Hess	2025	Former Chairman and CEO, Hess Corporation					M	• The Goldman Sachs Group, Inc.

Marillyn A. Hewson	2021	Retired Chairman, President, and CEO, Lockheed Martin Corporation	•	M				• Johnson & Johnson

Thomas W. Horton	2026	Senior Advisor, Global Infrastructure Partners, and Former Chairman, President, and CEO of American Airlines Group Inc.	•	M				• General Electric Company (operating as GE Aerospace) • Walmart Inc.

Jon M. Huntsman Jr.	2020	Vice Chairman and President, Strategic Growth, Mastercard Incorporated	•			M	M	• Ford Motor Company

Dambisa F. Moyo	2016	Co-Principal, Versaca Investments	•	M				• Starbucks Corporation

Debra Reed-Klages	2018	Retired Chairman, CEO, and President, Sempra	•	C				• Caterpillar Inc. • Lockheed Martin Corporation

D. James Umpleby III	2018	Former Chairman and CEO, Caterpillar Inc.	•		M		M	• None

Cynthia J. Warner	2022	Former President and CEO, Renewable Energy Group, Inc.	•				M	• Sempra • Bloom Energy Corporation

Michael K. Wirth	2017	Chairman and CEO, Chevron Corporation						• None

(1)	Independent within the meaning of the listing standards of the NYSE. No material relationship exists with Chevron other than as a Director.

(2)	Audit Committee. Effective as of May 26, 2026, the Committee membership will be John B. Frank (Chairperson), Thomas W. Horton, Dambisa F. Moyo, and Debra Reed-Klages.

(3)

Board Nominating and Governance Committee. Effective as of May 26, 2026, the Committee membership will be D. James Umpleby III (Chairperson), Wanda M. Austin, Marillyn A. Hewson, and Jon M. Huntsman Jr.

(4)	Management Compensation Committee. Effective as of May 26, 2026, the Committee membership will be Marillyn A. Hewson (Chairperson), Wanda M. Austin, Enrique Hernandez, Jr., and D. James Umpleby III.
(5)

Public Policy and Sustainability Committee. Effective as of May 26, 2026, the Committee membership will be Jon M. Huntsman Jr. (Chairperson), Enrique Hernandez, Jr., John B. Hess, and Cynthia J. Warner.

L	Lead Director (independent)
C	Committee Chairperson
M	Committee Member

Your Board recommends that you vote FOR each of these Director nominees.

Chevron Corporation 2026 Proxy Statement

election of directors

Wanda M. Austin | 71		Lead Director Since May 2022
Retired President and CEO The Aerospace Corporation	Director Since December 2016	Independent Yes
Board Committees
Board Nominating and Governance (Chairperson); Management Compensation

Current Public Company Directorships • Amgen Inc.; Apple Inc. Prior Public Company Directorships (within past five years)	Other Directorships and Memberships • Horatio Alger Association; National Academy of Engineering; University of Southern California (Life Trustee)
• Virgin Galactic Holdings, Inc.

Professional Experience

MakingSpace, Inc., a leadership and STEM consulting firm

•	Co-founder and CEO (since 2017)

University of Southern California, a top-ranked private research university

•	Adjunct Research Professor, Viterbi School’s Department of Industrial and Systems Engineering (since 2007); Interim President (2018–2019)

The Aerospace Corporation (“Aerospace”), a leading architect for the United States national space programs

•	President and CEO (2008–2016); Senior Vice President of National Systems Group (2004–2007)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Eight years as CEO of Aerospace. Thirty-seven-year career with Aerospace included numerous senior management and executive positions. CEO of MakingSpace, Inc. since December 2017. Executive advisor for World 50.

•	Finance: More than a decade of financial responsibility and experience at Aerospace. Audit Committee member at Amgen Inc. and Apple Inc.

•

Global Business/International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

•

Government/Regulatory/Public Policy: Served on the President’s Council of Advisors on Science and Technology and the President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Policy Board, the Defense Science Board, and the NASA Advisory Council.

•

Leading Business Transformation: Numerous awards for leadership and impact as President and CEO of Aerospace, led the technical evaluation and certification of the launch enterprise transition to a commercial business model for national security space missions. As Interim President of the University of Southern California, implemented transformational governance measures to raise the bar at a time of great challenge that involved systemic lapses in the university’s athletics program and in student admissions.

•	Research/Academia: Trustee and Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering. Former Interim President of the University of Southern California.

•

Science/Technology/Engineering: Ph.D. in industrial and systems engineering from the University of Southern California, M.S. in both systems engineering and mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs, providing deep experience in high-stakes precision engineering projects. Director at Amgen Inc., a biotechnology company, director at Apple Inc., a technology company, and former director of Virgin Galactic Holdings, Inc., the world’s first commercial space line and vertically integrated aerospace company. Honorary fellow of the American Institute of Aeronautics and Astronautics. A member of the National Academy of Engineering.

Director Insights

Q	What areas of Chevron’s strategy do you feel investors should be focused on in the coming years?	A

“I have been consistently impressed by the strong internal alignment at Chevron around our mission to safely deliver energy that is affordable, reliable, and ever cleaner. For a global energy company of our scale, the level of focus across the business is amazing.”

Chevron Corporation 2026 Proxy Statement

election of directors

John B. Frank | 69		Director
Vice Chairman Brookfield Oaktree Holdings, LLC (formerly Oaktree Capital Group, LLC)	Director Since November 2017	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Daily Journal Corporation; Brookfield Oaktree Holdings, LLC; Oaktree Specialty Lending Corporation

Prior Public Company Directorships (within past five years)

•

Oaktree Acquisition Corporation II; Oaktree Acquisition Corporation III Life Sciences

Other Directorships and Memberships

•

The James Irvine Foundation; XPRIZE Foundation; The John Randolph Haynes and Dora Haynes Foundation

Professional Experience

Oaktree Capital Management (“Oaktree”), a global investment management company

•	Vice Chairman (since 2014); Director (since 2007); Member of the Executive Committee
•	Managing Principal (2005–2014); General Counsel (2001–2005)

Munger, Tolles & Olson LLP, a leading law firm

•	Partner focused on mergers and acquisitions and general corporate counseling

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Over 20 years of service as a senior executive of Oaktree, a global investment management company, including service as Principal Executive Officer, Vice Chairman, Director, Managing Principal, and General Counsel.

•

Finance: More than 35 years of financial responsibility and experience as a senior executive at Oaktree and as the partner responsible for financial affairs at the law firm of Munger, Tolles & Olson LLP. Deep experience in evaluating companies from investor perspective.

•

Global Business/International Affairs: Senior executive of Oaktree, which conducts business worldwide from more than 20 offices around the globe. Travels around the world to meet with Oaktree’s institutional clients and speak at international investment forums. Director of companies with international operations.

•

Government/Regulatory/Public Policy: Two decades of experience working with government officials regarding regulatory and public policy issues, including testimony before the U.S. Senate Finance Committee and as a senior executive of Oaktree. Served as a Legislative Assistant to the Honorable Robert F. Drinan, member of Congress, and as a law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit.

•

Leading Business Transformation: Led the transition of Oaktree from a closely held private partnership to a broadly held public company with more than triple the assets under management while negotiating and overseeing the integration of multiple acquisitions and navigating a materially more rigorous regulatory and business environment. Regular exposure, as a senior executive of Oaktree, to the many financial and operational restructurings of companies included within Oaktree’s distressed debt investment portfolios.

•

Legal: Served as General Counsel of Oaktree. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

Director Insights

Q	Which Chevron facility visit over the past few years has enhanced your perspective of Chevron and how?	A

“During the Board’s recent visit to the Pascagoula Refinery, I was able to see how the Company’s emphasis on safety, environmental stewardship, and community engagement is implemented by our people in the field.”

Chevron Corporation 2026 Proxy Statement

election of directors

Enrique Hernandez, Jr.| 70		Director
Executive Chairman Inter-Con Security Systems, Inc.	Director Since December 2008	Independent Yes
Board Committees
Public Policy and Sustainability (Chairperson); Management Compensation

Current Public Company Directorships • The Macerich Company Prior Public Company Directorships (within past five years)	Other Directorships and Memberships • Harvard College Visiting Committee; Harvard University Resources Committee; The John Randolph Haynes and Dora Haynes Foundation
• McDonald’s Corporation

Professional Experience

Inter-Con Security Systems, Inc. (“Inter-Con”), a global provider of security and facility support services

•	Executive Chairman (since 2021)
•	Chairman and CEO (1986–2021); President (1986–2018); Executive Vice President and Assistant General Counsel (1984–1986)

Brobeck, Phleger & Harrison, a leading law firm

•	Litigation Associate (1980–1984)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: More than three decades as Chairman and CEO of Inter-Con. Co-founder of Interspan Communications, a television broadcasting company. Director of The Macerich Company and former Chairman of the Board of McDonald’s Corporation.

•

Finance: More than three decades of financial responsibility and experience at Inter-Con. Former Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee Member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company. Former Audit Committee Chair at McDonald’s Corporation.

•

Global Business/International Affairs: Former CEO of a company that conducts business worldwide. Deep experience in providing security for people and assets in high-risk environments globally. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Trustee of The John Randolph Haynes and Dora Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee, Commissioner, and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

•

Leading Business Transformation: Extensive leadership experience transitioning in both media and security industries, having been a founder of Inter-Span Communications, a pioneer in Spanish language broadcast television in the United States, and at Inter-Con, where he evolved traditional physical security practices by creating and utilizing proprietary technology platforms and techniques, transforming the company into a multinational industry leader.

•	Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con. Former litigation associate of the law firm of Brobeck, Phleger & Harrison. Law degree from Harvard Law School.

Director Insights

Q	Which Chevron facility visit over the past few years has enhanced your perspective of Chevron and how?	A	“My visit to the El Segundo Refinery in California deepened my appreciation for effective safety protocols and the measures that make Chevron a good neighbor to surrounding communities.”

Chevron Corporation 2026 Proxy Statement

election of directors

John B. Hess | 72		Director
Former Chairman and CEO Hess Corporation	Director Since July 2025	Independent No
Board Committees
Public Policy and Sustainability

Current Public Company Directorships • The Goldman Sachs Group, Inc. Prior Public Company Directorships (within past five years) • Hess Corporation; Hess Midstream LP; KKR & Co. Inc.

Other Directorships and Memberships

•

The Center for Strategic and
International Studies; The Business
Council; The Council on Foreign
Relations; The Trilateral Commission;
Mount Sinai Health System; Lincoln
Center for the Performing Arts;
Harvard Business School

Professional Experience

Hess Corp., a global independent energy company involved in the exploration and production of crude oil and natural gas

•	CEO (1995–2025); Chairman (1995–2013)
•	Previously held leadership positions including Senior Vice President and other positions of increasing authority

Hess Midstream LP, an owner, operator, developer, and acquirer of midstream assets

•	Chairman and CEO (2014–2025)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Former Chairman and CEO of a Fortune 500 company with over four decades of leadership in the energy sector. Extensive experience as an independent director on public company boards, including prior roles with KKR & Co. Inc. and The Dow Chemical Company.

•

Leading Business Transformation: Led Hess Corp. through a strategic transformation from an integrated oil company into a global independent exploration and production company positioned to deliver significant value to shareholders while safely and responsibly producing oil and gas to help meet the world’s growing energy needs.

•

Government/Regulatory/Public Policy: Extensive experience in government relations and social investments. Served on the Secretary of Energy Advisory Board Quadrennial Review Task Force, and as Chairman of the Board of the American Petroleum Institute, a key industry organization.

•	Environmental Affairs: As Chairman and CEO of Hess Corp., oversaw all aspects of Hess Corp.’s environmental policies and sustainability strategies.

•	Finance: Former Chairman and CEO of a Fortune 500 company. More than three decades of financial responsibility and experience at Hess Corp.

•	Global Business/International Affairs: Global expertise in developing and executing growth strategies across international markets.

Director Insights

Q	What excites you about being on Chevron’s Board?	A	“I am excited to work with our team to help meet the world’s growing energy needs safely and responsibly and to make a positive social impact on the world around us.”

Chevron Corporation 2026 Proxy Statement

election of directors

Marillyn A. Hewson | 72		Director
Retired Chairman, President, and CEO Lockheed Martin Corporation	Director Since January 2021	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Johnson & Johnson Prior Public Company Directorships (within past five years) • None

Other Directorships and Memberships

•

Council of Chief Executives; University of Alabama President’s Cabinet and Culverhouse School of Business Board of Visitors; Fellow in American Institute of Aeronautics and Astronautics; American Academy of Arts and Sciences; Fellow in Royal Aeronautical Society; National Academy of Engineering; Board of Advisors of Air & Space Forces Association’s StellarXplorers Program; Executive Advisor to World 50

Professional Experience

Lockheed Martin Corporation (“Lockheed Martin”), a leading aerospace and advanced technology company

•	Chairman (2014–2021); Executive Chairman (2020–2021); President and CEO (2013–2020)
•	Previously held leadership positions including President, COO, Executive Vice President of Electronic Systems business segment, and President of Systems Integration

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Currently serving as Independent Lead Director, Chair of the Nominating & Corporate Governance Committee, and member of the Compensation & Benefits Committee at Johnson & Johnson. Served over seven years as CEO of a Fortune 100 company. Thirty-nine-year career with Lockheed Martin included numerous senior management and executive positions, including Chairman of the Board for seven years.

•

Environmental Affairs: As Chairman, CEO, and President of Lockheed Martin, oversaw initiatives for energy and environmental stewardship, including Go Green, carbon and energy reduction, and water use reduction, and partnered with the U.S. Department of Energy’s Better Plants Program and the U.S. Environmental Protection Agency’s ENERGY STAR Program and Green Power Partnerships.

•

Finance: Former Chairman, President, and CEO of a Fortune 100 company. More than three decades of financial responsibility and experience at Lockheed Martin. Current member of the Finance Committee and former member of the Audit Committee at Johnson & Johnson.

•

Global Business/International Affairs: Former Chairman, President, and CEO of a Fortune 100 company with extensive international operations. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia and Khalifa University in the United Arab Emirates. Served on the Atlantic Council International Advisory Board from 2014 to 2021. Served on the U.S.-India CEO Forum in 2020, and as co-vice chair of the U.S.-U.A.E. Business Council until 2020. Current and former director of companies with international operations. Recognized with the Atlantic Council Distinguished Business Leadership Award in 2015.

•

Government/Regulatory/Public Policy: At Lockheed Martin, a government contractor, oversaw development and production of military and rotary-wing aircraft, weapon systems, satellites and space systems, and other systems and services for all five branches of the U.S. armed forces, NASA, and intelligence agencies, as well as for governments and military services for international allies and partner countries. Served on the American Workforce Policy Advisory Board. Appointed by the President of the United States to the President’s Export Council. Appointed by the Vice President of the United States to the National Space Council User Advisory Group.

•

Leading Business Transformation: As Chairman and CEO of Lockheed Martin, led large, complex global organization that is in continuing transformation and adaptation, with customers facing technology and geopolitical disruption every day. Led large-scale portfolio rebalancing to shift away from commodity IT support and enter rotary wing business with acquisition of Sikorsky. Led digital transformation in product and internal operations. Honored with Edison Achievement Award for leadership in technology innovation in 2013 and Eisenhower Award for Innovation by Business Council for International Understanding in 2015.

•

Science/Technology/Engineering: Served in a variety of senior management and executive positions at Lockheed Martin, a leading aerospace and advanced technology company, which positions required expertise in engineering and technology. Former director of DuPont and DowDuPont, a global chemical company, and of Carpenter Technology, a specialty steel company, and former Chair of Sandia National Laboratories, one of three National Nuclear Security Administration research and development laboratories in the United States. Former Chair of the Aerospace Industries Association. Fellow of the Royal Aeronautical Society and of the American Institute of Aeronautics and Astronautics. Member of the American Academy of Arts and Sciences and National Academy of Engineering.

Director Insights

Q	Which trainings for the Board from the past year have you found most beneficial or particularly interesting, and why?	A

“I found the recent technology showcase presented by our Chevron team to be particularly insightful and educational. They featured our extensive use of robotics across the business, the breadth of our autonomous operations, and the use of AI and other technologies in our exploration and production operations.”

Chevron Corporation 2026 Proxy Statement

election of directors

Thomas W. Horton | 64		Director
Senior Advisor Global Infrastructure Partners Former Chairman, President, and CEO American Airlines Group Inc.	Director Since January 2026	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships

•

General Electric Company (operating as GE Aerospace); Walmart Inc.

Prior Public Company Directorships (within past five years)

•

EnLink Midstream (acquired by
ONEOK, Inc.
on January 31, 2025)

Other Directorships and Memberships • Blockchain; Cyrus One

Professional Experience

Global Infrastructure Partners, a global infrastructure investment firm

•	Senior Advisor (Since 2026)
•	Partner (2019–2026)

Warburg Pincus, a private equity firm focused on growth investing

•	Senior Advisor (2015–2019)

American Airlines Group Inc. (“American”) a leading airlines in the United States

•	Chairman (2013–2014)

American Airlines Group Inc. and AMR Corporation (“AMR”), former leader in American aviation before merger with US Airways

•	Chairman and CEO (2011–2013); President (2010–2014)
•	Previously held leadership positions including Executive Vice President of finance and planning of American and AMR from 2006 to 2010.

AT&T Inc. (“AT&T”), a multinational telecommunications company

•	Vice Chairman and CFO (2002–2005)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Former Chairman and CEO of a Fortune 500 company. Extensive experience as an independent director on public company boards, including current roles at General Electric Company (operating as GE Aerospace) and Walmart Inc. (“Walmart”) and prior roles with Qualcomm Incorporated and EnLink Midstream. Served as Lead Independent Director at Walmart from 2018 to 2025.

•	Environmental Affairs: As Chairman, President, and CEO of American, oversaw all aspects of American’s environmental policies and sustainability strategies.

•

Finance: Former Chairman and CEO of a Fortune 500 company. Financial responsibility and experience, spanning CFO roles at two major corporations (American/AMR and AT&T). Recognized as U.S. Top CFO by Institutional Investor Magazine in 2008. Current Audit Committee member at Walmart.

•

Global Business/International Affairs: Former Chairman and CEO of American, oversaw global commercial operations, extensive international route networks, and complex cross-border regulatory environments. Currently a Director at Walmart Inc., a company with one of the world’s largest global supply chains and broad international retail operations, and General Electric Company (operating as GE Aerospace), a global aerospace propulsion, services, and systems company with a global team of approximately 57,000 employees. Deep experience in multinational operations, cross-border governance, and global strategy.

•

Government/Regulatory/Public Policy: Deep regulatory exposure through decades of senior leadership in heavily regulated U.S. and international industries (airlines, telecommunications) and service on boards of large multinational corporations, all of which require significant engagement with governmental and regulatory frameworks.

•

Leading Business Transformation: As Chairman, President, and CEO of American/AMR, led one of the most significant transformations in the company’s history by completing the merger with US Airways, creating the world’s largest airline at the time. Extensive experience driving large-scale business transformation, including restructuring, mergers, financial repositioning, operational modernization, and brand renewal.

Director Insights

Q	What excites you about being on Chevron’s Board?	A

“Energy is at the heart of progress in almost every human endeavor from transportation to the frontiers of AI. Abundant, ever cleaner energy is the foundation for higher living standards around the world. The Chevron team leads the way and it’s a privilege to be part of this Board.”

Chevron Corporation 2026 Proxy Statement

election of directors

Jon M. Huntsman Jr. | 66		Director
Vice Chairman and President, Strategic Growth Mastercard Incorporated	Director Since September 2020	Independent Yes
Board Committees
Management Compensation; Public Policy and Sustainability

Current Public Company Directorships • Ford Motor Company Prior Public Company Directorships (within past five years) • Mobileye Global Inc.	Other Directorships and Memberships • Center for a New American Security; National Committee on U.S.-China Relations

Professional Experience

Mastercard Incorporated, the second-largest payment-technology corporation worldwide

•	Vice Chairman and President, Strategic Growth (since April 2024)

Ford Motor Company (“Ford”), a multinational automobile manufacturer

•	Vice Chair of Policy (2021–2022); Director (since 2020)

State of Utah

•	Governor (2005–2009)

U.S. Federal Government

•	U.S. Ambassador to Russia (2017–2019); U.S. Ambassador to China (2009–2011); U.S. Trade Ambassador (2001–2003); U.S. Ambassador to Singapore (1992–1993)

Atlantic Council, a nonprofit that promotes leadership and engagement in international affairs

•	Chairman (2014–2017)

Huntsman Cancer Foundation, a nonprofit that supports initiatives at the University of Utah

•	Chairman (2012–2017)

Skills and Experience Supporting Nomination

•	Business Leadership/Operations: Served eight years as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation.

•

Environmental Affairs: As Governor of Utah, oversaw environmental policy, including signing the Western Climate Initiative, by which Utah joined with other U.S. state governments to pursue targets for reduced greenhouse gas emissions. Significant experience overseeing environmental practices and related matters as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation. Sustainability and Innovation Committee member at Ford.

•	Finance: Former executive officer of Huntsman Corporation and Huntsman Holdings Corporation.

•

Global Business/International Affairs: Served in the administrations of five U.S. presidents. Former member of the Defense Policy Board at the U.S. Department of Defense. Former U.S. Ambassador to Russia. Former Chairman of the Atlantic Council. Former Trustee of the National Committee on U.S.-China Relations and of the Carnegie Endowment for International Peace. Former U.S. Ambassador to China. Former U.S. Ambassador to Singapore, Deputy U.S. Trade Representative, and Deputy Assistant Secretary of Commerce for Asia. Founding director of the Pacific Council on International Policy. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Former member of the Defense Policy Board at the U.S. Department of Defense. Former two-term Governor of Utah. Former Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Former Co-Chair of No-Labels, a nonprofit organization that works across political party lines to reduce gridlock and create policy solutions. Advisor to Ford’s President and CEO, and former Vice Chair of Policy.

Director Insights

Q	What excites you about being on Chevron’s Board?	A	“At Chevron, we are committed to constantly innovating to bring cleaner, reliable energy that advances and improves the lives of the global population. I feel tremendous responsibility and excitement to deliver for our customers and stockholders as a member of this Board. There isn’t a more consequential industry to be associated with.”

Chevron Corporation 2026 Proxy Statement

election of directors

Dambisa F. Moyo | 57		Director
Co-Principal Versaca Investments	Director Since October 2016	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Starbucks Corporation Prior Public Company Directorships (within past five years) • 3M Company	Other Directorships and Memberships • Condé Nast; National Geographic Society Board of Trustees; member of the House of Lords (United Kingdom) sitting as Baroness Moyo of Knightsbridge

Professional Experience

Versaca Investments, a family office focused on growth investing globally

•	Co-Founder and Co-Principal (since 2021)

Mildstorm LLC, a financial and economics firm

•	CEO (2015–2021)

The Goldman Sachs Group, Inc. (“Goldman Sachs”), a multinational investment bank and financial services company

•	Economist (2001–2008)

World Bank, an international financial institution

•	Consultant (1993–1995)

Skills and Experience Supporting Nomination

•	Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

•

Finance: Almost ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from American University. Former Audit Committee member at 3M Company. Former Audit Committee and Risk Committee member at Barrick Gold Corporation.

•

Global Business/International Affairs: Born and raised in Zambia, which enhances perspective on global resource challenges. Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Member of the House of Lords (United Kingdom) sitting as Baroness Moyo of Knightsbridge since 2022. Ten years of experience in the highly regulated banking and financial services industry. Master’s in Public Administration from John F. Kennedy School of Government, Harvard University.

•	Research/Academia: Author of four New York Times bestsellers. Dr. Moyo’s writing regularly appears in economics and finance related publications.

Director Insights

Q	Which Chevron facility visit over the past few years has enhanced your perspective of Chevron and how?	A

“Our visit in 2025 to Pascagoula, Mississippi, was extremely useful to see our refining capabilities, meet and spend time with local government leaders, and see first hand the interconnectedness of our refining and shipping operations. We also heard how our investments in the community have supported local economies, including by helping advance the ‘Mississippi Miracle’ in education.”

Chevron Corporation 2026 Proxy Statement

election of directors

Debra Reed-Klages | 69		Director
Retired Chairman, CEO and President Sempra	Director Since December 2018	Independent Yes
Board Committees
Audit (Chairperson and audit committee financial expert)

Current Public Company Directorships • Caterpillar Inc.; Lockheed Martin Corporation Prior Public Company Directorships (within past five years) • None	Other Directorships and Memberships • None

Professional Experience

Sempra, an energy services holding company

•	Chairman (2012–2018); CEO (2011–2018) and President (2017–2018); Executive Vice President (2010–2011)

San Diego Gas & Electric and Southern California Gas Co., Sempra’s regulated California utilities

•	President and CEO (2006–2010)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Served seven years as CEO of Sempra. Over three decades of experience in senior management and executive positions at Sempra, including responsibility for utility and infrastructure operations.

•

Environmental Affairs: As Chairman and CEO of Sempra, oversaw all aspects of Sempra’s environmental and sustainability policies and strategies, which include initiatives to address challenges like limiting water use and improving the quality and efficiency of operations, infrastructure development, and access to energy, human health, and environmental safety.

•

Finance: Former Chairman and CEO of a Fortune 500 company. More than a decade of financial responsibility and experience at Sempra or its subsidiaries. Former CFO of San Diego Gas & Electric and Southern California Gas Co. Previously served as an Audit Committee member at Lockheed Martin Corporation.

•

Global Business/International Affairs: Former Chairman and CEO of a Fortune 500 company that conducts business in Mexico and South America. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: At Sempra, worked with and adhered to the rules established by the California Public Utilities Commission, the principal regulator of Sempra’s California utilities. Served four years on the National Petroleum Council, a federally chartered advisory committee to the U.S. Secretary of Energy.

•

Leading Business Transformation: As Chairman and CEO of Sempra, led transformation of San Diego Gas & Electric from all fossil fuel generation to becoming one of the utilities with the highest percentage of renewables in its portfolio. Also led creation of the second largest energy company in Mexico to facilitate Mexico’s transition to renewable energy, including development of infrastructure in Mexico to support that transition.

•

Science/Technology/Engineering: B.S. in civil engineering from the University of Southern California and former member of the Board of Councilors at the University of Southern California’s Viterbi School of Engineering. Served in a variety of senior management and executive positions at Sempra, requiring expertise in engineering and technology. Director at Caterpillar, a manufacturer of construction and mining equipment, and Lockheed Martin, a global security and aerospace company.

Director Insights

Q	Which trainings for the Board from the past year have you found most beneficial or particularly interesting, and why?	A

“The full Board recently participated in an education session focused on AI where we reviewed AI opportunities and risks, including how AI could reshape and drive improvements in our business. The Audit Committee also held a more targeted session on how AI applications can be leveraged in our finance and audit functions to enhance visibility and transparency in our processes.”

Chevron Corporation 2026 Proxy Statement

election of directors

D. James Umpleby III | 68		Director
Former Chairman and CEO Caterpillar Inc.	Director Since March 2018	Independent Yes
Board Committees
Board Nominating and Governance; Public Policy and Sustainability

Current Public Company Directorships • None Prior Public Company Directorships (within past five years) • Caterpillar Inc.	Other Directorships and Memberships • The Business Council; National Petroleum Council; Peterson Institute for International Economics; Rose-Hulman Institute of Technology

Professional Experience

Caterpillar, a leading manufacturer of construction and mining equipment, diesel, and natural gas engines, industrial gas turbines, and diesel-electric locomotives

•	Executive Chairman (May 2025–April 2026)
•	Chairman (2018–2025); CEO (2017–2025)
•	Group President of the Energy & Transportation business segment (2013–2016)
•	Vice President (2010–2013)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Former Chairman and CEO of a Fortune 100 company. More than three decades of experience in senior management and executive positions at Caterpillar, including responsibility for engineering, manufacturing, marketing, sales, and services.

•

Environmental Affairs: As Chairman and CEO of Caterpillar, oversaw all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure, and ensuring access to energy, human health, and environmental safety. Served as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former Director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

•	Finance: Former Chairman and CEO of a Fortune 100 company. More than a decade of financial responsibility and experience at Caterpillar.

•

Global Business/International Affairs: Former Chairman and CEO of a Fortune 100 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the Peterson Institute for International Economics, the U.S.-China Business Council, and the U.S.-India Business Strategic Partnership Forum and a former member of the U.S.-India CEO Forum.

•

Leading Business Transformation: As Chairman and CEO of Caterpillar, developed a new strategy for long-term profitable growth. Led a global team that implemented a strategy focused on operational excellence, expanded offerings, sustainability, and services. Accelerated expansion of commercial offerings to provide additional customer value, growing total sales and revenue over 68% during his tenure as CEO. In alignment with the strategy, drove enterprisewide improvement of operational performance with deployment of the Caterpillar Operating & Execution Model across the company to prioritize resource allocation for long-term profitable growth. In 2024, Caterpillar achieved record full-year adjusted profit per share, which increased more than sixfold during his tenure as CEO.

•

Science/Technology/Engineering: B.S. in mechanical engineering from the Rose-Hulman Institute of Technology. Served in a variety of senior management and executive positions at Caterpillar, requiring expertise in engineering and technology.

Director Insights

Q	What excites you about being on Chevron’s Board?	A	“I am excited to be associated with a values-based organization that helps increase standards of living for people around the world by delivering energy in an environmentally responsible way.”

Chevron Corporation 2026 Proxy Statement

election of directors

Cynthia J. Warner | 67		Director
Former President and CEO Renewable Energy Group, Inc.	Director Since June 2022	Independent Yes
Board Committees
Public Policy and Sustainability

Current Public Company Directorships • Sempra; Bloom Energy Corporation Prior Public Company Directorships (within past five years) • Renewable Energy Group, Inc.; IDEX Corporation

Other Directorships and Memberships

•

Board of Trust of Vanderbilt University and Board of Visitors of the Vanderbilt University School of Engineering; Executive Committee of the Board of Advisors of Columbia University Center on Global Energy Policy; Board of Trustees of the University of the Incarnate Word

Professional Experience

GVP Climate, a venture capital firm that focuses on early-stage clean technology

•	Senior Operating Partner (since 2023)

Renewable Energy Group, Inc. (“Renewable Energy Group”), a global producer and supplier of bio-based diesel

•	President, CEO, and Director (2019–2022)

Andeavor (formerly Tesoro Corporation), an integrated marketing, logistics, and refining company

•	Executive Vice President, Operations (2016–2018); Executive Vice President, Strategy and Business Development (2014–2016)

Sapphire Energy, a biofuels company

•	Chairman and CEO (2012–2014); Chairman and President (2009–2011)

BP (British Petroleum), a multinational oil and gas company

•	Group Vice President of Global Refining (2007–2009); Group Vice President of Health, Safety, Security, Environmental and Technology (2005–2007)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Over 40 years of business leadership experience in the traditional and renewable energy sectors, holding key roles in technology development, operations, business development, strategy, environment, health, and safety. Named a Fortune 2020 Businessperson of the Year. Currently serving as Sempra’s Lead Independent Director and serves on Sempra’s Corporate Governance, Safety, Sustainability, and Technology and Executive committees.

•

Environmental Affairs: More than 45 years of experience in the traditional and renewable energy sectors with an extensive background in refining and its health, safety, security, and environmental operations and efforts. Led the groundbreaking cooperative effort with the U.S. Environmental Protection Agency to shape a framework for clean air improvements, to which the entire U.S. refining industry eventually signed on. Senior Operating Partner at GVP Climate, a venture capital firm seeking to invest in early-stage firms with technologies that will help to foster a transition to a lower carbon system.

•	Finance: More than a decade of financial responsibility and experience at Sapphire Energy, Andeavor/Marathon, and Renewable Energy Group.

•

Global Business/International Affairs: Former CEO of an international company that produces and supplies renewable fuels like biodiesel and renewable diesel, renewable chemicals, and other products. Current and former director of companies with international operations. Worked and resided internationally for over 10 years, including having responsibility for operations of refineries and pipeline systems in five continents.

•

Leading Business Transformation: Developed and executed a strategy to grow Renewable Energy Group’s value delivery by over three times in three years; spearheaded significant growth at Andeavor, including acquisition of Western Refining and purchase and conversion of the Dickinson refinery to a renewable diesel plant; oversaw implementation of a multifaceted operations management system for BP’s entire refining system; led award-winning effort to improve union/management relationships at the Amoco Texas City refinery.

•

Science/Technology/Engineering: B.S. in chemical engineering from Vanderbilt University. Served as process development engineer and internal process technology consultant at Amoco Oil Company for over a decade. As CEO of Sapphire Energy, oversaw development of technology to produce oil from algae, successfully building and placing into operation one of the largest algae farms in the world. Currently serving as a member of the Vanderbilt University School of Engineering Academy of Distinguished Alumni.

Director Insights

Q	What excites you about being on Chevron’s Board?	A

“Our Board is a group of deeply experienced and talented individuals who together provide strategic inputs to a company that is truly making a positive impact in the world of energy. I feel privileged to be a part of this meaningful enterprise, alongside a thought-provoking group of leaders.”

Chevron Corporation 2026 Proxy Statement

election of directors

Michael K. (Mike) Wirth | 65		Chairman Since February 2018
Chairman and CEO Chevron Corporation	Director Since February 2017	Independent No
Board Committees
None

Current Public Company Directorships • None Prior Public Company Directorships (within past five years) • None

Other Directorships and Memberships

•

Member of the Board of Directors of American Petroleum Institute and Catalyst; member of the National Petroleum Council, the Business Roundtable, the American Heart Association CEO Roundtable, The Business Council, and the American Society of Corporate Executives

Professional Experience

Chevron

•	Chairman and CEO (since 2018)
•

Vice Chairman of the Board (2017–2018); Executive Vice President of Midstream & Development (2016–2018); Executive Vice President of Downstream & Chemicals (2006–2015); President of Global Supply and Trading (2003–2006)

•	Joined Chevron as a design engineer in 1982

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Chairman and CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

•	Environmental Affairs: As Chairman and CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies.

•	Finance: CEO of a Fortune 100 company. More than two decades of corporate financial responsibility and experience at Chevron.

•

Global Business/International Affairs: Chairman and CEO of a Fortune 100 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

•

Government/Regulatory/Public Policy: More than four decades of experience in a highly regulated industry. As Chairman and CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

•

Leading Business Transformation: From 2010 to 2012, led the major turnaround of Chevron’s global Downstream & Chemicals business, including significant portfolio rationalization, new supply chain processes, manufacturing improvements, and comprehensive organizational restructuring. Cost savings, margin growth, and execution improvement drove a significant shift in relative competitive performance on safety, reliability, and profitability. In 2025, led transformation of Chevron Corporation, including the largest corporate restructuring in more than two decades. Approach was comprehensive and addressed strategy, portfolio business model, culture, and efficiency. Completed a major acquisition at the same time.

•

Science/Technology/Engineering: B.S. in chemical engineering from the University of Colorado. More than four decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

Director Insights

Q	What areas of Chevron’s strategy do you feel investors should be focused on in the coming years?	A

“Investors should focus on the growth, durability and low break-even of Chevron’s cash-generating assets; its commitment to capital discipline and balance sheet strength; and the confidence to sustain and grow shareholder returns through commodity cycles.”

Chevron Corporation 2026 Proxy Statement

election of directors

director orientation and education

Chevron’s Board maintains a new Director orientation program that is preferably completed during a new Director’s first year of Board service. The orientation program has three main components: (1) written materials detailing information about Chevron, such as Chevron’s governing documents, recent U.S. Securities and Exchange Commission (“SEC”) filings, and press releases; (2) a series of meetings with Chevron’s senior executive officers; and (3) Chevron facility/site visits to experience Chevron’s operations in person (visits include a Downstream facility, typically a refinery, and an upstream operation). Beyond orientation, Directors regularly visit Chevron work locations to meet with employees and learn about particular operations. Directors are provided with a list of continuing director education opportunities, and all Directors are encouraged to periodically attend director continuing education programs offered by various organizations. Chevron also provides at least two optional in-house director education sessions each year, on topics in which Directors have expressed interest. In addition, Directors benefit from access to various governance and directorship organizations and publications to which Chevron subscribes. Directors also receive a weekly digest of news articles related to Chevron and ongoing education through Board briefings and presentations on various topics at Board and Committee meetings, which regularly include outside speakers.

vote required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Abstentions and broker non-votes will have no impact on the outcome of elections.

If the number of Director nominees exceeds the number of Directors to be elected — a circumstance we do not anticipate — the Directors shall be elected by a plurality of the votes cast at the Annual Meeting, or any adjournment or postponement thereof.

your board’s recommendation

Your Board recommends that you vote FOR each of the 12 Director nominees named in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

director compensation

objectives

Compensation for our non-employee Directors is designed to be competitive with compensation for directors of other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through Director ownership of Chevron common stock.

overview

Under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended, and Plan Rules, as amended (together, the “NED Plan”), Chevron’s Annual Compensation Cycle for its non-employee Directors is the period commencing on the day of the Annual Meeting at which the non-employee Director is elected through the day immediately preceding the next Annual Meeting.

Our non-employee Director compensation program consists primarily of a cash component and an equity component. Non-employee Directors do not receive fees for attending Board or Committee meetings, nor do they receive fees for meeting with stockholders. We do not provide non-equity incentive awards, nor do we provide a retirement plan for non-employee Directors.

Our Chief Executive Officer is not paid additional compensation for service as a Director.

cash retainer

Non-employee Directors receive total annual compensation of $390,000 per non-employee Director, with approximately 40%, or $155,000, paid in cash and approximately 60%, or $235,000, paid in restricted stock units (“RSUs”). In line with historical practice, an additional cash retainer, in the amounts described herein, was paid to the independent Lead Director and each Committee Chairperson.

Each cash retainer is paid in monthly installments beginning with the date the non-employee Director is elected to the Board. Under the NED Plan, non-employee Directors can elect to defer receipt of any portion of their cash compensation. Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the non-employee Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan II, including a Chevron Stock Fund. None of the earnings under the NED Plan are above market or preferential. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Stock Fund, which are distributed in shares of Chevron common stock.

equity compensation

RSUs are granted on the date of the Annual Meeting at which the non-employee Director is elected. If a non-employee Director is elected to the Board between annual meetings, a prorated grant is made. RSUs are paid out in shares of Chevron common stock unless the non-employee Director has elected to defer the payout until retirement. RSUs are subject to forfeiture (except when the non-employee Director dies, reaches mandatory retirement age of 74, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant, at which time they vest.

expenses and charitable matching gift program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, and Director. For active employees and non-employee Directors, we matched contributions to eligible entities and grants for volunteer time, up to a maximum of $7,500 per year.

Chevron Corporation 2026 Proxy Statement

director compensation

governance

The Governance Committee evaluates and recommends to the Board the compensation for non-employee Directors, and the Board approves the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation. The Committee may retain the services of an independent compensation consultant to assist the Committee with its work. The Committee did not do so in 2025.

director stock ownership guidelines

Under the Corporate Governance Guidelines, each non-employee Director is expected, within five years of when the Director first becomes subject to the guidelines, to own shares of Chevron common stock that have a value equal to seven times their annual cash retainer, or 15,000 shares, for serving as a Director. Shares may be owned directly by the individual, owned jointly with, or separately by, the Director’s spouse, or held in trust for the benefit of the Director, the Director’s spouse, or the Director’s children. All non-employee Directors with more than five years of service have met our stock ownership guidelines, and all non-employee Directors with less than five years of service have met or are on target to meet our stock ownership guidelines within the expected time.

Chevron Corporation 2026 Proxy Statement

director compensation

2025 non-employee director

compensation

The 2025 non-employee Directors’ annual compensation, and the additional annual cash retainer for the independent Lead Director and each Board Committee Chairperson, are described below.

Position	Cash retainer	RSUs

Non-Employee Director	$155,000	$235,000

Independent Lead Director	$ 50,000	$—

Audit Committee Chairperson	$ 30,000	$—

Board Nominating and Governance Committee Chairperson	$ 20,000	$—

Management Compensation Committee Chairperson	$ 25,000	$—

Public Policy and Sustainability Committee Chairperson	$ 20,000	$—

compensation during the fiscal year ended december 31, 2025

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2025.

Name	Fees earned or paid in cash ($)		Stock awards ($)(1)	All other compensation ($)(2)	Total ($)

Wanda M. Austin	$225,000	(3)(4)	$235,000	$7,500	$467,500

John B. Frank	$155,000	(5)	$235,000	$7,500	$397,500

Alice P. Gast	$142,651	(6)	$235,000	$—	$377,651

Enrique Hernandez, Jr.	$175,000	(3)	$235,000	$7,500	$417,500

John B. Hess	$52,631	(7)	$195,618	$—	$248,249

Marillyn A. Hewson	$155,000	(5)	$235,000	$7,500	$397,500

Thomas W. Horton	$—	(8)	$—	$—	$—

Jon M. Huntsman Jr.	$155,000		$235,000	$—	$390,000

Charles W. Moorman	$180,000	(3)(5)	$235,000	$7,500	$422,500

Dambisa F. Moyo	$155,000		$235,000	$—	$390,000

Debra Reed-Klages	$185,000	(3)	$235,000	$—	$420,000

D. James Umpleby III	$155,000	(5)	$235,000	$—	$390,000

Cynthia J. Warner	$155,000	(5)	$235,000	$7,500	$397,500

Footnotes are on the following pages 26 and 27.

Chevron Corporation 2026 Proxy Statement

director compensation

(1)

Amounts reflect the aggregate grant date fair value for RSUs granted in 2025 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), for financial reporting purposes. The grant date fair value of these RSUs was $137.83 per unit, the closing price of Chevron common stock on May 27, 2025, except for the prorated award for Mr. Hess. Mr. Hess received a prorated grant of 1,251 RSUs for the compensation period covering July 28, 2025, the day he joined the Board, through May 26, 2026. For Mr. Hess, the grant date fair value of these RSUs was $156.28 per unit, the closing price of Chevron common stock on July 28, 2025, the effective date of his Board appointment. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value, and vest on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. For Dr. Gast, vesting of RSUs granted in 2025 was accelerated upon her death in October 2025 in accordance with the terms of her award agreement and the NED Plan. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. RSUs are payable in Chevron common stock.

As of December 31, 2025, the following non-employee Directors had the following number of shares subject to outstanding stock awards, deferrals, or stock options:

Name	RSUs(a)	Stock units from Director’s deferral of cash retainer(b)	Stock options(c)	Total

Wanda M. Austin	1,742	—	—	1,742

John B. Frank	18,881	—	14,413	33,294

Alice P. Gast	26,872	—	—	26,872

Enrique Hernandez, Jr.	33,269	1,686	—	34,955

John B. Hess	1,279	—	—	1,279

Marillyn A. Hewson	10,448	5,662	—	16,110

Thomas W. Horton	—	—	—	—

Jon M. Huntsman Jr.	1,742	—	—	1,742

Charles W. Moorman	36,352	20,060	28,809	85,221

Dambisa F. Moyo	5,852	—	—	5,852

Debra Reed-Klages	15,995	1,354	—	17,349

D. James Umpleby III	1,742	—	—	1,742

Cynthia J. Warner	6,503	358	—	6,861

(a)

Represents awards of RSUs and dividend equivalents rounded to whole units. Awards of deferred RSUs are settled in shares of Chevron common stock in either one or 10 annual installments following the Director’s retirement, resignation, or death. RSUs not deferred are settled in shares upon vesting on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. The terms of awards of RSUs are described above.

(b)

Represents deferred compensation and dividend equivalents, rounded to whole units. Distribution will be made in either one or 10 annual installments. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(c)

Represents nonstatutory/nonqualified stock options awarded under the NED Plan prior to December 31, 2021. Effective December 31, 2021, non-employee Directors may no longer elect to receive stock options in lieu of their cash retainer. Any outstanding stock options previously granted remain outstanding under the terms of the original grant until the options are exercised or expire.

The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant. Non-employee Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding options. Stock options do not accrue dividends or dividend equivalents.

Chevron Corporation 2026 Proxy Statement

director compensation

(2)	All Other Compensation for 2025 includes the following items:

Name	Perquisites(a)	Charitable(b)

Wanda M. Austin	$ —	$7,500

John B. Frank	$ —	$7,500

Alice P. Gast	$ —	$ —

Enrique Hernandez, Jr.	$ —	$7,500

John B. Hess	$ —	$ —

Marillyn A. Hewson	$ —	$7,500

Thomas W. Horton	$ —	$ —

Jon M. Huntsman Jr.	$ —	$ —

Charles W. Moorman	$ —	$7,500

Dambisa F. Moyo	$ —	$ —

Debra Reed-Klages	$ —	$ —

D. James Umpleby III	$ —	$ —

Cynthia J. Warner	$ —	$7,500

(a)	Perquisites and personal benefits did not equal or exceed $10,000 for any Director in 2025.

(b)

Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and community involvement program, to match donations made by the non-employee Directors in 2025.

(3)	Amount includes the additional retainer paid for serving as a Board Committee Chairperson during 2025.

(4)	Amount includes the additional cash retainer paid for serving as Lead Director during 2025.

(5)	Director has elected to defer all or a portion of the cash retainer under the NED Plan in 2025.

(6)	Dr. Gast served as a member of the Board until her death on October 27, 2025.

(7)	Reflects Mr. Hess’s prorated cash retainer when he joined the Board during the 2025 Annual Compensation Cycle.

(8)	Mr. Horton joined the Board on January 27, 2026, and did not receive compensation for 2025.

Chevron Corporation 2026 Proxy Statement

corporate governance

overview

Chevron is governed by a Board of Directors and Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management. Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long-term stockholder value.

role of the board of directors

The Board oversees and provides guidance for Chevron’s business and affairs and oversees management’s development and implementation of Chevron’s strategy and business planning process. The Board monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. The Board also oversees management and the succession of key executives.

corporate governance guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at w.ww.chevron.com/investors/corporate-governance. The Guidelines address:

•	Role of the Board

•	Board succession planning and membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	Election of Directors

•	Other board memberships

•	Director retirement policy

•	Number and composition of Board Committees

•	Board leadership and Lead Director

•	Executive sessions

•	Business Conduct and Ethics Code

•	Confidentiality

•	Succession planning

•	Board compensation
•	Board access to management and other employees

•	Director orientation and education

•	Evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	Access to outside advisors

•	Board agenda and meetings

•	Strategic planning

•	Policy on stockholder proposals receiving majority approval

•	Confidential stockholder voting policy

•	Communication with the Board

•	Reporting concerns of accounting, internal controls, or auditing matters

•	Policy on stockholder rights plans

•	Periodic review of Corporate Governance Guidelines

Chevron Corporation 2026 Proxy Statement

corporate governance

board leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person or different persons at the discretion of the Board. The non-employee Directors annually select the Chairman of the Board. This structure provides the Board with flexibility to choose the optimal leadership structure depending upon Chevron’s particular needs and circumstances at the time and to organize its functions and conduct its business in the most effective manner. Following the merger of Chevron and Hess Corp., the Board now includes a non-employee Director — John Hess — who does not meet the definition of “independence” set by the NYSE due to certain transactions relating to the merger that are not material to either Chevron or Mr. Hess. While maintaining compliance with the NYSE requirements governing committee assignments and activities, and the requirement of an annual executive session of NYSE-defined “independent” directors, the Board recently amended the By-Laws and other governance documents to ensure that Mr. Hess can otherwise fully perform his fiduciary duty to participate in all aspects of Board service at Chevron by providing that certain Board activities be performed by “non-employee” directors. The Board has determined that it is beneficial to Chevron to have Mr. Hess participate in these activities.

Each year, the Governance Committee assesses Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Michael K. Wirth, to also serve as Chairman of the Board.

The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other non-employee Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout his 43 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead Board discussions. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to provide independent oversight.

independent lead director

When the Board selects the CEO to also serve as Chairman, the non-employee Directors annually select an independent Lead Director, currently Dr. Austin. The Governance Committee and the Board routinely review the Lead Director’s responsibilities to confirm that these responsibilities enhance independent oversight of the CEO and management and the flow of information and interactions among the Board, management, and other Company personnel.

The Lead Director and the Chairman collaborate closely on Board meeting schedules, agendas, and information provided to the Board. The schedules, agendas, and information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•	Chair all meetings of the Board in the Chairman’s absence;

•	Chair the executive sessions;

•	Lead non-employee Directors in an annual discussion of the performance evaluation of the CEO as well as communicate that evaluation to the CEO;

Chevron Corporation 2026 Proxy Statement

corporate governance

•	Oversee the process for CEO succession planning;

•	Lead the Board’s review of the Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•	Lead the individual Director evaluation process;

•	Serve as liaison between the Chairman and the non-employee Directors;

•	Consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•	Be available to advise the Committee Chairpersons in fulfilling their designated roles and responsibilities;

•	Participate in the interview process for prospective directors with the Governance Committee;

•	Call meetings of the non-employee and independent Directors and special meetings of the Board; and

•	Be available as appropriate for consultation and direct communication with major stockholders.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating With the Board” section of this Proxy Statement.

director independence

Your Board has determined that Mr. Horton and each Director who served in 2025 (Drs. Austin, Gast, and Moyo; Mses. Hewson, Reed-Klages, and Warner; and Messrs. Frank, Hernandez, Horton, Huntsman, Moorman, and Umpleby), except for Messrs. Hess and Wirth, are independent within the meaning of the listing standards of the NYSE and that no material relationship exists with Chevron other than as a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the listing standards of the NYSE. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•

A director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5% of the receiving entity’s consolidated gross revenues for that year, whichever is greater;

•

An employee of another entity if business transactions in the most recent fiscal year between Chevron and that entity do not exceed $250,000 or 0.5% of the receiving entity’s consolidated gross revenues for that year, whichever is greater;

•

A director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2% of that entity’s gross revenues for that year, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

A relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2% of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at w.ww.chevron.com/investors/corporate-governance and are available in print upon request.

Chevron Corporation 2026 Proxy Statement

corporate governance

board committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy and Sustainability. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the listing standards of the NYSE. Each independent Director, including each member of the Management Compensation Committee, is a “non-employee” director under the SEC rules related to Section 16 reporting. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined within the listing standards of the NYSE and the Exchange Act and related rules.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and outside advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairpersons facilitate rotation of Committee Chairpersons while preserving experienced leadership.

Each Committee operates under a written charter that sets forth the purposes and responsibilities of the Committee as well as qualifications for Committee membership. Each Committee assesses the adequacy of its charter periodically and recommends changes to the Governance Committee. All Committees report regularly to the full Board of Directors with respect to their activities. Committee charters can be viewed on Chevron’s website at w.ww.chevron.com/investors/corporate-governance.

board and committee meetings and attendance

In 2025, your Board held seven regular Board meetings, with each regular meeting including an executive session of non-employee Directors led by our independent Lead Director and at least one executive session of independent Directors led by our independent Lead Director during the year. In addition, 27 Committee meetings were held in 2025, which included 12 Audit Committee meetings (which included one joint meeting with the Public Policy and Sustainability Committee), seven Governance Committee meetings (which included two joint meetings with the Public Policy and Sustainability Committee) , four Management Compensation Committee meetings, and seven Public Policy and Sustainability Committee meetings (which included one joint meeting with the Audit Committee and two joint meetings with the Governance Committee). All Directors attended 100% of their Board and Committee meetings in 2025. Chevron’s policy regarding Director attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines, is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All Directors attended the 2025 Annual Meeting.

board and committee evaluations

Each year, your Board and its Committees perform a rigorous and comprehensive self-evaluation of the Board, Board Committees, and individual Directors to assess effectiveness and identify specific areas for improvement. As required by Chevron’s Corporate Governance Guidelines, the Governance Committee oversees this process, which includes the following:

•

Each Director completes a performance evaluation providing detailed and anonymous input and identifying specific areas for improvement regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors.

•

For a more rigorous evaluation of individual Director performance, each Director completes a separate performance evaluation of each non-employee Director and submits the evaluations to outside counsel retained by the Company at the Governance Committee’s request. Outside counsel compiles the results of the evaluations into individualized reports on each non-employee Director and sends them to the Lead Director for consideration and action as appropriate (the Chairperson of the Audit Committee receives the report on the Lead Director).

•

The Lead Director meets individually with each non-employee Director to review the report prepared by outside counsel and provides feedback (the Chairperson of the Audit Committee meets with the Lead Director to review the report on the Lead Director). The Lead Director also uses these meetings to obtain further insight into matters relating to the Board and Board Committee evaluations.

•

The Governance Committee reviews the results and feedback from the Board and Board Committee evaluation process and makes recommendations to the Board for improvements, as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board, Committee, and individual Director effectiveness and to identify opportunities to strengthen the Board.

Chevron Corporation 2026 Proxy Statement

corporate governance

audit committee summary

Purpose: The Audit Committee assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes.

Debra Reed-Klages (Chairperson)	John B. Frank	Marillyn A. Hewson	Thomas W. Horton	Dambisa F. Moyo

Independence: Each member is
independent within the
meaning of the listing standards
of the NYSE and SEC rules.

Financial expert: Each member
is “financially literate” and an
“audit committee financial
expert,” as such terms are
defined within the listing
standards of the NYSE and the
Exchange Act and related rules.

Effective as of May 26, 2026,
the Committee membership will
be John B. Frank (Chairperson),
Thomas W. Horton,
Dambisa F. Moyo, and
Debra Reed-Klages.

committee charter:

w.ww.chevron.com/investors/corporate-governance/audit-committee committee meetings held in 2025: 12

(which included one joint meeting with the Public Policy and Sustainability Committee)

committee functions:

•	Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•	Reviews reports of the independent registered public accounting firm and internal auditors

•	Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•	Monitors the effectiveness of the audit process and financial reporting

•	Monitors the effectiveness of the internal audit function

•	Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•	Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risks, including, but not limited to, financial risk exposures related to cybersecurity, and sustainability and climate change risks, and Chevron’s Operational Excellence audit and assurance process

•	Evaluates the effectiveness of the Audit Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of accounting and financial reporting processes, including the audits and integrity of Chevron’s financial statements; financial risk exposures (including tax) as part of Chevron’s broad enterprise management program; Chevron’s Operational Excellence (“OE”) audit and assurance process; the qualifications, performance, and independence of the independent auditor; the effectiveness of internal controls over financial reporting; Chevron’s compliance with legal and regulatory requirements; and the implementation and effectiveness of Chevron’s compliance programs and Internal Audit function

•	Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•	Discusses Chevron’s policies with respect to financial risk assessment and financial risk management, including, but not limited to, cybersecurity risks and sustainability and climate change risks

•	Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding the implementation and effectiveness of compliance policies and procedures, as well as allegations of serious misconduct and violations of law, regulation, or Chevron’s Business Conduct and Ethics Code

•	Meets with Chevron’s Chief Information Officer and Chief Information Security Officer at least twice a year to review cybersecurity implications and risk management on financial exposures

•	Meets with Chevron’s General Manager – OE Audit, Risk Management, and Assurance and Chief Health, Safety and Environment Officer at least once a year to review findings of OE audits and corrective actions being taken to address priority findings

•	Meets with Chevron’s Chief Legal Officer to review significant litigation matters

•	Meets with Chevron’s Chief Tax Officer to review significant tax matters

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2026 Proxy Statement

corporate governance

board nominating and governance committee summary

Purpose: The Board Nominating and Governance Committee is responsible for recommending to the Board qualified Director candidates for consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s governance practices and policies.

Wanda M. Austin (Chairperson)	Charles W. Moorman	D. James Umpleby III

Independence: Each member is independent within the meaning of the listing standards of the NYSE.

Effective as of May 26, 2026, the Committee membership will be D. James Umpleby III (Chairperson), Wanda M. Austin, Marillyn A. Hewson, and Jon M. Huntsman Jr.

committee charter:

w.ww.chevron.com/investors/corporate-governance/board-nominating-governance committee meetings held in 2025: 7

(which included two joint meetings with the Public Policy and Sustainability Committee)

committee functions:

•	Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•	Assesses the size and composition of the Board to evaluate the skills, experience, time commitments, and contributions that are currently represented, as well as the skills and characteristics that the Board may find valuable in the future, including, but not limited to, business leadership, finance, policy, environmental and climate change experience, and diversity

•	Engages in succession planning for the Board and key leadership roles on the Board and its Committees

•	Recommends prospective Director nominees, including candidates recommended by stockholders

•	Oversees the orientation process for new Directors and ongoing education for Directors
•	Reviews and approves non-employee Director compensation

•	Evaluates and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board- adopted governance provisions

•	Assesses stock ownership guidelines for Directors and the Directors’ ownership relative to the guidelines

•	Reviews stockholder proposals and recommends (in conjunction with the Public Policy and Sustainability Committee) Board responses to proposals

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance practices and processes

•	Evaluates the effectiveness of the Governance Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•	Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•	Discusses risk management in the context of general governance matters, including topics such as Board succession planning to confirm that desired skills and attributes are represented, including, but not limited to, business leadership, finance, policy, environmental and climate change experience, and diversity; Board and individual Director assessment; delegations of authority and internal approval processes; stockholder proposals and activism; and Director and officer liability insurance

•	In conjunction with the Public Policy and Sustainability Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2026 Proxy Statement

corporate governance

management compensation committee summary

Purpose: The Management Compensation Committee assists the Board in overseeing Chevron’s executive compensation strategy and governance, compensation philosophy, policies, design, and administration to allow for executive attraction, retention, diversity, and alignment with stockholder interests.

Charles W. Moorman (Chairperson)	Wanda M. Austin	Enrique Hernandez, Jr.	Jon M. Huntsman Jr.

Independence: Each member is
independent within the meaning of
the listing standards of the NYSE.

Effective as of May 26, 2026, the
Committee membership will be
Marillyn A. Hewson (Chairperson),
Wanda M. Austin,
Enrique Hernandez, Jr., and
D. James Umpleby III.

committee charter:

w.ww.chevron.com/investors/corporate-governance/ management-compensation committee meetings held in 2025: 4

committee functions:

•	Conducts an annual review of the CEO’s performance

•	Reviews and recommends to the independent Directors and the non-employee Directors salary and the short-term and long-term incentive compensation for the CEO

•	Evaluates performance for executive officers, other than the CEO, and other senior leaders under their purview

•	Reviews and approves salaries and short-term and long-term incentive compensation for executive officers other than the CEO, with ratification by the non-employee Directors

•	Reviews the annual Compensation Discussion and Analysis and recommends to the Board to include in the Proxy Statement

•	Oversees the design and administration of Chevron’s executive compensation programs, policies, and benefit plans
•	Reviews Chevron’s strategies and supporting processes for executive retention and diversity, and reviews and discusses indicators for workforce sentiment

•	Reviews and approves an executive compensation philosophy that aligns with Chevron’s strategy and stockholder interests, including those related to sustainability and climate change risks and opportunities

•	Reviews peer groups used to evaluate or benchmark executive compensation levels, program design and practices, and relative performance

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•	Evaluates the effectiveness of the Management Compensation Committee committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation policies and practices

•	Reviews the design and goals of Chevron’s compensation policies and practices in the context of possible risks to Chevron’s financial and reputational well-being, and alignment with stockholders’ interests, including those related to sustainability and climate change risks and opportunities
•	Reviews Chevron’s strategies and supporting processes for executive retention and diversity, and reviews and discusses indicators for workforce sentiment

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2026 Proxy Statement

corporate governance

public policy and sustainability committee summary

Purpose: The Public Policy and Sustainability Committee assists the Board in overseeing environmental, social, human rights, political, and public policy matters relevant to Chevron’s activities and performance and in effectively responding to stockholder concerns related to these key topics.

Enrique Hernandez, Jr. (Chairperson)	John B. Hess	Jon M. Huntsman Jr.	D. James Umpleby III	Cynthia J. Warner

Independence: Each
member is a
non-employee Director
and, except for Mr. Hess,
is independent within the
meaning of the listing
standards of the NYSE.

Effective as of May 26,
2026, the Committee
membership will be
Jon M. Huntsman Jr.
(Chairperson),
Enrique Hernandez, Jr.,
John B. Hess, and
Cynthia J. Warner.

committee charter:

w.ww.chevron.com/investors/corporate-governance/public- policy committee meetings held in 2025: 7

(which included two joint meetings with the Governance Committee and one joint meeting with the Audit Committee)

committee functions:

•	Identifies, monitors, and evaluates domestic and international environmental, social, human rights, political, and public policy matters, including those related to sustainability and climate change, that are relevant to Chevron’s activities, performance, and legal and regulatory requirements

•	Assists the Board in devoting appropriate attention and effective response to stockholder concerns regarding such issues

•	Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•	Reviews annually the policies, procedures, expenditures, and public disclosure practices related to Chevron’s political activities, including political contributions and direct and indirect lobbying
•	Reviews stockholder proposals and recommends (in conjunction with the Governance Committee) Board responses to proposals

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the environmental, social, human rights, political, and public policy aspects of Chevron’s activities, and in doing so directs that the Company consider a broad range of perspectives

•	Evaluates the effectiveness of the Public Policy and Sustainability Committee

committee oversight of risk:

•	Assists the Board in providing oversight of and guidance on risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•	Provides oversight and guidance on, and receives reports regarding, environmental and social matters, including those related to sustainability and climate change, in connection with Chevron’s activities and performance, and mandatory and voluntary reporting of these matters

•	Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•	Annually reviews the policies and procedures, expenditures and public disclosure practices related to the Corporation’s direct and indirect lobbying

•	In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•	Reports its discussions to the full Board for consideration and action when appropriate

Chevron Corporation 2026 Proxy Statement

corporate governance

board oversight of strategy

The Board of Directors provides guidance to and oversight of management with respect to Chevron’s business and affairs throughout the year. The Board dedicates at least one meeting each year to focus on Chevron’s strategic planning. In recent years, the Board has participated in expanded offsite strategy sessions that included presentations by third-party experts to discuss issues relevant to the global energy transition. In addition, various elements of strategy are discussed at every Board meeting, as well as at many meetings of the Board’s Committees. The Board also dedicates one meeting each year to review Chevron’s five-year business plan and to endorse the business plan, performance objectives, and capital and exploratory budget for the coming year. Chevron’s strategic plan sets direction, aligns our organization, and differentiates us from the competition. The Board guides our actions designed to successfully manage risk and deliver stockholder value. The Board and the Board Committees oversee fundamental components of Chevron’s strategic plan, and management is charged with execution. In order to assess performance against our strategic plan, the Board receives regular updates on progress and execution and provides guidance and direction throughout the year.

higher returns, lower carbon

Our Board provides strategic guidance and oversight to support execution of our strategic plan on our stockholders’ behalf. We intend to be a leader by delivering energy to meet demand today and by helping develop energy solutions for tomorrow. We plan to do this by:

•	Overseeing a resilient, diversified portfolio designed to deliver competitive returns through market cycles;

•	Maintaining strong capital discipline and cost efficiency;

•

Sustaining operational excellence, safety, and reliability as the foundation for performance, including oversight of practices that protect people, assets, communities, and the environment across our operations;

•

Leveraging technology and innovation to improve asset productivity, efficiency, and capital effectiveness, and to support disciplined growth, including the thoughtful application of digital tools and AI; and

•

Developing new businesses with the aim to support the Company’s objectives to lower the carbon intensity of operations and pursue select new energies opportunities with the potential to generate competitive returns as policy, markets and customer demand develop.

human capital management

Successful execution of Chevron’s strategy requires a skilled, high-performing workforce. Throughout the year, the Board reviews executive succession planning, and receives updates on workforce trends and company culture. In addition, the Board receives updates on employee engagement and interacts with employees during site visits and briefings at Company facilities.

We invest in our workforce and culture with the objective of developing employees to their full potential. The Chevron Way explains our purpose, vision, and values. It guides how employees work and establishes a common understanding of our culture and aspirations. Our leadership is accountable for the Company’s investment in people and the Company’s culture.

We attract, develop, and retain a skilled, diverse, and global workforce by offering compelling career opportunities, development resources, and a competitive total compensation and benefits package that rewards individual and enterprise performance. We have multiple employee networks, which are voluntary groups open to all employees with shared interests. The Chairman’s Inclusion Council (“Council”) fosters open communication between employee network presidents, the Chairman and Chief Executive Officer, the Chief Human Resources Officer, the Chief Diversity and Inclusion Officer, and the Enterprise Leadership Team. The Council allows executives and network presidents to collaborate and discuss how employee networks can reinforce the Company’s values and achieve its business objectives.

For business continuity, management regularly reviews the talent pipeline, identifies and develops succession candidates, and builds succession plans for key roles, while the Board reviews and approves executive compensation, personnel selections, and succession plans to ensure strong leadership with the necessary skills and experience. In addition to the annual review of the CEO’s performance led by the Lead Director, the CEO periodically provides the Board with an assessment of potential successors for the CEO position and other senior management positions. Members of the Board also meet directly with potential candidates for senior management positions. The Board meets with the Chief Human Resources Officer biannually to discuss succession plans.

Chevron Corporation 2026 Proxy Statement

corporate governance

Chevron seeks to foster an inclusive work environment that values the uniqueness and diversity of individual talents, experiences, and ideas. Chevron rejects the use of quotas, focuses on removing barriers to opportunity, and makes selection decisions based on merit.

Leader accountability and employee engagement remain key indicators of our organizational health. Regular employee surveys help monitor engagement, support operational excellence, and track progress in culture, competitive performance, and execution.

We prioritize the health, safety, and well-being of our employees. Our safety culture empowers every member of our workforce to exercise stop-work authority without repercussion to address any potential unsafe work conditions. We have set clear expectations for leaders to deliver operational excellence by prioritizing the safety and health of our workforce, and the protection of communities, the environment, and the Company’s assets.

Chevron Corporation 2026 Proxy Statement

corporate governance

board oversight of risk

The Board of Directors oversees Chevron’s risk management policies, processes, and practices for the risk management systems throughout the Company. The Board Committees assist the Board in the areas listed under each Committee description on pages 32 through 35. Annually, Directors review financial, operational, market, political, and other risks inherent in Chevron’s business. The Board exercises its role of risk oversight in a variety of ways, including the following:

•

Monitors overall corporate performance, the integrity of financial and other controls, and the effectiveness of Chevron’s legal compliance and enterprise risk management programs, risk governance practices, and risk mitigation efforts, particularly with regard to those risks specified by Chevron as “Risk Factors” in its 2025 Annual Report on Form 10-K and other filings with the SEC

•

Oversees management’s implementation and utilization of appropriate risk management systems at all levels of Chevron, including operating companies, business units, corporate departments, and service companies

•

Reviews specific facilities and operational risks as part of visits to Chevron operations

•

Reviews portfolio, capital allocation, and geopolitical risks in the context of the Board’s annual strategy session and the annual business plan and capital budget review and approval process

•

Receives reports from management on and considers risk matters in the context of Chevron’s strategic, business, and operational planning and decision making

•

Receives reports from management on, and routinely considers, major risks such as operational, financial, geopolitical/legislative, external stakeholder, strategic, security, commodity trading, skilled personnel, resource, capital project execution, legal, and technology/data protection/cybersecurity; climate change is addressed in a comprehensive manner in the enterprise risk management programs enterprise operational oversight

The Board and its Committees oversee and provide guidance on operational and enterprise matters associated with Chevron’s projects and operations, including those informed by our Operational Excellence Management System (“OEMS”). As part of Chevron’s enterprise risk management approach, the Board also conducts an annual review with executive management of key financial, operational, market, political and other enterprise matters that could impact long-term objectives and stockholder value. The Board receives regular briefings from work centers on personal and process safety, environmental protection, stewardship, and operational risk management. Directors visit Chevron locations globally to review site-specific environmental and process safety issues, and significant risks are evaluated under the Company’s established processes. In addition, the Audit Committee meets at least annually with the General Manager responsible for Operational Excellence (“OE”) Audit, Risk Management, and Assurance to review OE audit findings and corrective actions and also meets at least annually with the Chief Health, Safety and Environment Officer. The Board’s oversight of broader sustainability-related matters, such as human capital management, human rights, and public policy engagement, also informs its guidance to management. The Board additionally oversees risks and opportunities associated with technology, including artificial intelligence and cybersecurity, supported by Committees that assist with oversight of technology-related risks and Board skill needs.

OEMS puts into action our Chevron Way value of protecting people and the environment and helps Chevron achieve its vision to be the global energy company most admired for its people, partnership and performance. OEMS systematically manages workforce safety and health; process safety, reliability and integrity; environment; efficiency; security and stakeholders in order to meet our OE objectives. The Corporate Chief Health, Safety, and Environment Officer has accountability and authority for OEMS and assesses and reports on OE compliance concerns that may post a significant risk to the Company. OEMS is a risk-based and systematic approach to identify, assess, prioritize, and manage OE risks. More information on OEMS can be found on Chevron’s website.

Chevron Corporation 2026 Proxy Statement

corporate governance

year-round stockholder engagement

Fostering long-term and institution-wide relationships with stockholders and other stakeholders is a core Chevron objective. Chevron’s Engagement Team – composed of members from our Corporate Affairs and Corporate Governance organizations – conducts extensive engagements with external stakeholders, including stockholders. These engagements routinely cover strategy, methane, the global energy transition, workplace culture, human rights, lobbying, governance, and other issues. In addition, we engage in extensive investor relations, in which members of management regularly meet with stockholders to review Company strategies, financial and operating performance, capital allocation priorities, and other topics of interest. We use all of these sessions to allow the Board and management to understand the issues that are important to our stockholders. Chevron follows an annual engagement plan, outlined below, with an objective to continuously improve Chevron’s governance processes and communications.

Through this program, we seek to address environmental, social, and governance topics raised by our stockholders. This process also informs our corporate policies and reporting. The Governance Committee and the Public Policy and Sustainability Committee oversee the year-round stockholder engagement program. Feedback received by the Engagement Team during their engagements is shared with our full Board, its relevant Committees, and relevant members of management.

Chevron’s actions are directly informed by engaging with our stockholders. In 2025, we reached out with offers of engagement to over 120 stockholders representing over 45% of Chevron’s outstanding common stock and held more than 95 one-on-one environmental, social, and governance-focused meetings with stockholders representing over 40% of outstanding shares.

The Engagement Team met with each stockholder who submitted a proposal that is included in this Proxy Statement to discuss their perspective.

Chevron Corporation 2026 Proxy Statement

corporate governance

our responsiveness to stockholders

Stockholder engagement following the 2025 Annual Meeting was robust, as we sought feedback on key areas of stockholder interest. The Board continues to oversee the Company’s engagement program and considers feedback received through these discussions in its deliberations on governance and strategic matters. Our Lead Director met with select top investors during the first quarter of 2026. These engagements enhanced our insight into stockholder priorities, which are summarized below, along with the Board’s perspective on these topics.

Key matters of interest to our stockholders	What we heard from stockholders	Our Board’s perspective and what we are doing

Strategy in light of changing geopolitical and market conditions	Stockholders expressed interest in understanding how Chevron considers geopolitical developments and dynamic market conditions, including the emerging rise in AI-driven energy demand as part of its long-term strategic planning.	Chevron takes pride in the consistency of its strategy, which is anchored in long-term business fundamentals and aims to deliver superior stockholder returns in any environment. While we continue to monitor a range of items, including developments in geopolitics, market forces and technology, these dynamics reinforce the importance of Chevron’s pragmatic approach - focus on areas where our strengths meet customer needs to deliver competitive returns. Our Board regularly reviews external trends, including evolving global power needs and policy developments, as part of its oversight of capital allocation and enterprise risk. Through this disciplined and market-based framework, our Board seeks to ensure Chevron remains well-positioned to meet growing energy demand while maintaining financial strength and advancing long-term stockholder value.

Governance practices — board composition, succession planning, and compensation	Stockholders want to understand how the Board is overseeing core governance practices, including maintaining an effective mix of skills and experience through thoughtful Board composition, ensuring robust Director and executive succession planning, and exercising strong oversight of Chevron’s executive compensation program.	The Board regularly evaluates its composition to ensure it reflects the capabilities and experience necessary to guide our strategic priorities. The Board maintains a structured Director and executive succession planning process, reviewed throughout the year, to support continuity and long-term leadership strength. The Management Compensation Committee oversees executive compensation using a disciplined and deliberate approach to program design and governance, with continued focus on pay-for-performance alignment with stockholders’ interests.

Addressing methane emissions	Stockholders continue to focus on how Chevron manages methane emissions, including our preparation for evolving methane regulatory requirements, the rigor and accuracy of our methane detection and measurement practices, and how methane performance aligns with our Company strategy.	Chevron has taken early action by deploying advanced detection technologies ahead of regulatory requirements and routinely engaging with stockholders to align on methane-related expectations. Our approach remains focused on keeping methane where it belongs - in the pipe - while improving integration of detection tools into inventories and prioritizing initiatives that support reductions in methane intensity and reinforce our broader GHG and lower-carbon performance objectives.

Chevron Corporation 2026 Proxy Statement

corporate governance

board nominating and governance

committee report

The Board Nominating and Governance Committee (“Committee”) is responsible for recommending to the Board the qualifications for Board membership; identifying, assessing, and recommending qualified Director candidates for the Board’s consideration; assisting the Board in organizing itself to discharge its duties and responsibilities; and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the listing standards of the New York Stock Exchange and operates under a written charter. The Committee’s charter is available on Chevron’s website at w.ww.chevron.com/investors/corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, are described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairpersons, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	Annual election of all Directors;

•	Supermajority of independent Directors;

•	Majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	Annual election of the Chairman of the Board by non-employee Directors;

•	Annual election of an independent Lead Director by non-employee Directors when the Chief Executive Officer is elected as Chairman;
•	Annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	Robust outside board service policy;

•	Director and executive officer succession planning;

•	Confidential stockholder voting policy;

•	Robust business conduct and ethics code for all Directors and employees;

•	Director orientation program for new Directors and ongoing education for Directors;

•	Minimum stock ownership guidelines for Directors and executive officers;

•	Review and approval or ratification of “related person transactions” as defined by SEC rules;

•	Policy to obtain stockholder approval of any stockholder rights plan;

•	Proxy access;

•	One vote for each common stock;

•	Right of stockholders to call for a special meeting; and

•	No supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at w.ww.chevron.com/investors/corporate-governance and are available in print upon request.

Respectfully submitted on March 24, 2026, by members of the Board Nominating and Governance Committee of your Board:

Wanda M. Austin, Chairperson

Charles W. Moorman

D. James Umpleby III

Chevron Corporation 2026 Proxy Statement

corporate governance

management compensation

committee report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 43 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025.

Respectfully submitted on March 24, 2026, by members of the Management Compensation Committee of your Board:

Charles W. Moorman, Chairperson

Wanda M. Austin

Enrique Hernandez, Jr.

Jon M. Huntsman Jr.

audit committee report

Roles and responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at w.ww.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The Company’s independent registered public accounting firm – PricewaterhouseCoopers LLP (“PwC”) – is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required disclosures and discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2025, as contained in the 2025 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC and/or the Committee. The Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission.

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures and the letters required by the PCAOB regarding PwC’s independence; and considered whether the provision of non-audit services was compatible with maintaining PwC’s independence.

Committee recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 23, 2026, by the members of the Audit Committee of your Board:

Debra Reed-Klages, Chairperson

John B. Frank

Marillyn A. Hewson

Thomas W. Horton

Dambisa F. Moyo

communicating with the board

The Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications and the responses sent, and takes further action, as appropriate. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Director may do so by mail addressed to the Lead Director, non-employee Director or the non-employee Directors as a group, c/o Office of the Corporate Secretary and Chief Governance Officer, Chevron Corporation, 1400 Smith Street, Houston, TX 77002 or by email to corpgov@chevron.com.

Chevron Corporation 2026 Proxy Statement

executive compensation

compensation discussion and analysis

executive summary

The Compensation Discussion and Analysis describes our executive compensation programs for our Named Executive Officers (NEOs) for 2025.

2025 Named Executive Officers

Chevron’s NEOs(1)

Michael K. Wirth Chairman and Chief Executive Officer

Eimear P. Bonner Chief Financial Officer

Mark A. Nelson Vice Chairman

R. Hewitt Pate Chief Legal Officer

R. Clay Neff President, Upstream

company overview and outlook

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of operations and grow new energies businesses. Our business is capital-intensive and has long investment horizons – most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles.

We believe the Company is well positioned to achieve our objective of safely delivering higher returns, lower carbon and superior stockholder value in any business environment by:

•	Growing earnings and free cash flow while lowering Brent breakeven price into the next decade;

•	Improving return on capital employed (“ROCE”) through more capital efficient investments, portfolio management and continued cost and margin improvement efforts;

•	Cost-efficiently lowering the carbon intensity of operations and growing new energies businesses; and

•	Generating surplus cash flow in upside oil-price environments and securing the dividend and a strong balance sheet in downside environments.

(1)	On December 3, 2025, the Board approved changes in certain officer titles to modernize and align them with prevailing practice. Mr. Neff is a new NEO for 2025.

Chevron Corporation 2026 Proxy Statement

executive compensation

pay philosophy

The overall objective of our executive compensation program is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs are designed with several important values and objectives in mind:

•	Pay competitively in each local market where we operate. Our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint.
We reference both Oil Industry Peers and Non-Oil Industry Peers in this analysis. Refer to page 50 and 51 for additional details;

•	Balance short-term and long-term decision making in support of a long-cycle business with a long-term employment model;

•	Pay for absolute and relative competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

pay element

The material components of our 2025 executive compensation program are summarized in the following chart.

Pay element	Metrics and purpose

Base salary	Fixed level of competitive base pay to attract and retain executive talent

Annual incentive plan (Chevron Incentive Plan, or “CIP”)	Recognize annual performance achievements in the following categories (award is capped at 200% of target):	• Financial results (35%) • Capital & cost management (30%) • Operating & safety performance (25%) • Lower carbon (10%)

Long-term incentive plan (“LTIP”)	Reward creation of long-term stockholder value using a balanced approach, with annual grants composed of three equity vehicles:

•

Performance shares (50%): incentivize relative performance; three-year performance cycle; performance modifiers, composed of two elements, ranging from 0 to 200% of target:

•

70% based on relative Total Stockholder Return (“TSR”) against the LTIP Performance Share Peer Group and the S&P 500 Total Return Index (“S&P 500 Index”) with a negative TSR adjustment for executive officers

•

30% based on relative ROCE Improvement (“ROCE-I”) against the LTIP Performance Share Peer Group

•

Restricted stock units (25%): incentivize absolute performance and retention; three-year ratable vesting, with 100% of vested shares subject to two-year post-vesting holding period for executive officers

•

Stock options (25%): incentivize absolute performance; three-year ratable vesting; 10-year term

Benefits	Competitive retirement and savings plan benefits to encourage retention and support long-term employment response to say-on-pay advisory vote and stockholder engagement

Chevron follows a robust process to systematically engage with its key stockholders to understand their perspectives and proactively address issues of importance, such as our compensation program design and governance.

Chevron’s 2025 Say-on-Pay proposal received 94.0% support, demonstrating stockholders’ support of our executive compensation practices and alignment of pay for performance. Through our engagements, we received positive feedback for:

•	Our thoughtful and deliberate compensation program design and governance;
•	Transparency and clarity of our disclosures; and

•	The Management Compensation Committee’s (“ MCC”) disciplined decision-making to align pay and performance.

Our stockholders’ views on executive compensation are important to us, and the MCC and Board regularly consider the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program.

Chevron Corporation 2026 Proxy Statement

executive compensation

2025 performance

In 2025, despite significantly lower oil prices than in 2024, Chevron delivered solid financial results, maintained strong cash distributions to stockholders, and grew worldwide production to a Company record.

net income	ROCE(1)	record cash returned to stockholders(2)	record annual worldwide and U.S. oil and gas production

$12.3	6.6%	$27.1	3.7	million barrels of oil-equivalent per day worldwide
billion		billion

down 30% from 2024	down 35% from 2024	up from 2024	up 12% from 2024

The Company’s and its affiliates’ other significant business highlights in 2025 include the following:

•	Reported record worldwide production of 3.7 million net oil-equivalent barrels per day, a yearly increase of 12%, enabled primarily by the acquisition of Hess Corp., start-up of the Future Growth Project at TengizChevroil LLP (“TCO”), the Permian Basin exceeding one million barrels per day, and the ramp up in the Gulf of America.

•	Started production at the Future Growth Project and ramped up total production to approximately one million barrels of oil equivalent per day at TCO, in Kazakhstan.

•	Achieved first oil at Yellowtail, the fourth development in Guyana’s offshore Stabroek Block.

•	Started and ramped up production at the Anchor, Ballymore, Stampede and Whale Fields in deepwater Gulf of America.

•	Reached final investment decision on the Hammerhead Project, the seventh Stabroek Block development in Guyana.

•	Achieved our highest U.S. refinery throughput in 20 years, with fewer refineries, due to recent expansion projects and efficiency improvements.
•	Completed divestment of oil and gas operations in the Republic of Congo, the Malaysia/Thailand joint development area, certain non-operated U.S. midstream pipelines and facilities, and a portion of the Company’s interest in certain gas assets in East Texas.

•	Expanded exploration portfolio by establishing new acreage positions in Brazil, Guinea-Bissau, Namibia, Peru, and Suriname.

•	Started production from the Geismar renewable diesel plant in Louisiana, completing an expansion project that increased plant capacity from 7,000 to 22,000 barrels per day.

•	Announced plans to provide power solutions to support U.S. data center growth, with the first project under development in West Texas.

•	Began production and storage of green hydrogen for dispatchable power generation at ACES in Utah.

•	Entered U.S. lithium sector and acquired approximately 135 thousand acres in the Smackover Formation in Northeast Texas and Southwest Arkansas for direct lithium extraction.

we delivered on our financial priorities

1. Maintain & grow the dividend	2. Invest capital efficiently	3. Maintain strong balance sheet	4. Repurchase shares

• $12.8 billion in dividends • 5% quarterly dividend increase to $1.71 per share • 38th consecutive year of increased dividend per share payment	• $17.3 billion capex,(3) 5% year-over-year increase • $1.8 billion affiliate capex,(3) 27% year-over-year decrease	• $33.9 billion cash flow from operating activities & $16.6 billion free cash flow(1) • 1.2x debt-to-CFFO, 1.0x net debt-to-CFFO(1) • 17.9% debt ratio, 15.6% net debt ratio(1)	• $12.1 billion shares repurchased • $2.2 billion in Hess Corp. shares purchased

Cash flow
($ billions)
$50
$40
$30
$20
$10
$0
-$10
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025
Cash flow from operating activities
Free cash flow

(1)

Definitions and calculations for ROCE, debt-to-CFFO, net debt-to-CFFO, debt ratio, free cash flow, and net debt ratio, and definition of cash flow from operating activities are included on pages 51-53 and Exhibit 99.1, respectively, of our Annual Report on Form 10-K for the year ended December 31, 2025. Free cash flow, net debt-to-CFFO, and net debt ratio are non-GAAP financial measures. See Appendix A for definitions and reconciliation to U.S. GAAP.

(2)

The company returned $27.1 billion of cash to stockholders during the year, including share repurchases of $12.1 billion, dividends of $12.8 billion, and $2.2 billion of Hess Corp. share purchases in early 2025.

(3)	Capital expenditures (capex) and equity affiliate capital expenditures (affiliate capex) are detailed on pages 49-50 of our Annual Report on Form 10-K for the year ended December 31, 2025.

Chevron Corporation 2026 Proxy Statement

executive compensation

total stockholder return

In early 2025, we raised our quarterly dividend per share by 5%, extending our annual dividend payment per share increase to 38 consecutive years. Over the past 15 years, the Company’s dividend growth rate of 6.0% per year (CAGR1) was more than twice that of the LTIP peer group2 average and about two-thirds that of the S&P 500 Index. At year-end, our dividend yield3 was nearly four times that of the S&P 500 Index.

The large-cap integrated energy companies generally outperformed the S&P 500 Index in TSR over the one- and five- year periods. Chevron delivered competitive TSR performance among the LTIP peer group2 over the long term, whereas short-term performance has been impacted by a softer near-term commodity price outlook given Chevron’s greater relative exposure to oil prices and less relative exposure to strong refining margins.

1-year TSR(4)	5-year TSR, annualized(4)	10-year TSR, annualized(4)

(1)	CAGR = compound annual growth rate
(2)	LTIP peer group: BP, ExxonMobil, Shell, and TotalEnergies; dividends include both cash and scrip share distributions for European peers.
(3)	Dividend yield at year-end reflects Chevron’s fourth quarter 2025 dividend per share annualized, divided by Chevron’s closing stock price on December 31, 2025.
(4)	Figures rounded.

Chevron Corporation 2026 Proxy Statement

executive compensation

2025 compensation programs and outcomes

The MCC believes a large majority of each NEO’s target compensation should be at risk based on Company performance, and the majority of this at-risk compensation should be tied to Chevron’s stock price. The amounts NEOs eventually earn from their at-risk compensation are expected to align strongly with what stockholders earn over that same period from their investment in Chevron.

annual incentive plan (Chevron Incentive Plan)(1)

2025 corporate performance rating			CEO CIP award(2) $3,562,500
Metric	Weight	Score

Financial results	35%	1.18–1.35	Corporate performance rating: 1.25 x Individual bonus component: $2,850,000
Capital & cost management	30%	1.32–1.50

Operating & safety performance	25%	0.97–1.25	Bonus target $3,135,000		Individual performance adjustment $285,000 (-9%)
Lower carbon	10%	0.95–1.10		-
Corporate performance rating range	1.15–1.35
Final corporate performance rating	1.25
			Overall award capped at 200% of target

long-term incentive plan (LTIP)(1)

The CEO LTIP award of $17,500,000 comprises the following equity vehicles:

Component	Proportion	How 2025 awards work	Vesting

Performance shares		70% based on relative TSR as measured against the LTIP Performance Share Peer Group and the S&P 500 Index, with a negative TSR adjustment for executive officers that reduces the payout modifier by 20% in the event of an above-target payout associated with a negative TSR for the performance period	Three-year cliff vesting
30% based on relative ROCE-I as measured against the LTIP Performance Share Peer Group

Restricted stock units (RSUs)		Rewards corporate performance and reinforces stockholder alignment through a two-year post-vesting holding period for executive officers	Three-year ratable vesting

Stock options		10-year term; rewarding absolute stock performance	Three-year ratable vesting

2023-2025 performance share payout: 15% payout multiplier

(1)	See pages 53-62 for more details regarding the program design and performance.
(2)	Figures rounded.

Chevron Corporation 2026 Proxy Statement

executive compensation

CEO realizable pay

The MCC believes that the CEO’s realizable compensation should align with stockholder value creation and relative TSR performance. The following charts compare Mr. Wirth’s target and realizable compensation as of December 31, 2025, for compensation opportunities awarded to him in 2023, 2024, and 2025. The realizable value of Mr. Wirth’s 2023-2025 compensation package as of December 31, 2025, is lower than the target value, due primarily to Chevron’s stock price performance. The ultimate realized values will match or exceed targets only when Chevron’s common stock price increases and relative TSR and ROCE-I improve.

Target value and realizable pay
($ Millions)
$21.9
$9.6
$22.5
$17.8
$22.5
$10.0
Target value(1)
12/31/2025(2)
2023
Target value(1)
12/31/2025(2)
2024
Target value(1)
12/31/2025(2)
2025
Salary
Bonus
Performance shares
RSUs
Stock options

(1)

Target value reflects: (i) base salary rate each year, (ii) target CIP award, and (iii) intended grant date value of LTIP awards (50% performance shares, 25% restricted stock units, and 25% stock options).

(2)

Realizable value at year-end 2025 reflects: the actual paid base salary during the calendar year, the actual CIP award earned for that performance year, and the actual prevailing LTIP value at 12/31/2025.

•

For performance shares: reflects the final performance multiplier of 15% for 2023 grant and interim performance multipliers of 80% and 0%, respectively, for 2024 and 2025 grants, multiplied by Chevron’s 20-day trailing average price of Chevron common stock at the end of the 2025 performance period ($150.06) for the 2023 grant, and Chevron’s stock price at 12/31/2025 ($152.41) for 2024 and 2025 grants, including dividend accruals.

•	For RSUs: reflects Chevron’s stock price at 12/31/2025 ($152.41), including dividend accruals.

•

For stock options: reflects in-the-money value for 2023, 2024, and 2025 grants, with strike prices of $179.08 (2023), $152.35 (2024), and $153.22 (2025) relative to Chevron’s common stock price at 12/31/2025 of $152.41.

Chevron Corporation 2026 Proxy Statement

executive compensation

best practice in compensation governance

To ensure independent oversight, stockholder alignment, and long-term sustainability, our executive compensation program has the following governance elements in place.

what we do

Robust stockholder engagement plan to ensure alignment with stockholder interests

Stock ownership guidelines for the Chief Executive Officer, six times base salary; for all other executive officers, four times base salary

Two-year RSU post-vesting holding period for executive officers

MCC has discretion to reduce performance share payouts

Deferred accounts inaccessible until a minimum of one year following termination

Limited perquisites and personal benefits

Misconduct-based, discretionary forfeiture, and repayment provisions included in the CIP, long-term incentive plans, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan

Company’s Dodd-Frank Clawback Policy intended to supplement discretionary forfeiture and repayment provisions in compensation plans by mandating recovery of certain incentive-based compensation from Section 16 reporting officers in the event of a required accounting restatement

Significant CEO pay at risk (92%)

Thorough assessment of Company and individual performance
MCC composed entirely of independent Directors

Independent compensation consultant hired by and reports directly to the MCC

Annual assessment of incentive compensation risks

what we don’t do

X	No individual supplemental executive retirement plans

X	No stock option repricing, reloads, or exchanges without stockholder approval

X	No loans or purchases of Chevron equity securities on margin

X	No transferability of stock options (except in the case of death)

X	No stock options granted below fair market value

X	No hedging or pledging of Chevron equity securities

X	No change-in-control agreements for NEOs

X	No tax gross-ups for NEOs

X	No “golden parachutes” or “golden coffins” for NEOs

Chevron Corporation 2026 Proxy Statement

executive compensation

compensation discussion and analysis

in detail

compensation planning and governance

The graphic below illustrates the timing and key governance elements of the executive compensation planning cycle:

The MCC oversees executive compensation programs and policies. The MCC solicits input from the CEO concerning the performance and compensation of other NEOs. The CEO does not participate in any discussion about his own pay. Proposed changes to the compensation of the CEO are recommended by the MCC and approved by votes of the independent Directors of the Board and of the non-employee Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at w.w.w.chevron.com/investors/corporate-governance/management-compensation and in print upon request.

use of peer groups

We compete for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews market data, pay practices, and compensation ranges among both Oil Industry Peers and Non–Oil Industry Peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our peer groups are reviewed regularly by the MCC, with input from the MCC’s independent compensation consultant, and updated as appropriate. Throughout the Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer Groups	Description

Oil Industry Peer Group (eight companies)

Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business. This peer group is used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

Hess Corp. was removed due to its acquisition by Chevron in July 2025.

Non–Oil Industry Peer Group (14 companies)	Companies of significant financial and operational size that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels. This peer group is used to benchmark compensation for non-industry specific executive positions and to periodically compare our compensation practices against broader market practice.

LTIP Performance Share Peer Group (four companies)	Companies used to compare our TSR and ROCE-I for the purpose of determining performance share payout. The S&P 500 Index is included for TSR comparison only.

Chevron Corporation 2026 Proxy Statement

executive compensation

The energy companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Shell, and TotalEnergies. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies. The Non–Oil Industry Peer Group includes capital-intensive, global, large-scale, and highly complex companies. The median market cap (as of 12/31/2025) of the Non–Oil Industry Peer Group was $190 billion (versus $304 billion for Chevron), and the median revenues for 2025(1) were $71 billion (versus $184 billion for Chevron).

2025 LTIP and oil industry peer group market capitalization
($ billions)

ExxonMobil 507
Chevron 304
Shell 211
140 TotalEnergies(2)
116 ConocoPhillips
89 BP
52 Phillips66
50 Valero
49 Marathon Petroleum
41 Occidental

2025 non-oil industry peer group market capitalization
($ billions)

Johnson & Johnson 499
Procter & Gamble 335
Cisco 304
Chevron 304
IBM 277
Caterpillar 268
Merck 261
PepsiCo 196
Intel 184
AT&T 176
Verizon 172
Boeing 165
Pfizer 142
Honeywell 124
Lockheed Martin 112

Chevron LTIP peers Non-LTIP peers

(1)	The revenues for Cisco and Procter & Gamble are based on fiscal years ended July 26, 2025, and June 30, 2025, respectively. All other companies’ revenue based on fiscal year ended December 31, 2025.
(2)	TotalEnergies is part of the LTIP Performance Share Peer Group, but not part of the Oil Industry Peer Group as of December 31, 2025.

Chevron Corporation 2026 Proxy Statement

executive compensation

2025 NEO target compensation

The table below summarizes the 2025 target compensation opportunities that the MCC and the Board approved for the NEOs.

Name	Base salary	Target CIP	Target LTIP	Target total compensation

Michael K. Wirth	$1,900,000	$3,135,000 (165%)	$17,500,000	$22,535,000

Eimear P. Bonner	$1,050,000	$1,155,000 (110%)	$4,329,000	$6,534,000

Mark A. Nelson	$1,325,000	$1,590,000 (120%)	$6,902,500	$9,817,500

R. Hewitt Pate	$1,200,000	$1,320,000 (110%)	$4,329,000	$6,849,000

R. Clay Neff(1)	$1,030,000	$1,133,000 (110%)	$3,261,600	$5,424,600

These amounts may differ from those shown in the “Summary Compensation Table” of this Proxy Statement, based on actual salary earned during the fiscal year, the actual CIP award resulting from 2025 performance, and differences between the MCC’s target LTIP valuation approach and the grant date fair value calculations as presented in the “Summary Compensation Table.”

base salary

Base salaries are benchmarked using market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Wirth’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Wirth’s performance and tenure, and the aggregate amount of Mr. Wirth’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade based on competitive data and relative internal parity of the role. The MCC annually reviews the base salary grade ranges and may approve changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, retention objectives, and leadership impact.

adjustments in 2025 base salaries

In January 2025, the independent Directors of the Board, upon the recommendation of the MCC, made no changes to Mr. Wirth’s base salary of $1,900,000. The MCC adjusted the other NEOs’ base salaries in 2025, considering their 2024 performance, experience, and competitive benchmarks, effective March 1, 2025. Mr. Neff’s salary adjustment reflects a promotional increase in connection with his appointment to President, Upstream. See the “Summary Compensation Table” on page 67, which reflects actual salary earned during the fiscal year.

Name	Position	2024 base salary	2025 base salary	Adjustment for 2025(2)

Michael K. Wirth	Chairman and Chief Executive Officer	$1,900,000	$1,900,000	—

Eimear P. Bonner	Chief Financial Officer	$1,000,000	$1,050,000	5.0%

Mark A. Nelson	Vice Chairman	$1,275,000	$1,325,000	3.9%

R. Hewitt Pate	Chief Legal Officer	$1,150,000	$1,200,000	4.3%

R. Clay Neff	President, Upstream	$969,000	$1,030,000	6.3%

adjustments in 2026 base salaries

In January 2026, the independent Directors of the Board, upon the recommendation of the MCC, increased Mr. Wirth’s base salary to $1,975,000 (a 3.9% increase), considering his 2025 performance and overall compensation relative to CEOs of both oil and non-oil peers. The MCC adjusted the other NEOs’ base salaries in 2026 (ranging from 1% to 4.8%) reflective of their respective 2025 performance, experience, and competitive benchmarks. All salary increases became effective March 1, 2026.

(1)	Mr. Neff is a new NEO for 2025.
(2)	Figures rounded.

Chevron Corporation 2026 Proxy Statement

executive compensation

annual incentive plan (Chevron Incentive Plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four performance categories that are Company priorities and are in large part reflected in the Company’s Business Plan:

•	Financial results (weighted 35%)

•	Capital & cost management (weighted 30%)

•	Operating & safety performance (weighted 25%)

•	Lower carbon (weighted 10%)

Each category contains multiple short-term performance measures, reflecting both absolute and relative competitive performance and improving performance trends over time.

The award is delivered as an annual cash payment based on an individual bonus component reflecting executive leadership and performance, multiplied by the Corporate Performance Rating. The CIP award determination process is consistent across approximately 38,000 CIP-eligible Chevron employees, with the award target varying by pay grade. See page 52 for the target CIP value for each NEO.

CIP award for CEO and all other NEOs =

Corporate performance rating(1) X Individual bonus component (“IBC”)(2)

reflects individual bonus target and performance adjustment

Overall award capped at 200% of target

Chevron goes through a rigorous goal setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Enterprise Leadership Team (“ELT”), a subcommittee of the Executive Committee, and the Board. The ELT is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve operational performance to create stockholder value. Robust annual performance measures, weightings, and goals are established with the Business Plan, subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has discretion in determining CIP awards, which includes discretion to set the award to zero if conditions warrant.

(1)

Before the beginning of each performance year, the MCC reviews and approves the annual performance measures, weightings, and goals established with the Business Plan. After the end of the performance year, the MCC reviews and assesses Company performance measures and sets the Corporate Performance Rating based on a range of measures in four categories. The MCC also evaluates achievement of the performance measures by taking into account elements that may be market-driven or otherwise beyond the control of management. See pages 45 and 55-57 for a discussion of 2025 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200%).

(2)

Before the beginning of each performance year, the MCC establishes a target as a percentage of the NEOs’ base salary, which is set with reference to target opportunities found across Chevron’s Peer Groups. The MCC then establishes a bonus range, which is 75% to 125% of the target for the performance cycle.

At the end of the performance year, the MCC determines the IBC for each NEO within the bonus range based on an assessment of individual performance, taking into account personal effort and initiative, business and organizational performance, and the individual’s leadership impact on the enterprise. Under extraordinary circumstances, the IBC may be adjusted upward or downward, including down to zero or up to 200 percent of target, at the sole discretion of the MCC.

The CEO recommends to the MCC an IBC for each NEO other than himself.

The MCC recommends the IBC for the CEO to the independent Directors and to the non-employee Directors of the Board and approves the IBCs for the other NEOs. The IBC for the CEO is reviewed and approved by votes of the independent Directors of the Board and of the non-employee Directors of the Board. The non-employee Directors ratify the IBCs for the other NEOs.

Chevron Corporation 2026 Proxy Statement

executive compensation

2025 CIP corporate performance rating

In January 2026, the MCC evaluated Chevron’s 2025 performance across the four performance categories: financial results, capital & cost management, operating & safety performance, and lower carbon. A raw score range was assigned based on the Company’s actual performance with respect to the category composed of particular performance measures against the Company’s Plan(1). This raw score can span from 0.0 (reflecting very poor performance) to 2.0 (reflecting outstanding performance) for each category. Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s performance.

The 2025 CIP scorecard maintained a focus on clear, high-impact, and quantifiable metrics that support progress toward our objective of safely delivering higher returns and lower carbon. We continued to include thresholds and maximums for specific performance measures from our Plan to provide more transparency into the MCC’s decision making. A raw score of 0.0 is assigned if the threshold result is not achieved. A raw score of 2.0 is assigned if the maximum result is achieved. In general, thresholds and maximums are established only for the most controllable measures where Company performance history and robust industry benchmarks support a meaningful framework and commodity price assumptions do not introduce a volatile and less predictable component.

Commodity price fluctuations are a significant and uncontrollable factor in our industry. The Plan, particularly financial measures, is dependent on commodity price assumptions, and financial results vary significantly based on differences between assumed and actual commodity prices. We will continue disclosing our Plan and Plan assumptions for financial measures, but the MCC and the Board believe that, instead of following a formulaic approach, taking a holistic view and applying disciplined judgment when assessing financial performance is more meaningful.

For the 2025 performance year, the MCC assigned a CIP Corporate Performance Rating of 1.25, reflecting overall strong performance and in recognition of the significant workforce achievements during a year of substantial organizational change. Specific inputs to the MCC’s evaluation are summarized on the next page, followed by a detailed description of the basis for the compensation results. While the 2025 results include contributions from Hess Corp. following the acquisition, the MCC’s evaluation primarily compared legacy Chevron results against the legacy Plan assumptions. Plan assumptions were established in the second half of 2024 when Brent oil prices averaged around $82 per barrel, higher than the full-year 2025 average of less than $70 per barrel.

(1)

“Plan” refers to CIP scorecard measures approved by the MCC. CIP financial results, capital and cost management, and operating performance (net production) measures are derived from Board-approved Business Plan Performance Objectives. The 2025 Business Plan Performance Objectives were approved by the Board in December 2024, before the Hess Corp. merger closed in July 2025.

Chevron Corporation 2026 Proxy Statement

executive compensation

Category	Performance measures	Threshold	2025 Plan(1)	Maximum	Consolidated Results / Results Excluding Hess Corp.(2)(3)		Raw score(3)	Weighted score

Financial results	Adjusted ROCE(4) (%)		8.9		7.2% / 7.9%	●	1.18-1.35	0.41-0.48
	Free cash flow excluding working capital(5) ($B)		14.9		$17.6B / $17.0B	●

Capital & cost management	Operating expenses, excluding fuel and transportation(6) ($B)	25.0	22.7	20.3	$23.9B / $22.9B	●	1.32-1.50	0.40-0.45
	Organic capital expenditures(7) ($B)	17.2	15.0	12.9	$16.5B / $14.4B	●
	Major Milestone					●
	Achieve TCO 3GP(8) first oil in 2Q25		2Q25		1Q25

Operating & safety performance	Personal safety(9)	18	16	15	11	●	0.97-1.25	0.24-0.31
	Process safety(9)	20	16	11	8	●
	Net production, excluding asset sales(10) (MBOED)	3,380	3,449	3,518	3,726 / 3,465	●

Lower carbon	Greenhouse gas (GHG) management	Complete GHG abatement projects to achieve potential designed abatement of approximately 0.5 MM tonnes of CO2e reductions per year			Completed potential designed abatement of 0.5 MM tonnes of CO2e per year.	●	0.95-1.10	0.10-0.11
	Achieve ACES 1 Green Hydrogen substantial completion(11)	2H25			Successful completion of hydrogen production, compression, and storage in 2025. Expect substantial completion in 1Q 2026.	●

					Corporate Performance Rating Range			1.15–1.35

					Final Corporate Performance Rating			1.25

Chevron Corporation 2026 Proxy Statement

executive compensation

(1)

“Plan” refers to CIP scorecard measures approved by the MCC. CIP financial results, capital and cost management, and operating performance (net production) measures are derived from Board-approved Business Plan Performance Objectives. The 2025 Business Plan Performance Objectives were approved by the Board in December 2024, before the Hess Corp. merger closed in July 2025.

(2)

Results refer to overall evaluation: green – met or exceeded, yellow – some gaps, red – did not meet. “Consolidated Results” reflect Chevron on a consolidated basis, inclusive of Hess Corp. “Results Excluding Hess Corp.” are bolded values showing results that in substantial part exclude the impacts associated with Hess Corp.

(3)

MCC evaluation and scoring was based primarily on legacy Chevron results consistent with the 2025 Business Plan Performance Objectives, as approved by the Board in December 2024, before the Hess Corp. merger closed in July 2025.

(4)

ROCE for 2025 is detailed on page 53 in our Annual Report on Form 10-K for the year ended December 31, 2025. Adjusted ROCE is a non-GAAP CIP performance measure that excludes from ROCE special items and foreign currency exchange rate (FX) changes, each as detailed in Note 27, “Other Financial Information,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. “Results Excluding Hess Corp.” means, in substantial part, the exclusion of net income after adjustments and average capital employed associated with Hess Corp.

(5)

Free cash flow is a non-GAAP financial metric detailed on page 51 in our Annual Report on Form 10-K for the year ended December 31, 2025. Free cash flow excluding working capital is a non-GAAP CIP performance measure that excludes from free cash flow any net changes in operating working capital. “Results Excluding Hess Corp.” means, in substantial part, the exclusion of net cash provided by operating activities, capital expenditures, and changes in operating working capital associated with Hess Corp.

(6)

Operating expenses, excluding fuel and transportation, is a non-GAAP CIP performance measure. It is defined as operating expenses, selling, general and administrative expenses, and other components of net periodic benefit costs as reported in the 2025 Consolidated Statement of Income less fuel and transportation expenses and special items. “Results Excluding Hess Corp.” means, in substantial part, the exclusion of operating expenses associated with Hess Corp.

(7)

Organic capital expenditures is a non-GAAP CIP performance measure. It is defined as capital expenditures excluding acquisition costs, lease bonus payments, and other costs associated with the creation of new businesses. “Results Excluding Hess Corp.” means, in substantial part, the exclusion of capital expenditures associated with Hess Corp.

(8)	TCO = Tengizchevroil LLP; 3GP = The new third-generation plant

(9)	With respect to personal safety and process safety measures, Plan refers to the number of incidents we aim to stay below for the year. Results exclude Hess Corp.

(10)	Net production is price-adjusted to align with Plan and excludes current year asset sale impacts.

(11)	ACES 1 = Advanced Clean Energy Storage 1 project. Substantial Completion is the triggering point for when payments are initiated from the customer.

Chevron Corporation 2026 Proxy Statement

executive compensation

financial results – 35%

•	Adjusted ROCE: Excluding special items and FX, ROCE for 2025 was 7.9%, lower than Plan mainly due to lower Downstream volumes and lower Chemical margins, partly offset by higher Upstream natural gas realizations. Including Hess Corp., adjusted ROCE was 7.2%.

•	Free cash flow excluding working capital: Delivered $17.0 billion, higher than Plan primarily on higher Upstream affiliate dividends and natural gas realizations, partly offset by lower Downstream volumes and Chemical margins, and inorganic capex. Including Hess Corp., free cash flow excluding working capital was $17.6 billion.

•	Based on the preceding, the raw score range assigned to this category for the 2025 performance year was 1.18–1.35 out of a maximum of 2.0.

operating & safety performance – 25%

•	Personal safety: Serious injury performance was better than Plan. However, a significant opportunity for improvement remains in preventing fatal incidents.

•	Process safety: Serious loss of containment event incidents better than Plan.

•	Net production: Produced 3.465 million barrels of oil-equivalent per day (“MMBOED”) in 2025, excluding divestments, better than Plan mainly due to earlier TCO 3GP start-up and strong performance in the Permian Basin. Including Hess Corp., 3.726 million barrels of oil-equivalent per day MMBOED.

•	Based on the preceding, the raw score range assigned to this category for the 2025 performance year was 0.97–1.25 out of a maximum of 2.0.

capital & cost management – 30%

•	Operating expenses, excluding fuel and transportation: Operating spend of $22.9 billion, essentially at Plan. Including Hess Corp., operating expenses were $23.9 billion.

•	Capital expenditures: Organic capex was $14.4 billion, below Plan driven by capital efficiency gains and discipline across the enterprise. Including Hess Corp., total organic capital was $16.5 billion.

•	Major milestone: Achieved Tengizchevroil 3GP first oil in January, one quarter ahead of Plan and ramped up to full rates earlier than Plan.

•	Based on the preceding, the raw score range assigned to this category for the 2025 performance year was 1.32-1.50 out of a maximum of 2.0.

lower carbon – 10%

•	Greenhouse gas management: Identified, funded, and executed GHG reduction projects and achieved a potential designed abatement of over 0.5MM tonnes of CO2E reductions per year.

•	Hydrogen: Some gaps in fully reaching Substantial Completion of ACES 1.

•	Based on the preceding, the raw score range assigned to this category for the 2025 performance year was 0.95-1.10 out of a maximum of 2.0.

Chevron Corporation 2026 Proxy Statement

executive compensation

2025 NEO CIP awards

In July 2025, the MCC determined to set the 2025 CIP award target for Mr. Neff to 110% in connection with his appointment as President, Upstream. There was no change to CIP targets for the CEO and the other NEOs for 2025.

In determining the Individual Bonus Component for the 2025 CIP awards for the CEO and the other NEOs, the MCC and the independent Directors of the Board considered a wide range of factors, including individual and business performance in alignment with the four CIP categories, strategic impact in positioning Chevron for the future, the executives’ collaboration with other members of the leadership team, and how executives role model The Chevron Way as stewards of the business. Details regarding the 2025 compensation decisions and performance evaluation of each NEO are presented below.

Michael K. Wirth	2025 CIP award(1) $3,562,500
Chairman and Chief Executive Officer

Performance highlights:

•

Delivered Chevron’s key financial priorities—consistently grew dividends, returned record cash to stockholders for the fourth consecutive year, and demonstrated capital discipline while maintaining industry-leading free cash flow growth.

•

Achieved successful outcome in Stabroek joint operating agreement arbitration and integrated Hess Corp. and delivered the synergy target following the close of the acquisition in July 2025, creating a premier upstream portfolio.

•

Achieved strong operational performance including record production and major capital projects delivery in Tengiz and the Gulf of America.

•

Continued a pragmatic approach in new energies through expanding renewable diesel capacity, progressing toward first production at the ACES green hydrogen project, executing carbon abatement projects within Company operations, and exploring power solutions for U.S. data center.

•

MCC applied negative discretion due to safety performance with respect to prevention of fatalities and the most severe process safety events.

Corporate performance rating: 1.25 x Individual bonus component: $2,850,000
	Bonus target $3,135,000	-	Individual performance adjustment $285,000
(-9%)

Eimear P. Bonner	2025 CIP award(1) $1,443,800
Chief Financial Officer

Performance highlights:

•

Demonstrated external leadership as Chief Financial Officer, deepening engagements with investors, analysts, media and external stakeholders.

•

Delivered financial priorities—maintained a strong balance sheet with low debt coverage ratio; executed share repurchases at the high end of the guidance range.

•

Provided strong support to the business organization to drive capital discipline and cost efficiency through working capital management and other cash preservation initiatives.

•

Implemented functional organization changes to streamline and improve workflow efficiencies; provided functional support to business segments in completing operational model changes.

Corporate performance rating: 1.25 x Individual bonus component: $1,155,000
	Bonus target $1,155,000	+	Individual performance adjustment $0
(0%)

(1)	Figures rounded.

Chevron Corporation 2026 Proxy Statement

executive compensation

Mark A. Nelson	2025 CIP award(1) $1,788,800
Vice Chairman

Performance highlights:

•

Led enterprise-wide operating model restructuring that focused on simplification, centralization, high performance, and pace of execution; demonstrated outstanding personal leadership to coach leaders, align workforce, drive accountability and results, and strengthen culture.

•

Achieved record production—in the Permian, and globally; improved capital project execution by completing the Future Growth Project at Tengiz and driving major project start-ups of Whale, Ballymore, and ramp-up of Anchor in the Gulf of America.

•

MCC applied negative discretion due to safety performance with respect to prevention of fatalities and the most severe process safety events.

Corporate performance rating: 1.25 x Individual bonus component: $1,431,000
	Bonus target $1,590,000	-	Individual performance adjustment $159,000
(-10%)

R. Hewitt Pate	2025 CIP award(1) $2,640,000
Chief Legal Officer

Performance highlights:

•

Successfully led efforts with respect to the arbitration regarding preemptive rights in the Stabroek Block offshore Guyana, culminating in a favorable ruling and successful completion of Chevron’s acquisition of Hess Corp.

•

Delivered strong results across all dimensions—litigation management, security and policy issues, new energies and lower carbon communications, major transactions and commercial activities.

•

Maintained strong relationships with the enterprise leadership team, providing legal support on key cross-functional enterprise policies, initiatives, and issues.

•

Progressed on the succession plan and development for key legal positions.

•

In consideration of Mr. Pate’s exceptional execution in 2025, including successful closing of the acquisition of Hess Corp., the MCC applied positive discretion to award Mr. Pate the maximum CIP bonus at 200% target.

Corporate performance rating: 1.25 x Individual bonus component: $2,112,000
	Bonus target $1,320,000	+	Individual performance adjustment $792,000
(+60%)

R. Clay Neff	2025 CIP award(1) $1,137,500
President, Upstream

Performance highlights:

•

Demonstrated consistent, intentional leadership through significant organizational change—drove accountability and transparency, built stakeholder relationships and ensured strong execution to support performance and collaboration.

•

Delivered strong operational results, including production, capital expenditure, cash generation, competitive performance, arrears management, emissions, asset integration, and project execution.

•

MCC applied negative discretion due to safety performance with respect to prevention of fatalities and the most severe process safety events.

Corporate performance rating: 1.25 x Individual bonus component: $910,000
	Bonus target $1,133,000	-	Individual performance adjustment $223,000
(-20%)

(1)	Figures rounded.

Chevron Corporation 2026 Proxy Statement

executive compensation

long-term incentive plan

The purpose of the Long-Term Incentive Plan is to encourage performance that drives stockholder value over an extended time frame and provide competitive compensation opportunities to our NEOs.

Each year in January, the MCC recommends the LTIP award value for the CEO and determines the LTIP award values for the other NEOs based on benchmarking data, as well as individual performance, experience, and leadership impact. In recommending the LTIP award value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities within the Peer Groups. The MCC also considers the CEO’s demonstrated performance, leadership effectiveness, and the Company’s size, scope, and complexity relative to the comparison companies. For the other NEOs, the MCC sets an annual target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executive officers in similar positions at companies within the Peer Groups and adjusting for differences in size, scope and complexity as needed. The MCC then determines each NEO’s award value, adjusted upward or downward from target values, based on the MCC’s assessment of individual performance and retention considerations. This approach is consistent with the Company’s grant practice for all LTIP-eligible employees.

Chevron Corporation 2026 Proxy Statement

executive compensation

The 2025 LTIP awards are comprised of three equity vehicles as listed in the following table. The awards illustrated represent pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over the long term.

Component	2025 Proportion	How it works

Performance shares		Payout weighted 70% based on relative TSR as measured against the LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, and TotalEnergies) and the S&P 500 Index and 30% based on relative ROCE Improvement as measured against the LTIP Performance Share Peer Group.
		Relative ranking	1	2	3	4	5	6
		TSR (70% weight, ranking includes S&P 500 Index)	200%	160%	120%	80%	40%	0%
		ROCE-I (30% weight, ranking excludes S&P 500 Index)	200%	150%	100%	50%	0%	n/a
		When TSR is within one percentage point or ROCE-I is within half a percentage point of the nearest competitor(s), it is considered a tie and modifiers of the tied peers will be averaged.

Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period and subject to the same three-year cliff vesting schedule and performance multiplier.

Includes for executive officers a negative TSR adjustment in the payout formula that reduces the payout modifier by 20% in the event of an above-target payout result associated with negative TSR for the performance period.

		Actual number of shares granted is determined by dividing the proportionate value of the NEOs’ LTIP award by Chevron’s closing common stock price on the grant date.

		PSUs are settled in stock generally for U.S. payroll employees. Refer to footnote 2 on pages 75 and 76 for calculation details.

RSUs		Three-year ratable vesting; 100% of vested shares have a two-year post-vesting holding period requirement for executive officers; RSUs accrue dividend equivalents that are reinvested as additional RSUs.
		Actual number of RSUs granted is determined by dividing the proportionate value of the NEOs’ LTIP award by Chevron’s closing common stock price on the grant date.
		RSUs are settled in stock generally for U.S. payroll employees.

Stock options		Strike price is equal to Chevron’s closing common stock price on the grant date.
		Options vest and become exercisable at a rate of one-third per year for the first three years and expire 10 years after the grant date.
		Gains realized depend on the Chevron common stock price at the time of exercise compared with the strike price.

Actual number of stock options granted is determined by dividing the proportionate value of the NEOs’ LTIP award by the Black-Scholes option value on the grant date, consistent with the grant date fair value calculation as presented in the “Summary Compensation Table.”

Chevron Corporation 2026 Proxy Statement

executive compensation

LTIP metrics

The MCC continues to believe TSR should be the primary pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder expectations. TSR is objectively determined and allows for meaningful comparisons of our performance relative to other companies within the same industry and to our stockholders’ other investment alternatives within the S&P 500 Index. Like TSR, ROCE is a standard performance measure by which stockholders measure a company’s performance, and it allows for comparisons relative to peers within our industry. The majority of the LTIP award derives value directly from TSR (relative and absolute, including negative TSR adjustment). For the CEO and the other NEOs to earn their originally targeted compensation, Chevron must deliver competitive TSR performance.

2023–2025 performance share payout

The three-year performance period for performance shares granted in January 2023 ended on December 31, 2025, resulting in a payout multiplier of 15% based on ranking:

•	6 (out of 6) in TSR when compared with the LTIP Performance Share Peer Group and the S&P 500 Index

•	4 (out of 5) in ROCE-I when compared to the LTIP Performance Share Peer Group

For detail on the performance payout calculation, refer to the tables in the “Option Exercises and Stock Vested in Fiscal Year 2025” section beginning on page 75.

2025 LTIP grants

In January 2025, the independent Directors, upon the recommendation of the MCC, approved the LTIP award for the CEO and ratified the following LTIP awards for the other NEOs.

Name	2025 LTIP award value(1)	Performance shares	RSUs	Stock options

Michael K. Wirth	$17,500,000	57,110	28,550	116,400

Eimear P. Bonner	$4,329,000	14,130	7,060	28,800

Mark A. Nelson	$6,902,500	22,520	11,260	45,900

R. Hewitt Pate	$4,329,000	14,130	7,060	28,800

R. Clay Neff	$3,261,600	10,640	5,320	21,700

2026 LTIP grants

In January 2026, the independent Directors, upon the recommendation of the MCC, approved the LTIP award value of $23,000,000 to Mr. Wirth. The increase of his LTIP award is based on the MCC’s assessment of compensation benchmarks among oil and non-oil peers and the intent to position Mr. Wirth’s compensation target at the market orientation that reflects Chevron’s relative size, scope, complexity and Mr. Wirth’s individual performance, leadership, and tenure. The independent Directors also ratified the LTIP awards for the other NEOs that are commensurate with their individual performance and market data. These awards have a grant date of February 1, 2026.

Effective 2026, LTIP awards are composed of 50% performance shares and 50% RSUs. The MCC discontinued the use of stock options going forward. Performance shares granted in 2026 will be measured based 100% on relative TSR performance against the LTIP Performance Share Peer Group and the S&P 500 Index. ROCE, which continues to be a key measure of capital efficiency will be included as a performance measure in the annual CIP scorecard.

(1)

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on February 4, 2025, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the award value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2025” table in this Proxy Statement, on pages 67 and 71, respectively.

Chevron Corporation 2026 Proxy Statement

executive compensation

retirement programs and other benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe these programs and benefits support our long-term investment cycle and encourage retention and long-term employment.

retirement programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit and defined contribution restoration plans allow highly compensated employees to receive benefits similar to those they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act. The deferred compensation plan allows eligible employees to defer salary, CIP awards, and payouts of LTIP performance shares granted prior to 2024.

Plan name	Plan type	How it works	What’s disclosed

Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the CRP.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2025 and the present value of each NEO’s accumulated benefit under the CRP.

Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.(1)	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2025 and the present value of each NEO’s accumulated benefit under the RRP.

Employee Savings Investment Plan (“ESIP”)	Qualified Defined Benefit (IRS §401(a))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.(2)	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.

Employee Savings Investment Plan– Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.(3)	In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.

Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer:

•

up to 90% of CIP awards

•

base salary above the IRS limit (IRS §401(a)(17)) up to 40% for payment after retirement or separation from service

•

up to 90% of performance shares granted prior to 2024

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2025.

Chevron UK Pension Plan (“CUKPP”)(4)	Registered UK Pension Scheme	Participants are eligible for a pension benefit when they leave the Company as long as they meet service and other provisions under the plan.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2025 and the present value of Ms. Bonner’s accumulated benefit under the CUKPP.

Chevron UK Unfunded Retirement Benefit (“URB”)(4)	Non-Registered UK Pension Scheme	Provides participants with retirement income that cannot be paid from the CUKPP due to UK tax authority limits on input into UK pension schemes.

In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2025 and the present value of Ms. Bonner’s accumulated benefit under the URB.

(1)	IRS annual compensation limit was $350,000 in 2025.

(2)	Participants who contribute at least 2% of their annual compensation to the ESIP receive a Company matching contribution of 8% or 4% if they contribute 1%.

(3)	Participants who contribute at least 2% of their base salary to the DCP receive an ESIP-RP Company matching contribution of 8% of their base salary that exceeds the IRS annual compensation limit.

(4)

Ms. Bonner became a U.S. employee eligible for the Company’s U.S. benefits programs in 2022. She has deferred pension and retirement entitlements in connection with her earlier employment as a U.K. payroll employee. This includes her eligibility to receive a one-time payment upon termination of employment related to the U.K. retirement plan benefits. Additional information is included in the “Summary Compensation Table,” “Pension Benefits Table,” and “Potential Payments Upon Termination or Change-in-Control” in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

executive compensation

benefit programs

The same health and welfare benefit programs, including post-retirement health care, that are broadly available to employees on our U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under “Perquisites”).

NEOs are eligible for Human Resources policies and programs applicable to all U.S. payroll exempt employees, such as our relocation program and expatriate benefits. In 2025, Mr. Wirth and Mr. Nelson received relocation benefits associated with moving the Company’s headquarters from the San Francisco Bay Area to Houston, Texas. These standard benefits, which align with those offered to all U.S. Chevron employees as part of our U.S. relocation program, include shipment of household goods, home purchase assistance, temporary lodging and travel, closing costs and commissions associated with home sales, and other miscellaneous relocation benefits. No home-loss buyout benefits or tax gross-ups on any relocation benefits were provided to Mr. Wirth or Mr. Nelson.

Ms. Bonner and Mr. Nelson served on expatriate assignments in prior years, during which they received expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in their home country. Mr. Neff served on expatriate assignment in London, United Kingdom in 2025 until he was appointed to the position of President, Upstream, and received expatriate and tax equalization benefits. These benefits are reported as perquisites in footnote 6 to the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement starting on page 67 and 78, respectively.

perquisites

We provide certain perquisites to eligible members of senior management, including the NEOs, as discussed below and with respect to certain “Benefit Programs” described above. The MCC regularly reviews our perquisite practices, costs, and disclosures to ensure they are reasonable and support stockholders’ interests.

The Company periodically assesses the security risk profiles of its executive officers, the external security environment, and appropriate executive protection measures. In connection with this ongoing assessment, in 2025, Chevron engaged an outside firm with security expertise to conduct an independent study of our Chairman and CEO’s, Mr. Wirth’s, security profile and program (the “Outside Security Study”). The Outside Security Study validated that Mr. Wirth faces credible threats as a result of the high-profile nature of our business as a global integrated energy company and concluded that the comprehensive security measures in place are essential and commensurate with the risk profile and the evolving threat landscape. Ensuring the safety and security of Mr. Wirth, as well as the other NEOs, is of critical importance to Chevron. Accordingly, perquisites include business-related security measures that the Board has endorsed; in particular, these security measures include residential and personal security and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and corporate aircraft to ensure secure travel and protection. For security reasons, the Board has mandated that Mr. Wirth fly on corporate aircraft for all business and personal travel whenever feasible, and Mr. Wirth is also provided with access to cars, drivers, and security personnel for both business and personal use.

Our security patrol program covering certain executive officers and other employees includes personnel and related services that are in addition to the security services provided at our offices and at business-related events. The need for these services arises out of the NEOs’ employment responsibilities. They have been put in place at the recommendation of Chevron’s security advisors and remain relevant in response to continuing incidents and threats targeting certain Chevron personnel. Recent security incidents involving other high-profile leaders have demonstrated the increase in security threats encountered by senior executives of large multinational corporations. As with security provided when appropriate at business events and during business travel, we adjust our executive officers’ security arrangements as circumstances warrant.

While we view security services as appropriate business-related expenses for the benefit of the Company, we have determined, based on past SEC statements, to classify these services as perquisites for our CEO, Mr. Wirth, and the other NEOs for SEC reporting purposes. Accordingly, expenses related to security costs are reported as compensation in the “All Other Compensation” column of the Summary Compensation Table.

Further, consistent with peer practice and as part of our standard employee benefit package, we provide financial counseling services pursuant to Chevron’s Financial Counseling Program to approximately 300 eligible members of senior management, including the NEOs, to assist them in obtaining professional advice on personal financial matters. We also provide executive physicals to approximately 50 eligible members of senior management, including the NEOs, to promote overall health and wellness.

The MCC periodically reviews our practices and disclosures with respect to perquisites. In footnote 6 to the “Summary Compensation Table” in this Proxy Statement on pages 69 and 70, we report the value of each NEO’s perquisites for 2025, as well as additional details regarding these perquisites.

Chevron Corporation 2026 Proxy Statement

executive compensation

compensation governance: oversight and administration of the executive compensation program independent compensation advice

The MCC oversees the executive compensation programs. The MCC retains Meridian Compensation Partners, LLC (“Meridian”) as an independent compensation consultant to assist with the MCC’s duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;

•	Recommendations regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any other services to the Company. The MCC assessed Meridian’s independence considering the NYSE listing standards and SEC rules and concluded that no conflict of interest or independence concerns exist.

compensation risk management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to determine whether these programs are appropriately designed and to ensure that they do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks.

stock ownership guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executive officers have five years to attain their stock ownership guideline. Further, NEOs who have not attained their stock ownership guideline are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2025 stock ownership guidelines

CEO	Six times base salary

All Other Executive Officers	Four times base salary(1)

Based upon our 250-day trailing average stock price ending December 31, 2025 ($151.17), Mr. Wirth had a stock ownership base salary multiple of 17.9. All other NEOs met their respective ownership requirement and had an average stock ownership base salary multiple of 7.0. The MCC believes these ownership levels provide appropriate focus on our long-term business model.

(1)	Effective December 2025, all other executive officers’ stock ownership guideline increased to four times base salary.

Chevron Corporation 2026 Proxy Statement

executive compensation

employment, severance, and
change-in-control
agreements
In general, we do not maintain employment, severance, or
change-in-control
agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe the benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or
Change-in-Control”
table on pages 78-84, in this Proxy Statement.
In 2018, Mr. Pate and Chevron entered into an agreement relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, and the value of the Company’s contribution to the retiree health benefit upon termination if Mr. Pate’s employment is terminated for any reason on or after June 30, 2022. The effect of this agreement is described in “Potential Payments Upon Termination or
Change-in-Control”
on pages 83-84 in this Proxy Statement.
compensation recovery policies
The Chevron Incentive Plan, long-term incentive plans, Deferred Compensation Plan, and Retirement Restoration Plan include discretionary forfeiture and repayment provisions for certain amounts of all cash, share or share-equivalent equity, whether time-based or performance based, awarded to eligible participants, including NEOs, at any time if the participant engages in certain acts of misconduct, including, among other things: misconduct resulting in Chevron having to prepare an accounting restatement; embezzlement, fraud or theft; disclosure of confidential information or other acts that result in harm to Chevron; and violation of the law of unfair competition.
The Chevron Corporation Dodd-Frank Clawback Policy is intended to comply with, and to be interpreted in a manner consistent with, Section 10D of the Exchange Act, SEC Rule
10D-1,
and the NYSE listing standards. Under the policy, in the event Chevron is required to prepare an accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will recover erroneously awarded incentive-based compensation (as defined in the policy) previously paid to the Company’s covered executives (as defined in the policy) in accordance with the terms of the policy. Furthermore, under the policy, Chevron is prohibited from indemnifying any covered executive against the loss of erroneously awarded incentive-based compensation or any claims relating to Chevron’s enforcement of its rights under the policy. This policy is intended to supplement, not replace, existing compensation plan provisions.
equity award grant timing
Each January at a regularly scheduled meeting of the Board, the MCC recommends the aggregate grant date value for annual LTIP awards for the CEO, which are reviewed and approved by votes of the independent Directors and of the non-employee Directors.
The MCC also approves the aggregate grant date value for annual LTIP awards for the other NEOs, which are ratified by a vote of the non-employee Directors. While these regularly scheduled Board meetings occur close in time to when Chevron typically issues a news release announcing its unaudited fourth quarter earnings results, material nonpublic information regarding the Company’s financial results is not taken into account when determining the grant date value, the timing, and the terms of the annual LTIP awards. Given that these Board meetings are held on a predetermined schedule and that the awards are granted following the Company’s release of material nonpublic information, neither the disclosure of financial results, nor the grant timing of the awards in relation to the disclosure of such material nonpublic information, is intended to have any impact on the value of the LTIP awards received by our executive officers. Beginning in 2026, stock options will no longer be awarded under the LTIP.
hedging and pledging
Under our insider trading policies and procedures, our NEOs are prohibited
from hedging and pledging Chevron securities, as described in more detail on page 92.
tax
gross-ups
We do not pay tax
gross-ups
to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.
tax deductibility of NEO compensation
Section 162(m) of the Internal Revenue Code (“Code”) limits companies’ deduction for compensation paid to the CEO, CFO, and the other three most highly paid executives for the taxable year (excluding the CEO and CFO) to $1 million. All compensation paid to persons who in 2017, or any year following, were the CEO, CFO (in 2018 or later), or one of the other three most highly paid executives for the taxable year (excluding our CEO and CFO) will be subject to the cap of $1 million, and all compensation in excess of $1 million generally will not be deductible. The MCC awards compensation that is not deductible as it believes that it needs to consider all relevant factors that attract, motivate, and retain high-performing talent.

Chevron Corporation 2026 Proxy Statement

executive compensation

summary compensation table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2025, and for the fiscal years ended December 31, 2024, and December 31, 2023, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)	Total ($)

M.K. Wirth Chairman and Chief Executive Officer	2025	$1,900,000	$13,524,995	$4,376,640	$3,562,500	$1,079,652	$2,384,453	$26,828,240
	2024	$1,889,583	$14,283,545	$4,373,800	$3,621,000	$6,719,876	$1,829,136	$32,716,940
	2023	$1,818,750	$13,669,951	$4,252,096	$2,610,000	$3,702,609	$1,332,249	$27,385,655

E.P. Bonner Chief Financial Officer	2025	$1,039,583	$3,345,741	$1,082,880	$1,443,800	$343,467	$270,592	$7,526,063
	2024	$963,542	$3,498,434	$1,071,600	$1,210,000	—	$704,997	$7,448,573

M.A. Nelson Vice Chairman	2025	$1,314,583	$5,333,569	$1,725,840	$1,788,800	$512,303	$373,052	$11,048,147
	2024	$1,259,375	$4,566,114	$1,398,400	$1,848,000	$4,269,130	$361,682	$13,702,701
	2023	$1,187,500	$4,433,692	$1,379,182	$1,436,400	$3,653,842	$127,248	$12,217,864

R.H. Pate Chief Legal Officer	2025	$1,189,583	$3,345,741	$1,082,880	$2,640,000	$550,678	$297,967	$9,106,849
	2024	$1,139,583	$3,498,434	$1,071,600	$1,463,000	$325,520	$444,198	$7,942,335
	2023	$1,084,375	$3,396,781	$1,053,860	$1,149,500	$446,251	$418,590	$7,549,357

R.C. Neff President, Upstream	2025	$999,625	$2,519,945	$815,920	$1,137,500	$440,294	$3,313,882	$9,227,166

(1)

Reflects actual salary earned during the fiscal year covered. The amounts deferred under the DCP for each NEO are described in the “Nonqualified Deferred Compensation Table” disclosure in this Proxy Statement.

(2)

Amounts for the 2025 fiscal year reflect the aggregate grant date fair value of performance shares and RSUs granted under the LTIP on February 4, 2025. We calculate the grant date fair value of these awards in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

For performance shares granted on February 4, 2025, the per-share grant date fair value was $160.23, with valuation weighted 70% based on relative TSR and 30% based on relative ROCE-I. For the relative TSR valuation, we used a Monte Carlo approach to calculate the grant date fair value of $163.23. To derive estimated grant date fair value per share, this valuation technique simulates TSR for the Company and the LTIP Performance Share Peer Group and the S&P 500 Index using market data for a period equal to the term of the performance period; correlates the simulated returns within the peer group to estimate a probable payout value; and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. For the relative ROCE-I valuation, we used the grant date fair value of $153.22, the closing price of Chevron common stock on the grant date. Performance shares are settled in stock, and the payout, if any, is based on market conditions at the end of the performance period (January 2025 through December 2027). Payout is calculated in the manner described in footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2025” table in this Proxy Statement. If the maximum level of performance were to be achieved for the performance shares granted in 2025, the grant date value would be $306.44 per share (200% of the grant date stock price), or $17,500,788 for Mr. Wirth; $6,901,029 for Mr. Nelson; $4,329,997 for Ms. Bonner and Mr. Pate; and $3,260,522 for Mr. Neff.

The per-unit grant date fair value of the 2025 RSUs was $153.22, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are settled in stock upon vesting one-third on each February 10 following the first anniversary of the grant date.

The material terms of performance shares and RSUs granted in 2025 are described in the “Grants of Plan-Based Awards in Fiscal Year 2025” and “Outstanding Equity Awards at 2025 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on February 4, 2025. The per-option grant date fair value was $37.60. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. The material terms of stock options granted in 2025 are described in the “Grants of Plan-Based Awards in Fiscal Year 2025” and “Outstanding Equity Awards at 2025 Fiscal Year-End” tables in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

executive compensation

(4)

2025 amounts reflect CIP awards for the 2025 performance year that were paid in March 2026. Ms. Bonner elected to defer 5% of her CIP award to the DCP, or $72,190; and Mr. Pate elected to defer 25% of his CIP award to the DCP, or $660,000. See “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” in this Proxy Statement for a detailed description of CIP awards.

(5)

2025 amounts represent the aggregate change in the actuarial present value of the NEOs’ U.S. pension value for the CRP and the RRP, and for Ms. Bonner, the U.K. pension value from the CUKPP and the URB, from January 1, 2025, through December 31, 2025, expressed as a lump sum. The DCP and ESIP-RP do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement.

2025 changes in the actuarial present value of an NEO’s U.S. pension value are attributable to six factors:

Highest average earnings (“HAE”) – For Messrs. Wirth, Nelson, and Neff, HAE is the highest consecutive 36-month average base salary and CIP awards. The change in present value also reflects an offset for Social Security benefits, whose increase may cause a reduction in net benefits. For Ms. Bonner and Mr. Pate, HAE is the highest consecutive five-year average base salary and CIP awards.

Interest rate impact – Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The 2025 discount rates used to discount pension values from age 60 to an NEO’s current age, 5.5% for the CRP and 5.1% for the RRP, are lower than the 2024 discount rates of 5.7% for the CRP and 5.5% for the RRP.

Lump-sum basis – The lump-sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump-sum interest rates, and such rates were lower in 2025 than those used in 2024 by an average of 0.1% percentage point. The lump-sum mortality table is based on the rates required by the Pension Protection Act of 2006. These rates are updated annually by the Internal Revenue Service.

An additional year of age – The CRP and RRP provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions. Furthermore, the discount rate no longer applies.

An additional year of benefit service earned in 2025 – All the NEOs worked for a full year in 2025; as a result, their pension benefits increased because they earned an additional year of benefit service.

Demographic assumptions – Current mortality tables are unchanged compared with 2024.

The following table provides a breakdown of the percent of change in the NEOs’ pension:

		Factors
Name	Total percent change in pension value, Jan.–Dec. 2025(a)	HAE	Interest rate impact	Lump-sum basis	One additional year of age	One additional year of service	Demographic assumption changes

M.K. Wirth	2.5%	0.3%	—	1.8%	(2.1%)	2.5%	—

E.P. Bonner	65.4%	12.3%	4.5%	0.2%	5.6%	42.8%	—

M.A. Nelson	2.3%	—	—	1.7%	(2.0%)	2.6%	—

R.H. Pate	13.9%	5.6%	—	—	1.7%	6.6%	—

R.C. Neff	2.8%	0.5%	—	1.6%	(2.0%)	2.7%	—

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2025 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2024 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2024 (reported in the “Pension Benefits Table” in last year’s Proxy Statement).

2025 changes in the actuarial present value of an NEO’s U.K. pension value are attributable to five factors:

An additional year of age – The CUKPP and URB provide an unreduced benefit at age 65 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age.

Emerging inflation – The actual emerging (known and published) rates of inflation differ from those assumed at the prior year’s assessment, this changes elements of the projected pension at retirement.

Interest rate impact – Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The 2025 discount rate of 5.6% used to discount pension values from age 65 to an NEO’s current age is consistent with the rate used in 2024.

Inflation – The inflation that is assumed after the measurement date impacts the projected pension at retirement and the assumed increases to benefits during retirement.

Demographic assumptions – Changes in demographic assumptions (primarily life expectancy) affect the timing and duration of payment for pension benefits.

Chevron Corporation 2026 Proxy Statement

executive compensation

The following table provides a breakdown of the percent of change in Ms. Bonner’s U.K. pension:

		Factors
Name	Total percent change in pension value, Jan.–Dec. 2025(b)	One additional year of age	Emerging inflation	Interest rate impact	Inflation	Demographic assumption changes

E.P. Bonner	4.2%	—	0.3%	5.6%	(1.4%)	(0.3%)

(b)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2025 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2024 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2024 (reported in the “Pension Benefits Table” in last year’s Proxy Statement).

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement. See also “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail-Retirement Programs and Retirement Benefits-Retirement Programs” in this Proxy Statement.

(6)

All Other Compensation for 2025 includes the following items but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, group life insurance, and vacation programs.

	M.K. Wirth	E.P. Bonner	M.A. Nelson	R.H. Pate	R.C. Neff

ESIP Company Contributions(a)	$28,000	$28,000	$28,000	$28,000	$28,000

ESIP-RP Company Contributions(a)	$124,000	$55,167	$77,167	$67,167	$51,970

Perquisites(b)

Financial Counseling(c)	$15,000	$14,098	$23,953	$15,000	$18,208

Motor Vehicles(d)	$2,017	—	—	—	—

Corporate Aircraft(e)	$329,163	—	—	—	—

Security(f)	$132,813	$11,489	$13,489	$54,767	—

Security Patrol Program(g)	$433,794	$128,855	$128,855	$128,855	—

Executive Physical(h)	—	$5,200	—	$1,113	—

Relocation(i)	$1,307,680	—	$88,149	—	—

Expatriate & Tax Equalization Benefits(j)	—	$25,713	$2,393	—	$3,205,278

Other(k)	$11,986	$2,070	$11,046	$3,065	$10,426

Total, All Other Compensation	$2,384,453	$270,592	$373,052	$297,967	$3,313,882

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8% of annual compensation when an employee contributes 2% of annual compensation or 4% if they contribute 1%. Employees may also choose to contribute an amount above 2%, but none of the amount above 2% is matched. The Company match up to IRS limits ($350,000 of income in 2025) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2% of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2025 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites; however, we do in certain cases pay expatriate and tax equalization benefits in connection with overseas assignments, as discussed further in footnote (j).

(c)

Reflects amounts related to income tax preparation services, plus other services provided under Chevron’s Financial Counseling Program, including life event, tax, investment, and estate planning services.

Chevron Corporation 2026 Proxy Statement

executive compensation

(d)

The Company maintains cars and drivers that the NEOs may use for business transportation and, in certain circumstances, for personal travel. NEOs may reimburse the Company’s incremental costs for any personal travel. For security reasons, Mr. Wirth is provided with access to the Company’s cars, drivers, and security personnel for both business and personal use. The aggregate incremental cost for such personal use reflects the sum of (i) a percentage of the total variable operating costs (including fuel and incremental maintenance costs, if any) for each vehicle used for personal use, based on personal use miles divided by the total miles traveled per vehicle, and (ii) all amounts paid for driver overtime for personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons, due to the nature of Chevron’s business as a global integrated energy company, the Board mandates that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible. Chevron U.S.A. Inc. (“CUSA”) and Mr. Wirth have entered into an Aircraft Time-Sharing Agreement (“ATSA”). Pursuant to the terms of the ATSA, Mr. Wirth reimbursed CUSA for a portion of his personal use of the corporate aircraft in 2025 within amounts permitted under FAA regulations. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related, such as a personal leg while on Company business, authorizing a spouse and/or other family members to accompany an executive on business travel (for which there was no incremental cost to the Company in 2025), or if it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the 2025 average hourly direct operating costs, plus actual crew and security costs (for overnight lodging, meals, transportation, and other incremental costs), plus actual flight-specific incremental costs and fees, where applicable.

(f)

For Mr. Wirth, reflects expenses primarily related to security costs at his personal residences ($118,324), which includes perimeter and physical security enhancements, network security and monitoring, security consulting fees, and other services. For Mr. Pate, reflects residential security costs related to network security and monitoring fees and other services ($41,278).

(g)

Reflects expenses consisting of personnel and related services under Chevron’s security patrol program covering certain executive officers and other employees that are in addition to security services provided at our offices and at business-related events. Amounts reported reflect allocation of costs among the executive officers and other employees that are covered by such security services. While the Company views these security services as appropriate business-related expenses for the benefit of the Company, the Company has determined, based on past SEC statements, to classify these services as perquisites for SEC reporting purposes. The need for these services arises out of the executive officers’ employment responsibilities. These services have been arranged at the recommendation of Chevron’s security advisors and are in response to incidents and threats targeting certain Chevron personnel. As with security provided when appropriate at business events and during business travel, the Company adjusts its executives’ security arrangements as circumstances warrant. See page 64 of our “Compensation Discussion and Analysis” in this Proxy Statement for an additional discussion of security-related services for our executives.

(h)	Reflects executive physical and/or related diagnostic procedures.

(i)

Expenses related to the relocation of an NEO’s primary work location to a location more than 50 miles away from the current location. These relocation benefits were provided under Chevron’s relocation program for all U.S. payroll exempt employees. For Mr. Wirth, includes home sale assistance and benefits such as closing cost and commissions ($948,480), and other standard miscellaneous relocation benefits ($359,200). For Mr. Nelson, includes shipment of an automobile, home sale assistance and benefits such as closing cost and commissions ($65,279) and other standard miscellaneous relocation benefits. No home loss buyout benefits or tax gross-up on any relocation benefits were provided.

(j)

Ms. Bonner and Messrs. Nelson and Neff have served on expatriate assignments, during which they received customary expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in the United States. Amounts shown for Ms. Bonner and Messrs. Nelson and Neff ($2,827,079) reflect amended tax equalization and similar payments in 2025, and for Mr. Neff also includes expatriate assignment benefits ($378,199).

(k)

Includes actual cost of legal filing fees provided for Mr. Wirth, as well as the value of nominal gifts presented to Ms. Bonner and Messrs. Nelson and Neff. Includes the aggregate incremental cost of tickets for performing arts events and commercial flights, meals, activities, ground transportation, and other amenities for corporate events attended by NEOs and members of their families. From time to time, the NEOs and/or members of their families attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost.

Chevron Corporation 2026 Proxy Statement

executive compensation

grants of plan-based awards in

fiscal year 2025

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs in 2025. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (i.e., performance shares, RSUs, and stock options) are made under our LTIP. These awards are also described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)	Exercise of base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards(6)
Name	Award type	Grant date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

M.K. Wirth	CIP		—	$3,135,000	$6,270,000	—	—	—	—	—	—	—
	Perf Shares	2/4/2025	—	—	—	12,564	57,110	114,220	—	—	—	$9,150,564
	Options	2/4/2025	—	—	—	—	—	—	—	116,400	$153.22	$4,376,640
	RSUs	2/4/2025	—	—	—	—	—	—	28,550	—	—	$4,374,431

E.P. Bonner	CIP		—	$1,155,000	$2,310,000	—	—	—	—	—	—	—
	Perf Shares	2/4/2025	—	—	—	3,109	14,130	28,260	—	—	—	$2,264,008
	Options	2/4/2025	—	—	—	—	—	—	—	28,800	$153.22	$1,082,880
	RSUs	2/4/2025	—	—	—	—	—	—	7,060	—	—	$1,081,733

M.A. Nelson	CIP		—	$1,590,000	$3,180,000	—	—	—	—	—	—	—
	Perf Shares	2/4/2025	—	—	—	4,954	22,520	45,040	—	—	—	$3,608,312
	Options	2/4/2025	—	—	—	—	—	—	—	45,900	$153.22	$1,725,840
	RSUs	2/4/2025	—	—	—	—	—	—	11,260	—	—	$1,725,257

R.H. Pate	CIP		—	$1,320,000	$2,640,000	—	—	—	—	—	—	—
	Perf Shares	2/4/2025	—	—	—	3,109	14,130	28,260	—	—	—	$2,264,008
	Options	2/4/2025	—	—	—	—	—	—	—	28,800	$153.22	$1,082,880
	RSUs	2/4/2025	—	—	—	—	—	—	7,060	—	—	$1,081,733

R.C. Neff	CIP		—	$1,133,000	$2,266,000	—	—	—	—	—	—	—
	Perf Shares	2/4/2025	—	—	—	2,341	10,640	21,280	—	—	—	$1,704,815
	Options	2/4/2025	—	—	—	—	—	—	—	21,700	$153.22	$815,920
	RSUs	2/4/2025	—	—	—	—	—	—	5,320	—	—	$815,130

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” in this Proxy Statement for a detailed description of CIP awards, including the criteria for determining the amounts payable.

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the MCC. Actual 2025 performance-year CIP award results, which are approved in January 2026 and paid in March 2026, are reported in the “Summary Compensation Table” in this Proxy Statement, in the “Non-Equity Incentive Plan Compensation” column. Under the 2025 CIP, there is no threshold award. The maximum award is 200% of target.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail– Long-Term Incentive Plan” in this Proxy Statement for a detailed description of performance share awards, including the criteria for determining the amounts payable. “Target” is the number of performance shares awarded in 2025. If there is a payout, “Threshold” represents the lowest possible payout (22% of the grant) and “Max” reflects the highest possible payout (200% of the grant). The performance shares awarded in 2025 accrue dividend equivalents and are settled in stock, and the payout, if any, will occur at the end of the three-year performance period (January 2025 through December 2027). Payout is calculated in the manner described in footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2025” table in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

executive compensation

(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis-Compensation Discussion and Analysis in Detail-Long-Term Incentive Plan” for a detailed description of RSU awards. These RSUs accrue dividend equivalents in the form of additional RSUs. One-third vests each February 10, starting with the February 10 that is at least one year following the grant date, and will settle in shares of Chevron common stock. 100% of shares issued upon vesting are subject to a two-year post-vesting holding period for executive officers, which is removed upon termination of employment.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis-Compensation Discussion and Analysis in Detail-Long-Term Incentive Plan” for a description of stock option awards. Stock options have a 10-year term. One-third vests each February 10, starting with the February 10 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)	We calculate the grant date fair value of each award in accordance with ASC Topic 718 and as described in footnotes 2 and 3 of the “Summary Compensation Table” in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

executive compensation

outstanding equity awards at 2025 fiscal year-end

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2025, for each of our NEOs.

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, unit, or other rights that have not vested ($)(6)

M.K. Wirth	2/4/2025	—	116,400	$153.22	2/4/2035	29,854	$4,550,048	13,138	$2,002,363
	2/6/2024	38,366	76,734	$152.35	2/6/2034	20,066	$3,058,259	62,696	$9,555,497
	1/25/2023	61,866	30,934	$179.08	1/25/2033	8,975	$1,367,880
	1/26/2022	169,800		$132.69	1/26/2032	33,794	$5,150,544
	1/27/2021	317,100		$ 88.20	1/27/2031	51,707	$7,880,664
	1/29/2020	298,100		$110.37	1/29/2030
	1/30/2019	236,900		$113.01	1/30/2029
	1/31/2018	182,100		$125.35	1/31/2028
	1/25/2017	80,800		$117.24	1/25/2027
	1/27/2016	239,900		$ 83.29	1/27/2026

E.P. Bonner	2/4/2025	—	28,800	$153.22	2/4/2035	7,382	$1,125,091	3,251	$495,485
	2/6/2024	9,400	18,800	$152.35	2/6/2034	5,117	$779,882	15,360	$2,341,018
	1/25/2023	11,600	5,800	$179.08	1/25/2033	1,679	$255,896
	1/26/2022	32,100		$132.69	1/26/2032	6,503	$991,122
	1/27/2021	28,334		$ 88.20	1/27/2031	7,002	$1,067,175
	1/29/2020	7,534		$110.37	1/29/2030

M.A. Nelson	2/4/2025	—	45,900	$153.22	2/4/2035	11,774	$1,794,475	5,181	$789,636
	2/6/2024	12,266	24,534	$152.35	2/6/2034	6,412	$977,253	20,043	$3,054,754
	1/25/2023	20,066	10,034	$179.08	1/25/2033	2,913	$443,970
	1/26/2022	43,100		$132.69	1/26/2032	8,575	$1,306,916
	1/27/2021	81,900		$ 88.20	1/27/2031	13,348	$2,034,369
	1/29/2020	77,000		$110.37	1/29/2030
	1/30/2019	62,600		$113.01	1/30/2029
	1/31/2018	27,700		$125.35	1/31/2028
	1/25/2017	18,100		$117.24	1/25/2027

Chevron Corporation 2026 Proxy Statement

executive compensation

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, unit, or other rights that have not vested ($)(6)

R.H. Pate	2/4/2025	—	28,800	$153.22	2/4/2035	7,382	$1,125,091	3,251	$495,485
	2/6/2024	9,400	18,800	$152.35	2/6/2034	4,926	$750,772	15,360	$2,341,018
	1/25/2023	15,333	7,667	$179.08	1/25/2033	2,232	$340,179
	1/26/2022	43,100		$132.69	1/26/2032	8,629	$1,315,146
	1/27/2021	41,134		$ 88.20	1/27/2031	10,089	$1,537,664
	1/29/2020	58,000		$110.37	1/29/2030
	1/30/2019	47,200		$113.01	1/30/2029
	1/31/2018	40,200		$125.35	1/31/2028
	1/25/2017	35,475		$117.24	1/25/2027

R.C. Neff	2/4/2025	—	21,700	$153.22	2/4/2035	5,563	$847,857	2,448	$373,100
	2/6/2024	7,066	14,134	$152.35	2/6/2034	3,714	$566,051	11,572	$1,763,689
	1/25/2023	11,600	5,800	$179.08	1/25/2033	1,679	$255,896
	1/26/2022	32,500		$132.69	1/26/2032	6,516	$993,104
	1/27/2021	41,134		$ 88.20	1/27/2031	10,140	$1,545,437
	1/29/2020	19,334		$110.37	1/29/2030

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus their years of service. This policy reflects our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. For awards granted 2017 through 2023, one-third vests each January 31, starting with the January 31 that is at least one year following the grant date. For 2024 and later grants, one-third vests each February 10, starting with the February 10 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)

Represents unvested RSUs and dividend equivalents, rounded to whole units. 2022 and earlier awards are paid out in cash at the end of the five-year vesting period. For 2023, awards are settled in stock upon vesting one-third each January 31 following the first anniversary of the grant date. 2024 and later awards are settled in stock upon vesting one-third each February 10 following the first anniversary of the grant date.

(4)

Market value is based upon number of RSUs that have not been vested or released, including, when applicable, dividend equivalents, multiplied by $152.41, the closing price of Chevron common stock on December 31, 2025.

(5)

Represents performance shares and dividend equivalents, rounded to whole shares, that vest and are paid out in stock at the end of the applicable three-year performance period. The estimated shares for the 2024 award are based upon a 100% performance multiplier, and the estimated shares for the 2025 award are based upon a 22% performance multiplier.

(6)

Represents the estimated value of performance shares based upon the number of performance shares, including dividend equivalents, multiplied by $152.41, the closing price of Chevron common stock on December 31, 2025. The estimated payout value for the 2024 award is based on a 100% performance multiplier, and the estimated value for the 2025 award is based on a 22% performance multiplier. The estimated value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2025” table in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

executive compensation

option exercises and stock vested

in fiscal year 2025

The following table sets forth information concerning the cash value realized by each of our NEOs upon exercise of stock options; vesting of performance share and restricted stock unit awards in 2025; and withholding of portions of unvested restricted stock unit awards to pay taxes.

	Options		Stock awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)

M.K. Wirth	—	—	68,625	$10,311,384

E.P. Bonner	—	—	8,869	$1,340,553

M.A. Nelson	—	—	19,554	$2,940,715

R.H. Pate	—	—	14,777	$2,222,422

R.C. Neff	—	—	13,198	$1,982,490

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the fair market value of Chevron common stock on the exercise date and the exercise price of the stock options. No stock options were exercised in 2025.

(2)

Represents the cash value of vested performance shares granted in 2023 for the performance period January 2023 through December 2025, paid in February 2026. Also includes the value of vested restricted stock units granted in 2020, 2023 (second of three tranches) and 2024 (first of three tranches), paid in February 2025; and the cash value of RSUs withheld to pay taxes on unvested RSUs no longer subject to substantial risk of forfeiture. Each of these is described further on pages 76 and 77. Certain totals may not reconcile due to rounding.

performance shares

We calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group and S&P 500 Index for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Second, we calculate our ROCE-I and the ROCE-I of our LTIP Performance Share Peer Group for the three-year performance period. ROCE-I is the percentage point difference between the trailing 12-month ROCE as of the quarter preceding the end of the three-year performance period and the trailing 12-month ROCE as of the quarter preceding the start of the three-year performance period. We calculate ROCE as follows:

ROCE =	(net income excluding special items (+) after tax interest expense (+) noncontrolling interests income)
average capital employed

Net Income (excluding special items) is the net income adjusted for significant, externally disclosed non-operating items. Capital Employed is the sum of stockholders’ equity, total debt, and noncontrolling interests equity. Average Capital Employed is computed by averaging the sum of Capital Employed at the beginning of and end of the 12-month net income period. The final ROCE calculation may include reasonable estimates and will be determined and certified by the MCC in its sole discretion.

Third, we rank our TSR and ROCE-I against the TSR and ROCE-I of our LTIP Performance Share Peer Group and S&P 500 Index, if applicable, to determine the performance multiplier applicable to the awards. Our rank then determines what the performance multiplier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6th

TSR modifier (70% weight, ranking includes S&P 500 Index)	200%	160%	120%	80%	40%	0%

ROCE-I modifier (30% weight, ranking excludes S&P 500 Index)	200%	150%	100%	50%	0%	n/a

Chevron Corporation 2026 Proxy Statement

executive compensation

For example, if we rank first in TSR compared with our LTIP Performance Share Peer Group and S&P 500 Index and second in ROCE-I, then the performance multiplier would be 185%. Under the rules of the LTIP, in the event our measured annualized TSR is less than one percentage point of the nearest competitor(s), the results will be considered a tie, and the TSR modifier will be the average of the tied ranks. In the event our measured ROCE-I is less than one-half of a percentage point of the nearest competitor(s), the results will be considered a tie, and the ROCE-I modifier will be the average of the tied ranks. For example, if Chevron ranks fifth in TSR and ties with the TSR of the peer that ranks sixth, it will result in a TSR modifier of 20% (the average of 40% and 0%). In addition, if Chevron ranks fourth in ROCE-I and ties with the ROCE-I of the peer that ranks fifth, it will result in a ROCE-I modifier of 25% (the average of 50% and 0%). The weighted results of the modifiers are rounded to the nearest whole number. The overall performance multiplier would then result in 22%.

70% x TSR modifier	+	30% x ROCE-I modifier	=	Performance multiplier

In the event of negative TSR for the performance period, any above-target TSR modifier will be reduced by 20% for executive officers.

Fourth, we determine the payout of the performance share award, as follows:

(Number of performance shares granted + dividend equivalents)	x	Performance multiplier	x	20-day trailing average price of Chevron common stock at the end of the performance period(a)	=	Cash value/payout(a)

(a)	PSUs awarded in 2024 and later will be settled in shares and award payout will no longer depend on the 20-day trailing average price.

For awards of performance shares made in 2023, the three-year performance period ended December 2025. Chevron came in sixth place for TSR and fourth place for ROCE-I. This resulted in a performance multiplier of 15% for the period. Accordingly, the cash value of the 2023 grant was calculated as follows:

Name	Shares granted plus dividend equivalents	x	Multiplier	=	Shares acquired on vesting	x	20-day trailing average price	=	Cash value/payout

M.K. Wirth	53,848		15%		8,077		$150.06		$1,212,061

E.P. Bonner	10,087		15%		1,513		$150.06		$227,038

M.A. Nelson	17,461		15%		2,619		$150.06		$393,039

R.H. Pate	13,377		15%		2,007		$150.06		$301,100

R.C. Neff	10,087		15%		1,513		$150.06		$227,038

The cash value/payout includes the value of fractional shares.

Ms. Bonner elected to defer 20% of her 2023 performance share grant, or $45,408. Provisions of the DCP are described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

restricted stock units

Vested RSUs are valued by multiplying the number of units vested by the closing price of Chevron common stock on the vesting date, or, if the NYSE is not open on the vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open. Starting in 2023, RSU awards vest ratably over a three-year period; and for executive officers, are subject to a mandatory two-year post-vest holding period.

	RSUs granted in 2020 (cliff vesting)					RSUs granted in 2023 and 2024 (ratable vesting)
Name	Number of shares acquired on vesting (#)	Grant date	Vest date	Price used to value shares(a)	Value realized on vesting	Number of shares acquired on vesting (#)	Grant date	Vest date	Price used to value shares(a)	Value realized on vesting

M.K. Wirth	41,893	1/29/2020	1/31/2025	$149.19	$6,250,057	7,825	1/25/2023	1/31/2025	$149.19	$1,167,412
						9,994	2/6/2024	2/10/2025	$155.77	$1,556,805

E.P. Bonner	3,200	1/29/2020	1/31/2025	$149.19	$477,408	1,606	1/25/2023	1/31/2025	$149.19	$239,577
						2,446	2/6/2024	2/10/2025	$155.77	$381,029

M.A. Nelson	10,934	1/29/2020	1/31/2025	$149.19	$1,631,239	2,537	1/25/2023	1/31/2025	$149.19	$378,527
						3,195	2/6/2024	2/10/2025	$155.77	$497,631

R.H. Pate	8,158	1/29/2020	1/31/2025	$149.19	$1,217,098	1,975	1/25/2023	1/31/2025	$149.19	$294,657
						2,446	2/6/2024	2/10/2025	$155.77	$381,029

R.C. Neff	8,211	1/29/2020	1/31/2025	$149.19	$1,225,035	1,486	1/25/2023	1/31/2025	$149.19	$221,704
						1,844	2/6/2024	2/10/2025	$155.77	$287,195

(a)	Closing price of Chevron common stock on the NYSE on the vest date.

Chevron Corporation 2026 Proxy Statement

executive compensation

RSUs are subject to certain tax liabilities prior to vesting when a substantial risk of forfeiture no longer exists. Generally, this event occurs when grant recipients reach age or age and service milestones. In December 2025, Chevron withheld the following RSUs from grants to pay taxes. The cash value of shares withheld includes the value of fractional shares withheld. Messrs. Wirth, Nelson, Pate, and Neff have more than 90 points, as described in our “Potential Payments upon Termination or Change-in-Control” in this Proxy Statement and the full FICA tax obligation for the 2021, 2022 and 2023 grants were paid in prior years, when grants were no longer subject to substantial risk of forfeiture.

Name	Shares withheld	Grant date	Valuation date	Price used to value shares(a)	Cash value of shares withheld

M.K. Wirth	836	2/6/2024	12/17/2025	$149.52	$125,049

E.P. Bonner	50	1/26/2022	12/17/2025	$149.52	$7,444
	54	1/27/2021	12/17/2025	$149.52	$8,057

M.A. Nelson	269	2/6/2024	12/17/2025	$149.52	$40,279

R.H. Pate	191	2/6/2024	12/17/2025	$149.52	$28,538

R.C. Neff	144	2/6/2024	12/17/2025	$149.52	$21,518

(a)	Closing price of Chevron common stock on the NYSE on the valuation date.

Chevron Corporation 2026 Proxy Statement

executive compensation

pension benefits table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan name	Number of years credited service(1)	Present value of accumulated benefit(2)		Payments during last fiscal year

M.K. Wirth	Chevron Retirement Plan	40	$ 2,446,409		—
	Chevron Retirement Restoration Plan		$41,029,192		—

E.P. Bonner	Chevron Retirement Plan	4	$ 97,267		—
	Chevron Retirement Restoration Plan		$ 379,976		—
	Chevron UK Pension Plan	23	$ 1,131,506	(3)	—
	Chevron UK Unfunded Retirement Benefit		$ 2,666,832	(3)	—

M.A. Nelson	Chevron Retirement Plan	40	$ 2,519,835		—
	Chevron Retirement Restoration Plan		$20,540,721		—

R.H. Pate	Chevron Retirement Plan	16	$ 620,244		—
	Chevron Retirement Restoration Plan		$ 3,897,921		—

R.C. Neff	Chevron Retirement Plan	38	$ 2,431,777		—
	Chevron Retirement Restoration Plan		$13,528,073		—

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2025 financial statements and is generally the period that an employee is a participant in the plan for which the employee is an eligible employee and receives pay from a participating company. For the CRP and RRP, credited service does not include service prior to July 1, 1986, if employees were under age 25. Some of our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Wirth, 43 years; Mr. Nelson, 41 years; Mr. Neff, 41 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2025, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2025 financial statements. For the CRP and RRP, a present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for NEOs), using service and compensation as of December 31, 2025. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. These assumptions include the discount rate of 5.5% for CRP and 5.1% for RRP as of December 31, 2025. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 23. The present values reflect the forms of payment based on the interest rate and mortality table assumptions used for financial reporting purposes on December 31, 2025, which are prescribed by the Pension Protection Act of 2006.

See footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

(3)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2025, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2025 financial statements. For the CUKPP and URB, a present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction being applied to some or all of their pension due to age (age 65), using service and compensation as of the date at which benefits ceased accruing. This present value is then discounted with interest to the date used for financial reporting purposes. The assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2025. These assumptions include the discount rate of 5.6% as of December 31, 2025. This rate is equal to the single equivalent rate resulting from consideration of yield curves derived from market yields on high-quality fixed income instruments as of December 31, 2025, and the distribution of the CUKPP’s projected future benefit payments. Benefits in the CUKPP are automatically increased, both once in payment and over the period from the date accrual ceased to the date pensions commenced. Indexation is generally linked to U.K. price inflation, which is assumed at the average rate of 2.6% per annum from December 31, 2025, but subject to limitations. See footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

Chevron Corporation 2026 Proxy Statement

executive compensation

Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (a defined-benefit pension plan that is intended to be tax-qualified under Code section 401(a)) and the Chevron Retirement Restoration Plan (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Code limitations on benefits and earnings. In addition to the U.S.-based plans, Ms. Bonner is eligible for benefits under the CUKPP (a defined-benefit pension plan that is intended to be a registered pension scheme under the Finance Act 2024 of the Parliament of the United Kingdom).

For employees hired prior to January 1, 2008, including Messrs. Wirth, Nelson, and Neff the age 65 retirement benefits are calculated as a single life annuity equal to 1.6% of the participant’s highest average earnings multiplied by years of credited service, minus an offset for Social Security benefits. For this purpose, HAE is the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2025, the applicable annualized averages were: Mr. Wirth, $5,692,222, Mr. Nelson, $2,945,467, and Mr. Neff, $2,114,306.

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2025, the applicable annualized earnings, after reflecting the average of the last three-year Code compensation limitations, was $341,667. The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are actuarially reduced below age 50, reduced by early retirement discount factors of 5% per year from age 50 to age 60, and unreduced at age 60.

For employees who became eligible for U.S. benefits on or after January 1, 2008, including Ms. Bonner and Mr. Pate, the age 65 retirement benefits are calculated as a lump sum equal to the participant’s annualized HAE multiplied by 11% for the years of credited service before age 60 and 14% for the years of credited service after age 60. For this purpose, HAE is the average of the highest base salary and CIP awards over 60 consecutive months. On December 31, 2025, the applicable averages were: Ms. Bonner, $1,748,778; and Mr. Pate, $2,398,333.

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2025, the applicable annualized earnings, after reflecting the average of the last five-year Code compensation limitations, were $324,000 for Ms. Bonner and Mr. Pate. For employees hired after December 31, 2007, the amount of the benefit is reduced by 4.5% annual compound interest if payment commences prior to age 60.

For the CRP and RRP, participants are eligible for an early retirement benefit if they are vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

Despite the calculations above, all retirees may elect to have their CRP benefits paid in the form of a lump-sum, single life annuity, joint and survivor annuity, life and term-certain annuity, or a uniform income annuity.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Code’s applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump-sum equivalent in a single payment or in up to 10 annual installments.

For U.K. heritage Chevron employees hired prior to January 1, 2003, including Ms. Bonner, the CUKPP benefit is calculated as an age 65 joint life annuity equal to 1.9% of the participant’s final pensionable pay multiplied by eligible years of credited service minus a state pension offset (calculated as 1/44th of the annual equivalent of the single person’s basic state pension in force upon termination of pensionable service). For eligible participants, including Ms. Bonner, the URB provides benefits comparable with those provided in the CUKPP but cannot be paid from the plan due to U.K. tax authority limits on the annual amount that can be put into registered pension schemes.

For the CUKPP, participants can elect to receive a portion of their benefit as a tax-free lump sum and a smaller monthly pension. The age 65 retirement benefit is actuarially reduced if commenced prior to age 65. The URB is converted to a lump-sum equivalent that is paid immediately following separation from service.

Chevron Corporation 2026 Proxy Statement

executive compensation

nonqualified deferred compensation table

This section sets forth information concerning the value of each NEO’s compensation that is deferred pursuant to the DCP and the ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90% of CIP awards, up to 90% of LTIP performance share awards issued prior to 2024, and up to 40% of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 21 different funds that are designated by the MCC and that are also available in the ESIP, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return as of December 31, 2025, were:

Chevron Common Stock Fund	10.12%

BlackRock LifePath Index 2030 Account C	14.22%

BlackRock LifePath Index 2035 Account C	16.03%

BlackRock LifePath Index 2040 Account C	17.65%

BlackRock LifePath Index 2045 Account C	19.26%

BlackRock LifePath Index 2050 Account C	20.92%

BlackRock LifePath Index 2055 Account C	21.75%

BlackRock LifePath Index 2060 Account C	21.89%

BlackRock LifePath Index 2065 Account C	21.88%

BlackRock LifePath Index 2070 Account C	21.88%

BlackRock LifePath Index Retirement Account C	12.46%

BlackRock MSCI ACWI Ex-U.S. Index Account C	32.98%

Capital Group EuroPacific Growth Trust Class U3	29.24%

Dodge & Cox Income Separate Account	8.20%

EARNEST Partners Smid Cap Core Fund—Class 1	7.08%

Equity Index Account C	17.87%

Extended Equity Market Fund M	11.42%

Government Short-Term Investment Account C	4.34%

Principal Diversified Real Asset CIT Tier 3	14.82%

Putnam Stable Value Separate Account	5.46%

U.S. Debt Index Account C	7.22%

NEOs may transfer into and out of funds daily. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business-day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2025 annual rate of return for the Vanguard Treasury Money Market Fund was 4.23%.

Chevron Corporation 2026 Proxy Statement

executive compensation

Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Code 401(a)(17) ($350,000 in 2025). A minimum 2% deferral of base pay over the Code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate that is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name		Executive contributions in the last fiscal year(1)	Company contributions in the last fiscal year(2)	Aggregate earnings in the last fiscal year(3)	Aggregate withdrawals / distributions(4)	Aggregate balance at last fiscal year-end(5)

M.K. Wirth	DCP	$31,000	—	$3,397,556	—	$28,348,955
	ESIP-RP	—	$124,000	$286,901	—	$3,221,679

E.P. Bonner	DCP	$493,238	—	$73,350	—	$617,006
	ESIP-RP	—	$55,167	$6,425	—	$109,680

M.A. Nelson	DCP	$1,118,946	—	$1,719,261	—	$15,516,852
	ESIP-RP	—	$77,167	$113,112	—	$1,284,839

R.H. Pate	DCP	$382,542	—	$1,483,465	—	$9,782,002
	ESIP-RP	—	$67,167	$133,671	—	$1,507,011

R.C. Neff	DCP	$12,993	—	$20,362	—	$204,287
	ESIP-RP	—	$51,970	$67,681	—	$780,006

(1)

Reflects 2025 DCP deferrals of salary, any 2024 performance-year CIP, and LTIP performance shares for the 2022–2024 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement. For Ms. Bonner and Messrs. Nelson and Pate the CIP deferred in 2025 was reported in footnote 4 to the “Summary Compensation Table” in our 2025 Proxy Statement. For Ms. Bonner and Mr. Nelson, the value of deferred LTIP performance shares was reported in footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2024” table in our 2025 Proxy Statement.

Name	2025 salary deferrals	2025 CIP deferrals	2025 LTIP deferrals

M.K. Wirth	$31,000	—	—

E.P. Bonner	$51,979	$60,500	$380,759

M.A. Nelson	$19,292	$462,000	$637,654

R.H. Pate	$16,792	$365,750	—

R.C. Neff	$12,993	—	—

(2)	Represents ESIP-RP contributions by the Company for 2025. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(3)

Represents the difference between balances at December 31, 2025, and December 31, 2024, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items.

Chevron Corporation 2026 Proxy Statement

executive compensation

(4)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(5)

Represents DCP and ESIP-RP balances as of December 31, 2025. The amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEOs in the “Summary Compensation Table” in prior Proxy Statements as follows:

Name	Salary deferral amounts previously reported	ESIP-RP amounts previously reported	CIP amounts previously reported	LTIP amounts previously reported

M.K. Wirth	$317,707	$1,270,829	$3,457,080	$6,147,430

E.P. Bonner	$48,177	$49,483	$60,500	—

M.A. Nelson	$87,684	$350,733	$2,031,225	$3,782,565

R.H. Pate	$382,477	$435,213	$1,159,225	—

R.C. Neff	—	—	—	—

Deferrals of the 2025 CIP awards and the LTIP performance shares for the 2023–2025 performance period are not reflected in the DCP balance as of December 31, 2025, as they were not deferred until the underlying awards were settled in 2026. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2025” table in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

executive compensation

potential payments upon termination or change-in-control

With the exception of Mr. Pate, our NEOs do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In 2018, Mr. Pate and Chevron entered into agreements relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, and the value of the Company’s contribution to the retiree health benefit upon termination; such agreements are described in the table below and in our “Compensation Discussion and Analysis–Compensation Governance: Oversight and Administration of the Executive Compensation Program–Employment, Severance, and Change-in-Control Agreements” in this Proxy Statement. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus their time in service and the reason for termination.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(1)	Termination for any reason other than misconduct and grants held for at least one year after grant date,(2) and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points

Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(3)	100% vested(3)

RSUs	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(3)	100% vested(3)

Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(4)	Prorated vesting 5 years from termination to exercise(4)	100% vested(3) Remaining term to exercise

(1)

For grants of awards during or after 2005 that have been exercised or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis–Compensation Governance: Oversight and Administration of the Executive Compensation Program–Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, and or non-solicitation.

(2)

For awards granted from 2017 through 2023, one must remain employed through the January 31 that is one year after the grant date and for awards granted in 2024 or 2025, through February 10 that is one year after the grant date.

(3)

Award based on and paid at the end of the performance or vesting period. Prorated vesting of all unvested standard LTIP grants that have met the minimum holding requirement is based on (i) the number of whole months from the grant date to December 31, 2025, for stock options and RSUs, and (ii) the number of whole months from the performance period start date to December 31, 2025, for performance shares.

(4)	Or the remaining term, if less.

In the table that follows, we have assumed that each NEO terminated their employment for reasons other than for misconduct on December 31, 2025. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2025 Fiscal Year-End” table, performance shares or RSUs that vested in 2025 as reported in the “Option Exercises and Stock Vested in Fiscal Year 2025” table, or accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

executive compensation

We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the ESIP.

Benefits and payments upon termination for any reason other than for misconduct(1)

Name	Base salary	CIP	Severance	Long-term incentives unvested and deemed vested due to termination(2)
				Performance shares	RSUs	Stock options	Benefits(3)

M.K. Wirth	—	—	—	$9,555,446	$17,457,369	$4,604	$45,000

E.P. Bonner	—	—	—	$1,560,684	$2,385,941	$470	$1,161,735

M.A. Nelson	—	—	—	$3,054,814	$4,762,273	$1,472	—

R.H. Pate	—	—	—	$2,341,026	$3,943,677	$1,128	—

R.C. Neff	—	—	—	$1,763,673	$3,360,561	$848	—

(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested performance shares, standard RSUs, and stock options under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination as described the “Potential Payments Upon Termination” in this Proxy Statement. All awards granted in 2025 are forfeited upon a termination in 2025.

Performance share values are calculated based on $152.41, the December 31, 2025, closing price of Chevron common stock, and a performance multiplier of 100%. See footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2025” table in this Proxy Statement for a description of the performance share payout calculation.

Restricted stock unit values are calculated based on $152.41, the December 31, 2025, closing price of Chevron common stock.

Stock option values are calculated based on the difference between $152.41, the December 31, 2025, closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2025 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options.

In 2018, Chevron entered into an agreement with Mr. Pate, which provides that Mr. Pate is deemed to have 90 points if he is terminated on or after June 30, 2022, for any reason other than misconduct.

(3)

Mr. Wirth will be provided with post-retirement office and administrative support services during his lifetime. The estimated aggregate incremental cost of these benefits is approximately $45,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 25% of the time dedicated to providing such services and no incremental cost for utilizing vacant office space at a Chevron facility.

Our NEOs are eligible to receive early retirement benefits from the CRP and the RRP upon separation from service. The present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP-RP and from the DCP upon separation from service. The plan balances as of December 31, 2025, are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Ms. Bonner transferred from the U.K. payroll to the U.S. payroll in 2022. Upon termination, Ms. Bonner is eligible for a one-time payment to reflect the difference in the value of her actual U.K. retirement plan benefits and the value of the UK Pension Plan benefit had it included her compensation following transfer to the U.S. payroll. CUKPP rules in effect at the earlier of termination of the plan or the participant’s ultimate termination of employment will be applied for the calculation. This is a standard policy applied consistently to employees who transfer payrolls.

In 2018, Chevron entered into an agreement with Mr. Pate, which provides for benefits and payments in an amount equal to the actuarial value of the difference between the portion of retiree health Company contribution, based on points at termination, and the full applicable Company contribution at that time.

Chevron Corporation 2026 Proxy Statement

equity compensation plan information

The following table provides certain information as of December 31, 2025, with respect to Chevron’s equity compensation plans.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(2)	25,795,697	(3)	$125.31	(4)	93,262,833	(5)

Equity compensation plans not approved by security holders(6)	152,880	(7)	—	(8)	—	(9)

Total	25,948,577		$125.31	(4)	93,262,833

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder on December 31, 2025. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding on December 31, 2025, was 1,841,209, and the weighted-average exercise price (excluding RSUs and other rights for which there is no exercise price) was $97.37. The weighted average remaining term of the stock options is 4.59 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of three plans: the prior LTIP, the 2022 LTIP, and the NED Plan. Stock options and RSUs were awarded under the prior LTIP, and shares were issued under the subplans of the prior LTIP for certain non-U.S. locations. Stock options, RSUs and performance shares may be awarded under the 2022 LTIP, and shares may be issued under the subplans of the 2022 LTIP for certain non-U.S. locations. Restricted stock, RSUs, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 20,942,967 shares subject to stock options (granted under the prior LTIP, the 2022 LTIP, or the NED Plan), 4,652,289 shares subject to RSUs and performance shares granted under the prior LTIP and 2022 LTIP, and 200,441 shares subject to RSUs and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as stock appreciation rights, cash-settled RSUs, and cash-settled performance shares granted under the LTIP.

(4)	The price reflects the weighted average exercise price of stock options under the prior LTIP, the 2022 LTIP, and the NED Plan. The weighted average remaining term of the stock options is 5.12 years.

(5)

The 2022 LTIP was approved by the stockholders on May 25, 2022. The maximum number of shares that can be issued under the 2022 LTIP is 104,000,000. The 2022 LTIP has 92,725,659 shares that remain available for issuance pursuant to awards. An aggregate of 390,039 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the 2022 LTIP limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the 2022 LTIP. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 537,174 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2025.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 12,618 shares in 2025, 11,100 shares in 2024, and 10,936 shares in 2023.

Chevron Corporation 2026 Proxy Statement

CEO pay ratio

The ratio of the annual total compensation for the CEO to the annual total compensation of our median employee was 175:1 for 2025, calculated by dividing our CEO 2025 annual total compensation of $26,828,240 by the 2025 annual total compensation of our median employee of $152,970.1

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO-to-median employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below.

We identified the median employee using our employee population as of October 1, 2025, which included approximately 43,137 individuals located in 49 countries, of which 23,834 employees were on U.S. payroll and 19,303 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.6% of the total employee population in the non-U.S. jurisdictions with small employee populations. As a result, we excluded 1,966 individuals in 27 non-U.S. countries. The excluded countries and their employee populations were as follows: Bahrain (3), Bangladesh (460), Belgium (124), Cambodia (47), Cameroon (6), China (319), Cyprus (11), Egypt (62), El Salvador (86), Equatorial Guinea (87), Finland (1), Germany (105), Greece (11), Guatemala (48), Honduras (26), Hong Kong (70), Mexico (48), Netherlands (99), Norway (2), Pakistan (91), Panama (37), Republic of Korea (8), Russian Federation (26), Sri Lanka (72), Taiwan (1), United Arab Emirates (64), and Vietnam (52). As a result of these exclusions, the employee population used to identify the median employee was composed of 41,171 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bermuda, Brazil, Canada, Colombia, France, India, Indonesia, Israel, Japan, Kazakhstan, Kuwait, Malaysia, Nigeria, Philippines, Singapore, Thailand, United Kingdom, and Venezuela.

We identified the median employee using 2025 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2025 annual base salary determined as of October 1, 2025, and (ii) the actual annual cash bonus paid in the first quarter of 2025, provided, however, that for hourly employees who work for Chevron Australia Downstream Stores Pty Ltd., Chevron Singapore Pte. Ltd., and Chevron Stations Inc., their total cash compensation was instead based on actual wages and bonus paid during 2025. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2025.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executive officers. We believe both our CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

(1)	The annual total compensation of the median employee is calculated in the same manner as CEO annual total compensation in the Summary Compensation Table.

Chevron Corporation 2026 Proxy Statement

pay versus performance
pay versus performance table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”) and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation–Compensation Discussion and Analysis” starting on page 43.

	CEO pay		Other NEO pay		Value of initial fixed $100 investment based on:		Other performance measures
Year	Summary compensation table total for CEO (1)	CAP for CEO (2)	Average summary compensation table total for non-CEO NEOs (1)	Average CAP for non-CEO NEOs (2)	Total stockholder return (3)	Peer Group total stockholder return (3)(4)	Net income (billions) (5)	Return on capital employed (ROCE) (6)

2025	$26,828,240	$17,696,603	$9,227,056	$6,733,836	$222	$275	$12.3	6.6%

2024	$32,716,940	$32,819,290	$7,940,633	$8,381,055	$202	$230	$17.7	10.1%

2023	$27,385,655	$(23,775,565)	$9,582,811	$(3,233,256)	$199	$228	$21.4	11.9%

2022	$24,192,742	$87,365,079	$8,065,929	$25,159,420	$231	$218	$35.5	20.3%

2021	$22,610,285	$54,351,572	$8,654,188	$17,681,842	$146	$139	$15.6	9.4%

(1)
Represents amounts reported for Mr. Wirth and the average of the amounts reported in the “Summary Compensation Table” in the “Total” column for the NEOs as a group (excluding Mr. Wirth). The NEOs (excluding Mr. Wirth) included for purposes of calculating the average amounts in each applicable year are as follows: for 2025, Ms. Bonner and Messrs. Nelson, Pate, and Neff; for 2024, Ms. Bonner and Messrs. Nelson, Hearne, Pate, and Breber; for 2023, Messrs. Breber, Nelson, Hearne, and Pate; for 2022, Messrs. Breber, Johnson, Nelson, and Pate; and for 2021, Messrs. Breber, Johnson, Geagea, and Nelson.

Chevron Corporation 2026 Proxy Statement

pay versus performance

(2)
Amounts for each fiscal year do not reflect the actual amount of compensation earned by or paid to Mr. Wirth or the NEOs as a group (excluding Mr. Wirth) during the applicable year. In accordance with SEC rules, the amounts reported in this column were calculated by making the following adjustments to amounts
reported in the “Summary Compensation Table” in the “Total” column:

	CEO	Average non-CEO NEOs

Reported summary compensation table total	$ 26,828,240	$ 9,227,056

Less reported value of equity awards (a)	$ 17,901,635	$ 4,813,129

Plus year-end fair value of equity awards granted in the year and unvested at year-end (b)	$ 13,379,577	$ 3,597,283

Plus year over year change in fair value of outstanding and unvested equity awards (b)	$ (2,123,336)	$ (574,551)

Plus fair value as of vesting date of equity awards granted and vested in the year (b)	$ —	$ —

Plus year over year change in fair value of equity awards granted in prior years that vested in the year (b)	$ 1,231,190	$ 283,436

Less fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year (b)	$ 3,526,125	$ 835,096

Plus value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation (b)	$ —	$ —

Less reported change in the actuarial present value of pension benefits (c)	$ 1,079,652	$ 461,686

Plus pension service cost (d)	$ 888,344	$ 310,523

Plus prior service cost (e)	$ —	$ —

CAP	$ 17,696,603	$ 6,733,836

(a)	Represents the sum of the amounts reported in the “Summary Compensation Table” in the “Stock Awards” and “Option Awards” columns.

(b)
Represents the following adjustments: (i) the addition of
year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the addition (or subtraction if negative) of the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the addition of the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the addition (or subtraction if negative) of the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the addition of the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. Equity award values are calculated in accordance with ASC Topic 718.

(c)	Represents the amount reported in the “Summary Compensation Table” in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column.

(d)
Represents the actuarially determined service cost under the CRP and RRP for services rendered during the applicable year (the “service cost”), calculated in accordance with U.S. GAAP. For Ms. Bonner, amounts include U.K. pension benefits.

(e)
Represents the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), calculated in accordance with U.S. GAAP. For Ms. Bonner amounts include U.K. pension benefits.

(3)	Represents, for each applicable year, cumulative total stockholder return beginning December 31, 2020, at market close.

(4)	Competitor Peer Group refers to BP, ExxonMobil, Shell, and TotalEnergies. The average cumulative TSR is weighted by each peer’s market cap as of the beginning of each year.

(5)	Figures rounded.

(6)
ROCE is calculated by dividing earnings (adjusted for
after-tax
interest expense and noncontrolling interests) by the average of total debt, noncontrolling interests, and Chevron Corporation stockholders’ equity for the year.

Chevron Corporation 2026 Proxy Statement

pay versus performance

financial performance measures
The three measures listed below are important financial performance measures used by the Company to link CAP to the NEOs, for the most recently completed fiscal year, to the Company’s performance. These financial measures are part of our short-term and long-term incentive plan design that reflects the Company’s philosophy to pay for absolute and competitive performance, in alignment with stockholder returns.

•	Earnings (1)
•	ROCE (2)
•	Free cash flow (3)
CAP versus TSR, net income, and company selected measure

A significant portion of the CAP to Mr. Wirth and to the other NEOs is composed of equity awards that motivate absolute and relative stock performance. The CAP calculation largely reflects accounting adjustments to outstanding equity valuation and therefore does not equate to the actual realized compensation to the NEOs.
The MCC maintains a disciplined and consistent approach in managing Chevron’s executive compensation. Market data, Company performance, realizable pay, and realized pay are regularly reviewed and discussed to ensure a healthy balance between a competitive executive compensation program for talent attraction and retention, and alignment of pay and performance to drive long-term stockholder value creation.
Compensation Actually Paid and TSR (cumulative and peer)
(4)

Compensation Actually Paid and Net Income
(4)

CEO CAP ($ in millions)
Avg NEO CAP ($ in millions)
Net Income ($ in billions)
2021
2022
2023
2024
2025
$35.5
$87.4
$54.4
$21.4
$17.7
$15.6
$32.8
$12.3
$25.2
$17.7
$17.7
$8.4
$6.7
($3.2)
($23.8)

Compensation Actually Paid and ROCE
(4)

CEO CAP ($ in millions)
Avg NEO CAP ($ in millions)
ROCE
2021
2022
2023
2024
2025
$54.4
9.4%
$17.7
$87.4
20.3%
$25.2
11.9%
($23.8)
($3.2)
$32.8
10.1%
$8.4
$17.7
6.6%
$6.7

(1)	Earnings as detailed in “Definitions of Selected Financial Terms” in Exhibit 99.1 of Chevron’s Annual Report on Form 10-K for the year ended December 31, 2025 .

(2)
ROCE is calculated by dividing earnings (adjusted for
after-tax
interest expense and noncontrolling interests) by the average of total debt, noncontrolling interests and Chevron Corporation stockholders’ equity for the year.

(3)	Free cash flow is a non-GAAP financial measure. See Appendix A for a reconciliation to U.S. GAAP.

(4)	Figures rounded.

Chevron Corporation 2026 Proxy Statement

stock ownership information
security ownership of certain beneficial owners and management
The following table shows
, to our knowledge,
the ownership interest in Chevron common stock as of March 16, 2026 (unless otherwise noted), for (i) holders of more than 5% of our outstanding common stock; (ii) each non-employee
Director; (iii) each NEO; and (iv) all current
non-employee
Directors and executive officers as a group. As of that date, there were 1,992,285,560 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee director)	Shares beneficially owned (1)	Stock units (2)	Total	Percent of class

The Vanguard Group (3)	161,516,631	—	161,516,631	8.56%

State Street Corporation (4)	152,617,711	—	152,617,711	7.50%

BlackRock, Inc. (5)	131,461,833	—	131,461,833	7.00%

Berkshire Hathaway Inc./Warren E. Buffett (6)	126,093,326	—	126,093,326	6.70%

Wanda M. Austin+	16,751	1,759	18,510	*

Eimear P. Bonner	8,835	22,089	30,924	*

John B. Frank+	17,063	19,061	36,124	*

Enrique Hernandez, Jr.+	—	35,289	35,289	*

John B. Hess+	8,797,298	1,291	8,798,589	*

Marillyn A. Hewson+	3,259	16,470	19,729	*

Thomas W. Horton+	—	462	462	*

Jon M. Huntsman Jr.+	8,873	1,759	10,632	*

Charles W. Moorman+	41,403	57,191	98,594	*

Dambisa F. Moyo+	8,385	5,908	14,293	*

R. Clay Neff	151,405	14,537	165,942	*

Mark A. Nelson	225,372	35,647	261,019	*

R. Hewitt Pate (7)	166,116	29,358	195,474	*

Debra Reed-Klages+	4,593	17,515	22,108	*

D. James Umpleby III+	13,769	1,759	15,528	*

Cynthia J. Warner+	—	6,947	6,947	*

Michael K. Wirth	1,207,619	104,804	1,312,423	*

All current non-employee Directors and executive officers as a group (20 persons) (8)	10,838,367	401,715	11,240,082	*

*	Less than 1%.

(1)
Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 16, 2026, as follows: 14,413 shares for Mr. Frank, 28,809 shares for Mr. Moorman, 131,734 shares for Mr. Neff, 194,933 shares for Mr. Nelson, 134,700 for Mr. Pate, 1,139,709 shares for Mr. Wirth, and 1,796,046 shares for all current non-employee
Directors and executive officers as a group. For executive officers, the amounts shown include shares held in trust under the ESIP.

Chevron Corporation 2026 Proxy Statement

stock ownership information

(2)
Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock since the value of each unit is measured by the price of Chevron common stock. For non-employee
Directors, these are vested and unvested RSUs awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include vested and unvested RSUs awarded under the 2022 LTIP and stock units deferred under the DCP that may ultimately be paid in shares of Chevron common stock. This amount does not include 424,959 unvested performance shares awarded under the 2022 LTIP.

(3)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that as of December 29, 2023, it had sole dispositive power for 154,130,938 shares, shared voting power for 2,079,881 shares, shared dispositive power for 7,385,693 shares, and no sole voting power. The Vanguard Group subsequently reported that, due to an internal realignment, it no longer has, or is deemed to have, beneficial ownership over Chevron common stock beneficially owned by various subsidiaries and/or business divisions. The Vanguard Group also reported that certain subsidiaries or business divisions that formerly had, or were deemed to have, beneficial ownership with The Vanguard Group, will report beneficial ownership separately (on a disaggregated basis).

(4)
Based on information set forth in a Schedule 13G filed with the SEC on November 10, 2025, by State Street Corporation, One Congress Street, Suite 1, Boston, MA 02114, State Street reports that as of September 30, 2025, it and its subsidiaries listed on Item 7 of the Schedule 13G had no sole voting and dispositive powers, shared voting power for 86,758,881 shares, and shared dispositive power for 152,605,988 shares.

(5)
Based on information set forth in a Schedule 13G/A filed with the SEC on January 26, 2024, by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, to report beneficial ownership of shares as of December 31, 2023, and, consequently, the beneficial ownership of BlackRock may have changed prior to the printing of this Proxy Statement. In the Schedule 13G/A, BlackRock reports that it and its subsidiaries listed on Exhibit A of the Schedule 13G/A had sole voting power for 121,280,458 shares, sole dispositive power for 131,461,833 shares, and no shared voting and dispositive powers.

(6)
Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2024, by Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131, a diversified holding company that Warren E. Buffett may be deemed to control. Berkshire Hathaway reports that as of December 31, 2023, Mr. Buffett and Berkshire Hathaway shared voting and dispositive powers for 126,093,326 shares, which included shares beneficially owned by certain subsidiaries of Berkshire Hathaway. National Indemnity Company shared voting and dispositive power over 101,640,925 of these shares. Mr. Buffett, Berkshire Hathaway, and National Indemnity reported no sole voting or dispositive powers.

(7)	Includes 13,264 shares held by The Lindsey H. Pate 2019 Irrevocable Trust for which Mr. Pate disclaims beneficial ownership.

(8)	Includes 12,305 vested and exercisable stock options for which Mr. Jeff B. Gustavson disclaims beneficial ownership.

Chevron Corporation 2026 Proxy Statement

business conduct and ethics code
We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com/investors/corporate-governance and is available in print upon request. We will post any amendments to or waivers of our Code for an executive officer or director on our website. Directors, officers, and employees certify biennially that they will comply with the Code.
insider trading and prohibited
transactions involving
Chevron securities
Chevron maintains insider trading policies and procedures governing the purchase, sale, and/or other dispositions of Chevron’s securities by directors, executive officers, and employees, as well as Chevron itself, that it believes are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the NYSE listing standards.
Persons subject to the policies and procedures are prohibited from trading while aware of material, non-public
information. These policies and procedures provide for restricted periods and preclearance procedures for members of the Chevron Board of Directors, executive officers, and other specified employees.
Further, members of the Chevron Board of Directors, executive officers, and other specified employees are prohibited at any time from:

•
Engaging in hedging transactions or speculative transactions involving Chevron securities, including, but not limited to, short sales and trading in options, puts, calls, straddles, swaps, or other derivative securities;

•	Purchasing Chevron securities on margin;

•	Engaging in monetization transactions, such as forward sale contracts involving Chevron securities; or

•	Pledging Chevron securities as collateral for a loan or any other purpose.
Other employees are generally permitted to engage in transactions involving Chevron securities that are designed to hedge or offset market risk.
For more information, please see the description of our insider trading policies and procedures, which is included as Exhibit 19 in our Annual Report on Form
10-K
for the year ended December 31, 2025.

Chevron Corporation 2026 Proxy Statement

related person transactions

review and approval of related person transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Governance Committee with reviewing related person transactions as defined by SEC rules. Under SEC rules, a related person is a director, executive officer, nominee for director since the beginning of the previous fiscal year, or a greater than 5% beneficial owner of the company at the time of the applicable transaction, and their immediate family members. The Governance Committee has adopted written guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Governance Committee will review the report and determine whether to approve the identified transaction. The Governance Committee has identified the following categories of transactions that are deemed to be preapproved by the Governance Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

Compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement and if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	Compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	Transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•

Transactions in which rates are determined by competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with Chevron’s competitive bidding procedures);

•	Transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	Transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is an employee of another entity and the transaction does not exceed $250,000 or 0.5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

Charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2% (whichever is greater) of that entity’s gross revenues for that year; and

•

Transactions conducted in the ordinary course of business where our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2% of the total equity or partnership interests of the entity.

The Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or their family members.

Chevron Corporation 2026 Proxy Statement

related person transactions

related person transactions

During 2025, each of The Vanguard Group (“Vanguard”), BlackRock, Inc. (“BlackRock”), and State Street Corporation (“State Street”) was a greater than 5% beneficial owner of Chevron common stock. Affiliates of Vanguard provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $275,000 in fees from the trusts for such services in 2025 and are expected to receive approximately $200,000 in 2026 for similar services. Affiliates of BlackRock provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $6,375,000 in fees from the trusts for such services in 2025 and are expected to receive approximately $7,125,000 in 2026 for similar services. Affiliates of State Street provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $125,000 in fees from the trusts for such services in 2025 and are expected to receive approximately $125,000 in 2026 for similar services. Affiliates of State Street provided professional advisory services to certain benefit plans and trusts sponsored by Chevron and received approximately $250,000 in fees for such services in 2025 and are expected to receive approximately $250,000 in 2026 for similar services. In each of these cases, the agreements were entered into on an arm’s-length basis in the ordinary course of business.

On July 14, 2025, in anticipation of and subject to the closing of the acquisition of Hess Corp., which closed on July 18, 2025 (the “Closing”), Chevron U.S.A. Inc., a Pennsylvania corporation and a wholly owned subsidiary of the Corporation (“Chevron USA”), and HFO Holdings LLC, a Delaware limited liability company wholly owned by Mr. Hess (“HFO”), entered into a transition services agreement (the “TSA”), pursuant to which Chevron USA agreed to provide to HFO the following services:

•

Storage, access, and shipping of Hess family personal property, including the original Hess oil delivery truck and other historical artifacts, certain artwork and other tangible Hess family personal property, which Chevron USA paid $88,588 for such services provided in 2025 and is not expected to make payment for such services expected to be provided in 2026;

•

IT transition support services to facilitate the separation of the Hess family office from Hess Corp. (the “Hess IT Separation”), which were reimbursed by HFO for services provided in 2025 in an amount of $15,652 and are expected to be reimbursed by HFO for services expected to be provided in 2026 in an amount estimated to be $34,722;

•

Office space through June 30, 2026, subject to extension at HFO’s option to June 30, 2027 (the “Sublease Term”), for which rent was paid by HFO for the premises leased in 2025 in an amount of $267,500 and is expected to be paid for the premises leased in 2026 in an amount of $600,000; related onsite facilities support services through the Sublease Term, which was reimbursed by HFO in an amount of $79,179 for services provided in 2025 and is expected to be reimbursed by HFO in the amount of $392,311 for services expected to be provided in 2026; and administrative support services, which was reimbursed by HFO in an amount of $210,393 for services incurred in 2025 and no amount is expected for 2026; and

•	Chevron USA agreed to make reasonable efforts to retain certain employees who support HFO until no later than September 26, 2025, which was reimbursed by HFO in 2025 in the amount of $634,613.

In addition, on September 10, 2025, Hess Corp. transferred (“Aircraft Transfer”) all of its interest in HG Aircraft LLC (“AirCo”), a limited liability company holding a leasehold interest in an aircraft (the “Aircraft”), a hangar lease and mechanical tools, to JBH Ventures LLC (“JBHV”), an entity wholly-owned by Mr. Hess and a family member, for $75,000, the amount of which was determined by an independent appraiser, and the appraiser’s methodology was independently verified. In connection with the Aircraft Transfer, Chevron USA terminated AirCo’s lease in the Aircraft, JBHV paid the lessor of the Aircraft the fair market value of the Aircraft (the “Aircraft FMV”), and Chevron USA paid $4,336,532 to the lessor, which amount was the balance of the lease termination fee in excess of the Aircraft FMV with respect to the lease.

In addition, Hess Corp. retained a vendor to assist with the Hess IT Separation, where the vendor’s services included assisting with identifying a managed service provider (“MSP”) for the Hess family office, identifying IT support services under the TSA, and contracting with the MSP. Hess Corp. paid the vendor $484,985 for these services, of which $107,900 was billed for services performed after Mr. Hess joined the Board.

On December 17, 2025, Hess Corp. and Mr. Hess executed an agreement for Hess Corp. to sell, assign, transfer, and convey to Mr. Hess a 100% membership interest in Hess Toy Truck LLC (“ToyCo”), a limited liability company that holds assets comprising the Hess Corp. toy truck business (other than the Transferred Trademarks (as defined below)), effective as of April 1, 2026, for $40,000, the amount of which was determined by an independent appraiser, and the appraiser’s methodology was independently verified. Also on December 17, 2025, Hess Corp. and Mr. Hess executed an agreement for Hess Corp. to sell, assign, transfer, and convey to Mr. Hess a 100% membership interest in HLOGO LLC (“HLOGO”), a limited liability company

Chevron Corporation 2026 Proxy Statement

related person transactions

holding the intellectual property rights with respect to the “Hess” name and all trademarks and logos that contain “Hess” (collectively, the “Transferred Trademarks”), and the www.hess.com domain and any other domains or social media accounts that contain “Hess” (collectively, the “Electronic Assets”), effective December 17, 2025, for $863,000, the amount of which was determined by an independent appraiser, and the appraiser’s methodology was independently verified. Prior to the execution of the forgoing agreements, Hess Corp. assigned to HLOGO the Electronic Assets, and HLOGO granted Chevron USA an exclusive (in the field of oil and gas business), perpetual, irrevocable, fully paid up, royalty free, worldwide license to use and display the Transferred Trademarks in connection with the oil and gas business, and in connection with the ToyCo business, HLOGO granted Chevron USA a three-year license with respect to the Electronic Assets with automatic renewals unless terminated.

Chevron Corporation 2026 Proxy Statement

board proposal to ratify

PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026

(Item 2 on the proxy card)

auditor review and engagement

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as Chevron’s independent registered public accounting firm for 2026, and your Board has endorsed this appointment.

The Audit Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•	The quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•	PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•	PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•	The desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation every five years and PwC’s periodic rotation of other audit management;
•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•	The appropriateness of PwC’s fees for audit and non-audit services;

•	The quality and candor of PwC’s communications with the Audit Committee and management;

•	PwC’s independence and objectivity in its performance of audit services; and

•	PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, in conjunction with controls and processes that help safeguard PwC’s independence.

The Audit Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•

Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•

Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

Chevron Corporation 2026 Proxy Statement

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026

The Audit Committee believes that any concerns with PwC’s tenure are mitigated by strong independence controls, specifically:

•

Thorough Committee oversight. The Audit Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Audit Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

•

Robust preapproval policies and procedures, limits on non-audit services and hiring policies. The Audit Committee must preapprove all audit and non-audit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible non-audit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation. Further, the Audit Committee has adopted a policy regarding Chevron’s employment of former PwC employees to help ensure that auditor independence is not impaired.

•

Strong internal PwC independence, policies, and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead engagement partners after a maximum of five years and auxiliary engagement partners after a maximum of seven years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures. In addition, hiring restrictions are in place for former PwC employees at Chevron. PwC has an accountability framework in place to address deviations from policies and professional standards, including quality, independence, and training, with disciplinary measures including financial penalties where appropriate.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2026.

PwC’s fees and services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2025 and 2024. During these periods, PwC provided both audit and non-audit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2025 and 2024, were as follows (millions of dollars):

services provided	2025	2024

Audit	$34.5	$32.4

Audit Related	$ 1.4	$ 0.7

Tax	$ 0.3	$ 0.5

All Other	$ 1.8	$ 1.9

Total	$38.0	$35.5

The Audit fees for the years ended December 31, 2025 and 2024, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2025 and 2024, were mainly for assurance and related services for employee benefit plan audits, attest services required by debt holders, partners, or other third party stakeholders, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2025 and 2024, were primarily for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2025 and 2024, mainly included services rendered for application and general controls review, software licenses, subscriptions, and permitted consulting services.

Chevron Corporation 2026 Proxy Statement

board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2026

In addition, Hess Midstream LP (“HESM”) and Star Petroleum Refining Public Company Limited (“SPRC”), which are consolidated subsidiaries of Chevron, separately pay their own independent auditor fees, which totaled $0.2 million and $2 million in 2024 (SPRC only) and 2025 (HESM and SPRC), respectively.

audit committee preapproval policies and procedures

All 2025 audit and non-audit services provided by PwC were preapproved by the Audit Committee. The non-audit services that were preapproved by the Audit Committee were also reviewed to help ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

PwC’s attendance at the annual meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

vote required

This proposal is ratified if the number of shares voted FOR exceeds the number of shares voted AGAINST. Abstentions and broker non-votes will have no impact on the outcome of this proposal.

your board’s recommendation

Your Board recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Chevron’s independent registered public accounting firm.

Chevron Corporation 2026 Proxy Statement

board proposal to approve, on an advisory basis, named executive officer compensation

(item 3 on the proxy card)

As required by Section 14A of the Exchange Act, stockholders are entitled to a nonbinding vote on the compensation of our Named Executive Officers (sometimes referred to as “Say-on-Pay”). At the 2023 Annual Meeting, the Board of Directors recommended and stockholders approved holding this advisory vote on an annual basis. Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders APPROVE, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Your Board recommends that you vote FOR this resolution because it believes that our compensation programs support our business model and the following objectives and values, described in detail in our “Compensation Discussion and Analysis” in this Proxy Statement:

•

Pay competitively in each local market where we operate. Our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both Oil Industry Peers and Non-Oil Industry Peers in this analysis;

•	Balance short- and long-term decision-making in support of a long-cycle business with a long-term employment model;

•	Pay for absolute and relative competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

We encourage stockholders to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement. We expect the next vote following the Annual Meeting to be held at the 2027 Annual Meeting.

vote required

This proposal is approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Abstentions and broker non-votes will have no impact on the outcome of this proposal.

This vote is nonbinding. The Board and the Management Compensation Committee, which is composed solely of independent Directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

your board’s recommendation

Your Board recommends that you vote FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.

Chevron Corporation 2026 Proxy Statement

Chevron Corporation 2026 Proxy Statement

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rule 14a-8 stockholder proposals

(items 4 through 6 on the proxy card)

Your Board welcomes dialogue on the topics presented in the Rule 14a-8 stockholder proposals on the following pages. Chevron strives to communicate proactively and transparently on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals may contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all such assertions. However, your Board has considered each proposal and recommended a vote based on the specific reasons set forth in each Board response.

We received several proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because we believe producing them is a poor use of Chevron’s resources when the issues are addressed sufficiently through existing communications. Moreover, we believe that stockholders benefit from reading about these issues in the context of Chevron’s other activities rather than in isolation. Many of the issues raised in the following stockholder proposals are discussed in Chevron’s Corporate Sustainability Report, our Annual Report, and this Proxy Statement. Additional information on Chevron’s corporate governance and corporate social responsibility philosophies and initiatives is available on our website at w.ww.chevron.com.

Your Board urges stockholders to read this Proxy Statement, the Annual Report, the Annual Report Supplement, and the Corporate Sustainability Report, as well as the other information presented on Chevron’s website.

We will provide the address and share ownership of the stockholders who submitted a Rule 14a-8 stockholder proposal upon a stockholder’s request.

vote required

Stockholder proposals are approved if the number of shares voted FOR exceeds the number of shares voted AGAINST. Abstentions and broker non-votes will have no impact on the outcome of these proposals.

your board’s recommendation

Your Board recommends that you vote AGAINST each of the stockholder proposals on the following pages.

Chevron Corporation 2026 Proxy Statement

stockholder proposal

regarding independent chair

(item 4 on the proxy card)

National Legal and Policy Center has submitted the following proposal for consideration at the Annual Meeting.

Request for Board of Directors to Adopt Policy for an Independent Chair

RESOLVED:

Shareholders request the Board of Directors (“Board”) of Chevron Corporation (“Chevron” or “Company”) adopt as policy, and amend the governing documents as necessary, to require hereafter that that two separate people hold the office of Chairman of the Board (“Chair”) and the office of the Chief Executive Officer (“CEO”) as follows:

Selection of the Chair: The Board requires the separation of the offices of the Chair and the CEO.

Whenever possible, the Chair shall be an Independent Director.

The Board may select a temporary Chair who is not an Independent Director to serve while the Board seeks an Independent Chair.

The Chair should not be a former CEO of the company.

Selection of the Chair shall be consistent with applicable law and existing contracts.

SUPPORTING STATEMENT:

The CEO of Chevron is also Board Chair. These roles — each with separate, different responsibilities that are critical to the health of a successful corporation — are greatly diminished when held by a singular company official, weakening its governance structure.

Expert perspectives substantiate our position:

•	According to the 2024 Spencer Stuart Board Index survey, 60 percent of S&P 500 companies had separate CEOs and Board Chairs as of 2024, up from 47 percent in 2014. Meanwhile, 39% of companies had an independent chair as of 2024, up from 28% in 2014.[1]
•	Proxy adviser Institutional Shareholder Services contends that “the chair of the board should ideally be an independent director,” and generally encourages investors to vote for “shareholder proposals requiring that the board chair position be filled by an independent director.”[2]

•	Proxy adviser Glass Lewis wrote in 2024, “it can become difficult for a board to fulfill its role of overseer and policy setter when a CEO/chair controls the agenda and the boardroom discussion. Such control can allow a CEO to have an entrenched position, leading to longer-than-optimal terms, fewer checks on management, less scrutiny of the business operation, and limitations on independent, shareholder-focused goal-setting by the board.”[3]

•	According to the CFA Institute Research and Policy Center, “Combining [Chair and CEO] positions may give undue influence to executive board members and impair the ability and willingness of board members to exercise their independent judgment ... Many jurisdictions consider the separation of the chair and CEO positions a best practice because it ensures that the board agenda is set by an independent voice uninfluenced by the CEO.”[4]

•	Search firm Calibre One argues that “governance best practices increasingly recommend separating the roles of CEO from the Chair of the Board, especially in times of leadership transition or strategic inflection ... When one executive holds both titles, it can lead to ambiguity in oversight responsibilities. By contrast, separating the roles introduces a clearer distinction.”[5]

1.	ht.tp.s://w.ww.spencerstuart.com/-/media/2024/09/ssbi2024/2024_us_spencer_stuart_board_index.pdf
2.	ht.tp.s://w.ww.issgovernance.com/file/policy/active/americas/US-Voting-Guidelines.pdf
3.	ht.tp.s://resources.glasslewis.com/hubfs/2024%20Guidelines/2024%20US%20Benchmark%20Policy%20Guidelines.pdf
4.	ht.tp.s://rpc.cfainstitute.org/-/media/documents/articIe/position-paper/corporate-governance-of-listed-companies-3rd-edition.pdf
5.	ht.tp.s://w.ww.calibreone.com/a-thoughtful-look-at-ceo-chair-separation-what-boards-should-consider-in-2025/

Chevron Corporation 2026 Proxy Statement

stockholder proposal regarding independent chair

board of directors’ response

The board should have flexibility to choose the optimal leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person or two different people, at the discretion of the Board. The non-employee members of the Board should have flexibility to choose the optimal leadership for the Board depending upon Chevron’s needs and circumstances at the time. They consider this important decision annually.

Currently, the Board has appointed Michael K. Wirth to serve as CEO and as Chairman of the Board. Your Board believes that Chevron and its stockholders benefit from the resulting unity of leadership and companywide strategic alignment. Chevron is a global energy company that negotiates concessions and leases with host country governments around the world. Your Board believes it is advantageous to the Company for Mr. Wirth to represent Chevron’s Board as its Chairman in such dialogues.

The board has strong independent oversight and corporate governance practices

Your Board exercises strong independent oversight of the CEO and management and has instituted structures and practices to enhance such independence and oversight. When the non-employee Directors elect the CEO as Chairman, they also elect a Lead Director from among themselves. The role of the Lead Director is highly empowered, as described in the “Independent Lead Director” section of this Proxy Statement on pages 29 to 30. See also “Board Leadership Structure” on page 29. This ensures that the CEO does not control the Board or have undue influence over Board action.

At each Board meeting, the non-employee Directors meet in executive session led by the Lead Director without the CEO and other members of management present. They use this opportunity to discuss any matters they deem appropriate, including evaluation of the CEO’s and senior management’s performance, management succession planning, Chevron’s operating and financial performance and returns to stockholders, and the Board’s priorities, among others.

A fixed policy requiring a separation of the roles of Chairman and CEO is unnecessary because of Chevron’s many other strong corporate governance practices, including the annual election of all Directors, a majority vote requirement in uncontested elections of Directors, an overwhelming majority of independent Directors, independent leadership of all committees, proxy access, independent Director access to employees, annual Board and individual Director assessments, and publicly available Corporate Governance Guidelines.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation 2026 Proxy Statement

stockholder proposal to report on

indigenous peoples’ rights

(item 5 on the proxy card)

The Franciscan Sisters of Allegany, NY has submitted the following proposal for consideration at the Annual Meeting.

Resolved: shareholders request that Chevron Corporation (“Chevron”) publish a report, at reasonable cost and omitting proprietary and confidential information, evaluating the effectiveness of Chevron’s policies, practices, and performance indicators in respecting Indigenous Peoples’ rights, in accordance with the UN Declaration on the Rights of Indigenous Peoples (UNDRIP) and the right to Free, Prior, and Informed Consent (FPIC). At the Board’s discretion, the report could assess how these policies and practices are implemented both in current operations and in addressing past harms, including processes for remediating adverse impacts.

Whereas: The UNDRIP establishes internationally recognized rights for Indigenous Peoples, including FPIC, for activities affecting their lands.1 Chevron operates in over 180 countries, and is one of the world’s largest greenhouse gas-emitting companies.2 Its operations frequently intersect with Indigenous Peoples’ lands. Despite Chevron’s stated support for UNDRIP and commitments to engage Indigenous communities respectfully,3 its operations have been linked to severe rights violations, raising questions about the effectiveness of these commitments.These violations pose material risks, including reputational damage, costly project delays, and potential legal liability.4

Chevron’s Texaco acquisition brought with it the legacy of operations, which caused longstanding adverse impacts on Indigenous communities, including the Waorani, Siekopai, Siona, A’I Kofan, Shuar, and Kichwa, and nearly 80 campesino communities.5 Operations left over 1,000 toxic waste pits, and soil and water pollution up to 200 times US safety standards.6 Independent studies document elevated cancer and other serious illnesses,7 displacement, loss of livelihoods, and cultural harm.8 Despite a $9.5 billion Ecuadorian court judgment, Chevron has not provided restitution.9

Chevron’s refineries have sustained Amazon crude drilling, sourcing oil from Indigenous territories in Ecuador despite court protections, with one plant having processed nearly 25% of US Amazon crude.10 In 2025, following protests by Waorani, Kichwa, and A’i Kofan leaders at a Chevron refinery, the California Senate passed Resolution 51, calling for an investigation into Amazon crude imports and urging a phase-out, demonstrating how Indigenous resistance influences policy and creates risks to Chevron’s supply chain.11

In 2025, Ecuador unveiled a $47 billion “hydrocarbon roadmap” to auction 49 new oil and gas blocks, 18 of which overlap Indigenous territories, heightening the risk of rights violations, legal challenges, and community opposition.12

Failure to respect Indigenous Peoples’ rights exposes Chevron to material risks. Projects without FPIC often face protests, litigation, and delays.13 Negative media and NGO campaigns threaten the company’s social license,14 while conflicts jeopardize project viability and supply chains.15 Investor expectations increasingly demand robust Indigenous rights policies, risking exclusion from socially responsible investors.16 Cases show Indigenous opposition can trigger multi-year litigation and regulatory intervention, creating long-term financial volatility.17 A report evaluating the effectiveness of Chevron’s policies, processes, and performance indicators is critical for understanding whether Chevron’s stated commitments are effective at managing material risks.

1.	ht.tp.s://w.ww.un.org/development/desa/indigenouspeoples/declaration-on-the-rights-of-indigenous-peoples.html
h.t.tp.s://normlex.ilo.org/dyn/nrmlx_en/f?p=NORMLEXPUB:12100:0::NO::P12100_INSTRUMENT_ID:312314
2.	ht.tp.s://w.ww.theguardian.com/environment/2019/oct/09/revealed-20-firms-third-carbon-emissions
3.	ht.tp.s://w.ww.chevron.com/-/media/chevron/sustainability/documents/respecting-human-rights-pdf-download.pdf
4.	ht.tp.s://w.ww.colorado.edu/program/fpw/sites/default/files/attached-files/social_cost_and_material_loss_0.pdf ;
h.t.tp.s://amazonwatch.org/news/2022/0622-the-business-case-for-indigenous-rights
5.	ht.tp.://w.ww.foei.org/es/grupos-miembro/ecuador/ ; https://udapt.org/conocenos/
6.	h.t.tp.s://chevronsglobaldestruction.com/chevrons_global_destruction_report.pdf ;
h.t.tp.s://www.greenpeace.org/international/story/28741/steven-donziger-chevron-oil-amazon-contamination-injustice/ #:~:text=ln%2%2001993%2C%20in%20a%20New1by%20US%20and%2oworld%2ostandards.
7.	h.t.tp.s://pubmed.ncbi.nlm.nih.gov/11452046/ ; https://chevroninecuador.org/assets/docs/cancer-summary.pdf
h.t.tp.s://www.tandfonline.com/doi/abs/10.1179/oeh.2004.10.3.245;
h.t.tp.s://w.ww.theguardian.com/global-development/article/2024/may/16/breathing-contaminated-ecuador-schoolgirls-fight-fossil-gas-flaring
8.	h.t.tp.s://ejatlas.org/print/chevron-texaco-ecuador
9.	ht.tp.s://w.ww.nytimes.com/2011102/15/world/americas/15ecuador.htmI
10.	h.t.tp.s://amazonwatch.org/assets/files/2021-12-linked-fates.pdf
11.	h.t.tp.s://apnews.com/article/amazon-oil-ecuador-california-rainforest-indigenous-resolution-imports-oil-288d7925cd1000a825c82c73d6fb45a0
12.	h.t.tp.s://amazonwatch.org/news/2025/0924-indigenous-groups-criticize-ecuadors-47-billion-oil-expansion-plan-in-amazon
13.	h.t.tp.s://w.ww.colorado.edu/program/fpw/sites/default/files/attached-files/indigenous_rights_risk_report.pdf
14.	h.t.tp.s://laisar.com/your-companys-social-license-dont-wait-for-crisis-to-strike/;
15.	ht.tp.s://amazonwatch.org/news/2022/0622-ths-business-case-for-indigenous-rights
16.	h.t.tp.s://sustainableinvestor.online/indigenous-rights-a-guide-for-investors/ #:~:text=Fortunately%2C%20investors%20are%20finaIIy%20beginning,last%20year%20received%20comp arable%20support.
17.	h.t.tp.s://amazonwatch.org/news/2022/0622-ths-business-case-for-indigenous-rights

Chevron Corporation 2026 Proxy Statement

stockholder proposal to report on indigenous peoples’ rights board of directors’ response

Your Board understands the risks associated with potential issues related to Indigenous Peoples’ rights that may relate to Chevron’s business operations. Guided by The Chevron Way, its Human Rights Policy, and its Business Conduct and Ethics Code, Chevron conducts its business responsibly and proactively engages with various stakeholders, including Indigenous Peoples, to manage potential impacts in the communities where it operates.

Chevron assesses and manages potential Indigenous Peoples’ rights impacts

Chevron’s commitment to respecting human rights, including those of Indigenous Peoples, is embodied in its Human Rights Policy. This policy fosters greater awareness and strengthens management of human rights impacts across employees, security, communities, suppliers, contractors, and other business partners. Chevron implements its Human Rights Policy through a variety of processes, procedures, and tools, including risk and impact assessments. At times, locations where Chevron operates experience challenging conditions; nonetheless, Chevron’s approach to respecting human rights is consistent.

Chevron’s Operational Excellence Management System (“OEMS”) systematically manages risk in this and other areas. This includes a focus on the environment and stakeholders to identify and manage risks across the lifecycle of an asset, including potential social impacts. Most Chevron business units undergo an OEMS audit on a recurring schedule, and subject matter experts review the effectiveness of processes and safeguards, including implementation of its human rights policy commitment and expectations.

Chevron’s Enterprise Risk Management process includes an annual review with executive management and the Board that identifies financial, operational, market, political, and other risks inherent in its business. The Board oversees Chevron’s risk management policies and practices to ensure that the appropriate systems are employed. In addition, the Board’s Public Policy and Sustainability Committee assists the Board in overseeing social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates.

The proponent’s supporting statement uses unfounded accusations against Chevron, related to the fraudulent judgment obtained in Ecuador, as supporting evidence. Moreover, sources cited in the supporting statement include multiple falsehoods and unsubstantiated allegations against Chevron affiliates and credits the allegations as if they were proven–even when courts have definitively rejected them.

We believe Chevron has the right policies in place

Your Board believes Chevron has the right policies and management systems in place to assess and manage implementation of its commitment to respecting human rights, including the rights of Indigenous Peoples; therefore, a separate report is both unnecessary and not an effective way to accomplish the purported objective of the proposal.

Therefore, your Board recommends that you vote AGAINST this proposal.

Chevron Corporation 2026 Proxy Statement

stockholder proposal to commission

a third-party report on human

rights processes

(item 6 on the proxy card)

The Lillian Levin Trust has submitted the following proposal for consideration at the Annual Meeting.

Resolved: Shareholders request that the Board of Directors commission an independent, third-party report assessing the effectiveness of Chevron Corporation’s (“Chevron” or “the Company”) due diligence processes to identify, assess, and mitigate human rights risks arising from its customers, counterparties, and business partners. The report should evaluate whether Chevron’s framework adequately prevents the Company from directly or indirectly facilitating or benefiting from human rights abuses, including violations of international humanitarian law, and should be made publicly available, omitting proprietary information. The assessment should include adequate consultation with relevant stakeholders, including affected communities, human rights defenders, investors, and civil society experts, consistent with international due-diligence standards.

Whereas: Chevron’s operations and commercial relationships expose the Company to significant legal, reputational, and systemic risks related to human rights abuses in conflict-affected and high-risk areas.1, 2 Operating in conflict zones has already posed risks to Chevron, resulting in multiple production shut downs of the Leviathan gas field in the eastern Mediterranean sea.3

In July 2025, the UN Special Rapporteur on the situation of human rights in the occupied Palestinian territories, explicitly named Chevron as a corporation whose operations materially contribute to and benefit from systemic violence and potential atrocity crimes.4 The report underscores the importance of heightened due diligence to avoid corporate complicity in international law violations.

Despite the gravity of these findings, Chevron’s 2022 and 2023 Sustainability Reports do not include region-specific due diligence or disclosure explaining how the Company identifies and mitigates exposure to atrocity crimes through its relationships and customers. This lack of transparency leaves investors uncertain whether Chevron’s risk oversight aligns with their stated adherence to the UN Guiding Principles on Business and Human Rights (UNGPs), UN Universal Declaration of Human Rights and the International Labor Organization (ILO) Declaration on Fundamental Principles and Rights at Work, the Voluntary Principles on Security and Human Rights and the International Finance Corporation’s Performance Standards. Full implementation of Chevron’s Human Rights Policy would strengthen the Company’s ability to:

•	Identify and prevent direct or indirect links to human rights abuses;

•	Mitigate potential liability under international law and national jurisdictions;

•	Anticipate regulatory shifts and investor expectations; and

•	Protect long-term shareholder value through improved governance and risk intelligence.

By adopting and disclosing an independent, stakeholder-informed comprehensive human rights due-diligence framework, Chevron can demonstrate genuine accountability, align with international norms, and mitigate escalating systemic risks tied to conflict, occupation, and atrocity crimes.5

1.	ht.tp.s://w.ww.business-humanrights.org/en/latest-news/systemic-human-rights-abuses-dominate-chevron-annual-general-meeting-casting-shadow- over-ceo-and-record-profits/
2.	ht.tp.s://w.ww.somo.nl/powering-injustice/
3.	h.t.tp.s://seekingalpha.com/news/4458133-chevrons-leviathan-field-offshore-israel-ordered-to-shut-down-as-precaution
ht.tp.s://w.ww.timesofisrael.com/chevron-suspends-work-on-expansion-of-leviathan-gas-field-due-to-the-escalating-war/
4.	ht.tp.s://w.ww.ohchr.org/en/documents/country-reports/ahrc5923-economy-occupation-economy-genocidereport special-rapporteur
5.	ht.tp.s://w.ww/bsr.org/reports/BSR-Business -in-Conflict-Affected-High-Risk-Contexts-Report.pdf

Chevron Corporation 2026 Proxy Statement

stockholder proposal to commission a third-party report on human rights processes board of directors’ response

Your Board understands the risks associated with potential human rights issues that may be connected with Chevron’s business operations. Guided by The Chevron Way, its Human Rights Policy, and its Business Conduct and Ethics Code, Chevron conducts its business responsibly and proactively engages with various stakeholders to manage potential impacts in the communities where it operates.

Chevron assesses and manages potential human rights impacts

Chevron’s commitment to respecting human rights is embodied in its Human Rights Policy. This policy fosters awareness of human rights issues throughout the Company and enhances capabilities to identify and manage human rights impacts in key areas relevant to the business: employees, security, community, suppliers, contractors, and other business partners. Chevron implements its Human Rights Policy through a variety of processes, procedures, and tools, including risk and impact assessments. Even where Chevron experiences challenging conditions, its approach to respecting human rights is consistent.

Chevron’s Operational Excellence Management System (“OEMS”) systematically manages risk. This includes a focus on the environment and stakeholders to identify and manage risks, including potential social impacts across the lifecycle of operations. Most Chevron business units undergo an OEMS audit on a recurring schedule, and subject matter experts review the effectiveness of processes and safeguards, including implementation of human rights policy expectations.

Chevron’s Enterprise Risk Management process includes an annual review with executive management and the Board that identifies financial, operational, market, political, and other risks inherent in its business. The Board oversees Chevron’s risk management policies and practices to ensure that the appropriate systems are employed. In addition, the Board’s Public Policy and Sustainability Committee assists the Board in overseeing social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates.

The proponent’s supporting statement cite the allegations and legal conclusions of the 2025 report of the U.N. Special Rapporteur, which contains many falsehoods and whose legal conclusions depart from established international law. Chevron’s business activities in the Eastern Mediterranean help provide critical energy to millions of people in the region, including in Israel, Egypt, and Jordan. Disrupting that energy supply would harm human rights, not advance them. Chevron’s business activities are fully consistent with international law and contribute to economic prosperity in the region.

We believe Chevron has the right policies in place

As Chevron aims to safely deliver higher returns, lower carbon, and superior stockholder value, the Company continues to place a high priority on the safety and health of its workforce and the protection of communities, the environment, and assets. Your Board believes Chevron has the right policies and management systems in place to assess and manage implementation of its commitment to respecting human rights; therefore, a separate report is both unnecessary and not an effective way to accomplish the purported objective of the proposal.

Therefore, your Board recommends that you vote AGAINST this proposal

Chevron Corporation 2026 Proxy Statement

voting and additional information

vote results

At the Annual Meeting, we will announce preliminary vote results for those items of business properly presented. Within four business days of the Annual Meeting, we will disclose the preliminary results (or final results, if available) in a Current Report on Form 8-K filed with the SEC.

appointment of proxy holders

Your Board asks you to appoint Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis as your proxy holders, each with full power of substitution, to represent and to vote your shares at the Annual Meeting. You make this appointment by voting the proxy card provided to you using one of the voting methods described in “How to Vote” in this section.

If you sign and return a proxy card with voting instructions, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. If you sign and return a proxy card without voting instructions, they will vote your shares as recommended by your Board.

Unless you indicate otherwise on the proxy card, you also authorize the proxy holders to vote your shares on any matters that are not known by your Board as of the date of this Proxy Statement and that may be properly presented by or at the direction of the Board for action at the Annual Meeting.

record date; who can vote

Stockholders owning Chevron common stock at the close of business on Monday, March 30, 2026, the Record Date, or their legal proxy holders, are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 1,991,898,801 shares of Chevron common stock outstanding. Each outstanding share of Chevron common stock is entitled to one vote.

quorum

A quorum, which is a majority of the outstanding shares of Chevron common stock as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. Abstentions and broker non votes will be included in determining the presence of a quorum for the Annual Meeting.

Chevron Corporation 2026 Proxy Statement

voting and additional information

how to vote

Stockholders can vote by mail, telephone, internet, or in person at the Annual Meeting.

Stockholders of record

If you hold your shares in your own name as reflected in the records of Chevron’s transfer agent, Computershare Inc. (“Computershare”), you can most conveniently vote by telephone, internet, or mail. Please review the voting instructions on your proxy card.

If you vote by telephone or on the internet, you do not need to return your proxy card. Telephone and internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 26, 2026.

You can vote virtually at the Annual Meeting by visiting w.ww.virtualshareholdermeeting.com/CVX2026 and using your 16-digit control number.

Street name stockholders

If you own your shares through a bank, broker, or other holder of record, you can most conveniently vote by telephone, internet, or mail. Please review the voting instructions on your voting instruction form.

If you vote by telephone or on the internet, you do not need to return your voting instruction form. Telephone and internet voting is available 24 hours a day and will close at 11:59 p.m. EDT on Tuesday, May 26, 2026.

If your shares are held in street name and your voting instruction form or Notice Regarding the Availability of Proxy Materials indicates that you may vote those shares through the w.ww.proxyvote.com website, then you may vote at the Annual Meeting by visiting w.ww.virtualshareholdermeeting.com/CVX2026 and using the 16-digit control number indicated on that voting instruction form or Notice Regarding the Availability of Proxy Materials. Otherwise, stockholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

Employee plan participants

If you own your shares through participation in a Chevron employee stock or retirement benefit plan, you can most conveniently vote by telephone, internet, or mail. Please review the voting instructions contained in the email sent to you or in the materials you receive through the mail.

All votes must be received by the plan trustee or fiduciary by 11:59 p.m. EDT on Thursday, May 21, 2026, or other cutoff date as determined by the plan trustee or fiduciary.

We encourage you to vote by telephone or internet in advance of the Annual Meeting. Both are designed to record your vote immediately and enable you to confirm that your vote has been properly recorded.

revoking your proxy or voting instructions

Stockholders can revoke their proxy or voting instructions as follows:

Stockholders of record	Send a written statement revoking your proxy to: Chevron Corporation, Attn: Corporate Secretary and Chief Governance Officer, 1400 Smith Street, Houston, TX 77002;
Submit a proxy card with a later date and sign as your name appears on your account;
Vote at a later time by telephone or the internet; or
Vote virtually at the Annual Meeting.

Street name stockholders	Notify your bank, broker, or other holder of record in accordance with that entity’s procedures for revoking your voting instructions.

Employee plan participants	Notify the trustee or fiduciary of the plan through which you hold your shares in accordance with its procedures for revoking your voting instructions.

Chevron Corporation 2026 Proxy Statement

voting and additional information

confidential voting

Chevron has a confidential voting policy to protect the privacy of your votes. Under this policy, ballots, proxy cards, and voting instructions returned to banks, brokers, and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator, and the Inspector of Election have access to the ballots, proxy cards, and voting instructions. Anyone who processes or inspects the ballots, proxy cards, and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer, or employee. The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy cards, and voting instructions only in the event of a proxy contest or as otherwise required by law.

notice and access

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 27, 2026:

The Notice of 2026 Annual Meeting, 2026 Proxy Statement, and 2025 Annual Report are available at w.ww.proxyvote.com.

This year, we are again furnishing Proxy Materials over the internet to a number of our stockholders under the SEC’s notice and access rules. Many of our stockholders will receive a Notice Regarding the Availability of Proxy Materials (“Notice”) in the mail instead of a paper copy of this Proxy Statement, a proxy card or voting instruction card, and our 2025 Annual Report. We believe that this process will conserve natural resources and reduce the costs of printing and distributing our Proxy Materials.

The Notice contains instructions on how to access our Proxy Materials and vote over the internet at w.ww.proxyvote.com and how stockholders can receive a paper copy of our Proxy Materials, including this Proxy Statement, a proxy card or voting instruction card, and our 2025 Annual Report. At w.ww.proxyvote.com, stockholders can also request to receive future Proxy Materials in printed form by mail or electronically by email.

All stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail unless they have previously elected to receive Proxy Materials by email. We remind stockholders who receive a Notice that the Notice is not itself a proxy card and should not be returned with voting instructions.

If you would like an additional copy of the 2025 Annual Report or the 2026 Proxy Statement, with exhibits, these documents are available on the Company’s website, w.ww.chevron.com/ investors/reports-and-filings. These documents are also available without charge to any stockholder, upon request, by writing to: Chevron Corporation, Attn: Corporate Governance Department, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006 or by email to: corpgov@chevron.com.

method and cost of soliciting and tabulating votes

Chevron will bear the costs of soliciting proxies and tabulating your votes. Proxies may be solicited by mail, Notice and Access (described in “Notice and Access,” in the previous subsection), email, telephone, or other means. Chevron has retained Broadridge Financial Solutions, Inc., to assist in distributing these Proxy Materials. Alliance Advisors LLC will act as our proxy solicitor in soliciting votes at an estimated cost of $40,000 plus additional fees for telephone and other solicitation of proxies, if needed, and its reasonable out-of-pocket expenses. Chevron employees may solicit your votes without additional compensation.

Chevron will reimburse banks, brokers, and other holders of record for reasonable, out-of-pocket expenses for forwarding these Proxy Materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron approximately $5 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery, and postage costs. See “Email Delivery of Future Proxy Materials” in this section for information on how you can help reduce printing and mailing costs.

Broadridge Financial Solutions, Inc., will be the proxy tabulator, and CT Hagberg LLC will act as the Inspector of Election.

householding information

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name and receive hard copies of our Proxy Materials will receive only one copy unless we are notified that one or more of these stockholders wish to continue receiving individual copies.

Householding conserves natural resources and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you and another stockholder of record with whom you share an address are receiving multiple copies of our Proxy Materials, you can request to participate in householding and receive a single copy of our Proxy Materials in the future by calling Broadridge Financial Solutions, Inc., toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

Alternatively, if you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or

Chevron Corporation 2026 Proxy Statement

voting and additional information

discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc., as indicated above. Proxy Materials will be delivered promptly and free of charge.

If you are a street name stockholder, you can request information about householding from your bank, broker, or other holder of record through which you own your shares.

email delivery of future proxy materials

You can elect to receive future Proxy Materials by email, which will save us the cost of producing and mailing documents to you, by enrolling at w.ww.icsdelivery.com/cvx. If you choose to receive future Proxy Materials by email, you will receive an email with instructions containing a link to the website where those materials are available and where you can vote.

stockholder of record account maintenance

Chevron engages a transfer agent, Computershare, to assist the Company in maintaining the accounts of individuals and entities that hold Chevron common stock in their own name on the records of the Company, sometimes referred to as “stockholders of record” or “registered stockholders.” All communications concerning accounts of stockholders of record, including name and address changes, requirements to transfer shares, and similar matters, may be handled by calling Computershare’s toll-free number, 1-800-368-8357, or by contacting Computershare through its website at w.ww.computershare.com/investor. You may also address correspondence to Computershare at P.O. Box 43078, Providence, RI 02940-3078 or, if by overnight delivery, 150 Royall St., Suite 101, Canton, MA 02021. The Computershare Investment Plan provides interested investors with an alternative for purchasing and selling shares of Chevron common stock and with the ability to enroll in dividend reinvestment. Additional information is available on Computershare’s website at w.ww.computershare.com/investor.

If you are a street name stockholder, you may contact your bank, broker, or other holder of record with questions concerning your account.

submission of stockholder proposals for 2027 annual meeting

Proposals for inclusion in next year’s Proxy Statement (SEC Rule 14a-8)

SEC Rule 14a-8 permits stockholders to submit proposals for inclusion in our Proxy Statement if the stockholders and the proposals meet certain requirements specified in that rule.

•

When to send these proposals. Any stockholder proposal submitted in accordance with SEC Rule 14a-8 must be received at our principal executive offices no later than the close of business (6:00 p.m. Central Standard Time) on December 8, 2026.

•

Where to send these proposals. Proposals should be submitted by overnight mail and addressed to Corporate Secretary and Chief Governance Officer, Chevron Corporation, 1400 Smith Street, Houston, TX 77002 or by email to corpgov@chevron.com.

•	What to include. Proposals must conform to and include the information required by SEC Rule 14a-8.

Director nominees for inclusion in next year’s Proxy Statement (proxy access)

Article IV, Section 7, of our By-Laws permits a stockholder or group of stockholders (up to 20) who have owned at least 3% of Chevron common stock for at least three years to submit Director nominees (up to the greater of two nominees or 20% of the Board) for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in our By-Laws. Additional information about these proxy access requirements can be found in our By-Laws, available at w.ww.chevron.com/investors/corporate-governance.

•

When to send these proposals. Notices of Director nominees submitted pursuant to our proxy access By-Laws must be received no earlier than November 8, 2026, and no later than the close of business (6:00 p.m. Central Standard Time) on December 8, 2026.

•

Where to send these proposals. Notices should be submitted by overnight mail and addressed to Corporate Secretary and Chief Governance Officer, Chevron Corporation, 1400 Smith Street, Houston, TX 77002 or by email to corpgov@chevron.com.

•	What to include. Notices must include the information required by our proxy access By-Laws.

Chevron Corporation 2026 Proxy Statement

voting and additional information

Other proposals or nominees for presentation at next year’s Annual Meeting (advance notice)

Article IV, Section 6, of our By-Laws requires that any stockholder proposal, including Director nominations, that is not submitted for inclusion in next year’s Proxy Statement (either under SEC Rule 14a-8 or our proxy access By-Laws), but is instead sought to be presented directly at the 2027 Annual Meeting, must be received at our principal executive offices no earlier than the 120th day and no later than the close of business (6:00 p.m. Central Standard Time) on the 90th day prior to the first anniversary of the 2026 Annual Meeting. Additional information about these advance notice requirements can be found in our By-Laws, available at w.ww.chevron.com/investors/corporate-governance.

•

When to send these proposals. Proposals and Director nominations submitted pursuant to our advance notice By-Laws must be received no earlier than January 27, 2027, and no later than the close of business (6:00 p.m. Central Standard Time) on February 26, 2027. In addition to satisfying the deadlines in our advance notice By-Laws, a stockholder who intends to solicit proxies in support of Director nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 to the Corporate Secretary and Chief Governance Officer no later than March 29, 2027 (or, if the 2027 Annual Meeting is called for a date that is more than 30 days before or more than 30 days after such anniversary date, then notice must be provided not later than the close of business (6:00 p.m. Central Standard Time) on the later of 60 calendar days prior to the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the 2027 Annual Meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our By-Laws as described above.

•

Where to send these proposals. Proposals and Director nominations should be submitted by overnight mail and addressed to the Corporate Secretary and Chief Governance Officer, Chevron Corporation, 1400 Smith Street, Houston, TX 77002 or by email to corpgov@chevron.com.

•	What to include. Proposals and Director nominations must include the information required by our advance notice By-Laws.

rules for admission for the virtual annual meeting

You are entitled to attend and participate in the Annual Meeting only if you were a stockholder as of the close of business on March 30, 2026, or if you are a valid legal proxy holder for a stockholder as of the close of business on March 30, 2026. If you plan to attend the Virtual Annual Meeting, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the Virtual Annual Meeting, you will not be able to participate in the Annual Meeting.

•	Stockholders of record will need to use their control number, available in their proxy materials, to log into w.ww.virtualshareholdermeeting.com/CVX2026.

•

Beneficial stockholders who do not have a control number may access the meeting by logging into their bank or brokerage firm’s website and selecting the stockholder communications mailbox to link through to the Annual Meeting. Instructions are also available on the voting instruction card provided by the bank or broker.

See the “Important Notice Regarding Admission to the 2026 Annual Meeting–We Encourage Participation” section on the next page for additional information.

Chevron Corporation 2026 Proxy Statement

voting and additional information

attending the virtual annual meeting

The Annual Meeting will be held on Wednesday, May 27, 2026, online by live audio webcast. The meeting will begin promptly at 8:00 a.m. CDT.

important notice regarding admission to the 2026 annual meeting virtual annual meeting

We are pleased to announce that the Company will conduct its 2026 Annual Meeting on May 27, 2026, at 8:00 a.m. CDT solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders with access to the internet. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency.

we encourage participation

Stockholders of record owning Chevron common stock at the close of business on Monday, March 30, 2026, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at w.ww.virtualshareholdermeeting.com/CVX2026, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the w.ww.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. CDT on May 27, 2026. Proponents of the stockholder proposals included in this Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals.

we welcome questions from stockholders

We will have a question and answer session during the Annual Meeting. Questions may be submitted in advance of the meeting at w.ww.proxyvote.com or live during the meeting at w.ww.virtualshareholdermeeting.com/CVX2026. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on w.ww.chevron.com/investors/corporate-governance.

technical difficulties and additional questions

If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com. For questions to be submitted for the Annual Meeting, please see “We Welcome Questions From Stockholders” above.

Subject to any different procedures included in the rules of the meeting that may be posted online on the date of the Annual Meeting, in the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law or that otherwise makes it advisable to adjourn the meeting, the Annual Meeting will be adjourned, to reconvene at 8:30 a.m. CDT on May 27, 2026, at the Company’s headquarters in Houston, Texas, solely for the purpose of further adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Company’s website at w.ww.chevron.com/ investors/corporate-governance.

Chevron Corporation 2026 Proxy Statement

appendix A : reconciliation of non-GAAP financial measures

reconciliation of non-GAAP financial

measures

Free Cash Flow The cash provided by operating activities less capital expenditures, which represents the cash from operations available to creditors and investors after investing in the business. The Company believes this measure is useful to monitor the financial health of the Company and its performance over time.

$ millions	2025

Net cash provided by operating activities	33,939

Less: Capital expenditures	17,347

Free Cash Flow	16,592

Net debt-to-CFFO The sum of total debt, including finance lease liabilities, less cash and cash equivalents, time deposits and marketable securities, divided by CFFO, which measures the company’s ability to cover its net debt using the cash it generates from operations. The company believes this measure is useful to monitor the strength of the company’s balance sheet.

$ millions	Debt-to-CFFO	Net debt-to-CFFO

Short-term debt	977	977

Long-term debt	39,781	39,781

Total Debt	40,758	40,758

Less: Cash and cash equivalents		6,293

Less: Time deposits		4

Less: Marketable securities		—

Total net debt		34,461

Net cash provided by operating activities (CFFO)	33,939	33,939

Debt-to-CFFO (Total debt / CFFO)	1.2x

Net debt-to-CFFO (Total net debt / CFFO)		1.0x

Chevron Corporation 2026 Proxy Statement

A-1

appendix A : reconciliation of non-GAAP financial measures

Net Debt Ratio Total debt less cash and cash equivalents, time deposits, and marketable securities as a percentage of total debt less cash and cash equivalents, time deposits, and marketable securities, plus Chevron Corporation Stockholders’ Equity, which indicates the Company’s leverage, net of its cash balances. The Company believes this measure is useful to monitor the strength of the Company’s balance sheet.

$ millions	Debt Ratio	Net Debt Ratio

Short-term debt	977	977

Long-term debt	39,781	39,781

Total Debt	40,758	40,758

Less: Cash and cash equivalents		6,293

Less: Time deposits		4

Less: Marketable securities		—

Total net debt		34,461

Total Chevron Corporation Stockholders’ Equity	186,450	186,450

Total debt plus total Chevron Corporation Stockholders’ Equity	227,208

Debt Ratio (Total debt / Total debt plus total Chevron Corporation Stockholders’ Equity)	17.9%

Total net debt plus total Chevron Corporation Stockholders’ Equity		220,911

Net Debt Ratio (Total net debt / Total net debt plus total Chevron Corporation Stockholders’ Equity)		15.6%

Chevron Corporation 2026 Proxy Statement

A-2

A century of production. A milestone year.

Chevron's history in the Permian Basin spans a full century, reflecting a long-standing presence in America's most prolific oil-producing region. In 2025, that legacy reached a defining milestone as our Permian production achieved 1 million barrels of oil-equivalent per day. As demand for affordable and reliable energy grows, our shale and tight portfolio – anchored by the Permian – is expected to remain a critical engine of value creation for decades to come.

The Chevron Way

Getting results the right way

Our purpose

To develop the affordable, reliable, ever-cleaner energy that enables human progress.

Our vision

Our values

People and the environment

We aim to lead our industry in health, safety and environmental performance. The protection of people, assets, communities and the environment is our highest priority.

Diversity and inclusion

We learn from and respect the cultures in which we operate. We have an inclusive work environment that values the uniqueness and diversity of individual talents, experiences and ideas.

High performance

We collaborate as one team to deliver high performance. We are direct, decisive and hold ourselves and others accountable for delivering results that meet the expectations of our stakeholders.

Trust and integrity

We earn trust and respect by acting with integrity and operating with the highest ethical standards. Our culture and reputation are built upon these principles.

Partnerships

We build trusting, mutually beneficial relationships. We work together – and with our partners – to achieve innovative solutions and breakthroughs that benefit our shareholders and society.

For more information on The Chevron Way:
https://chevron.co/TheChevronWay

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© 2026 Chevron Corporation.
All Rights Reserved.

Chevron

CHEVRON CORPORATION
1400 SMITH ST.
HOUSTON, TX 77002

SCAN TO
VIEW MATERIALS & VOTE

V88025-P46742-Z92126

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

CHEVRON CORPORATION

If you wish to vote in accordance with the Board of Directors' recommendations on all matters, you need only sign, date, and return this proxy card.

Your Board recommends you vote FOR the election of the following Board Nominees for Director 1a through 1l:	**For**	**Against**	**Abstain**
1a. Wanda M. Austin	☐	☐	☐
1b. John B. Frank	☐	☐	☐
1c. Enrique Hernandez, Jr.	☐	☐	☐
1d. John B. Hess	☐	☐	☐
1e. Marillyn A. Hewson	☐	☐	☐
1f. Thomas W. Horton	☐	☐	☐
1g. Jon M. Huntsman Jr.	☐	☐	☐
1h. Dambisa F. Moyo	☐	☐	☐
1i. Debra Reed-Klages	☐	☐	☐
1j. D. James Umpleby III	☐	☐	☐
1k. Cynthia J. Warner	☐	☐	☐
1l. Michael K. Wirth	☐	☐	☐

Your Board recommends you vote AGAINST items 4-6:	**For**	**Against**	**Abstain**
4. Adopt an Independent Chair	☐	☐	☐
5. Report on Indigenous Peoples' Rights	☐	☐	☐
6. Commission a Third-Party Report on Human Rights Processes	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

VIEW MATERIALS & VOTE CHEVRON CORPORATION 1400 SMITH ST. HOUSTON, TX 77002 VOTE BY INTERNET VOTE BY INTERNET, TELEPHONE, OR MAIL 24 Hours a Day, 7 Days a Week Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CVX2026 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY TELEPHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time the day before the meeting date or on the applicable Employee Voting Plan cutoff date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V88025-P46742-Z92126 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1a. 1b.Wanda M. Austin John B. Frank! !! !! ! 1c.Enrique Hernandez, Jr. !!!Your Board recommends you vote FOR Board proposals 2 and 3:For AgainstAbstain 1d.John B. Hess !!!2.Ratification of Appointment of PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2026!!! 1e.Marillyn A. Hewson !!!3.Advisory Vote to Approve Named Executive Officer Compensation!!! 1f.Thomas W. Horton !!!Your Board recommends you vote AGAINST items 4-6:For AgainstAbstain 1g.Jon M. Huntsman Jr. !!!4.Adopt an Independent Chair!!! 1h.Dambisa F. Moyo !!!5.Report on Indigenous Peoples’ Rights!!! 1i.Debra Reed-Klages !!!6.Commission a Third-Party Report on Human Rights Processes!!! 1j.D. James Umpleby III !!! 1k.Cynthia J. Warner !!! 1l.Michael K. Wirth !!!

Dear Stockholder: The lower portion of this form is your proxy card for voting at Chevron Corporation’s 2026 Annual Meeting of Stockholders. It is important that you vote. You may vote by internet, telephone, or mail by following the instructions printed on this form. If you vote by mail, please mark, sign, date, and return the proxy card (the lower portion of this form) using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You must sign, date, and return the proxy card for your vote to be counted. Notice of Meeting and Important Notice Regarding Admission to the 2026 Annual Meeting virtual annual meeting We are pleased to announce that the Company will conduct its 2026 Annual Meeting on May 27, 2026, at 8:00 a.m. CDT solely by live audio webcast in lieu of an in-person meeting. Your Board believes this format will enhance and facilitate attendance by providing convenient access for all of our stockholders with access to the internet. We have planned and designed the meeting to encourage stockholder participation, protect stockholder rights, and promote transparency. we encourage participation Stockholders of record owning Chevron common stock at the close of business on Monday, March 30, 2026, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, stockholders should go to the meeting website at www.virtualshareholdermeeting.com/CVX2026, enter the 16-digit control number found on your proxy card, voting instruction form, or Notice Regarding the Availability of Proxy Materials, and follow the instructions on the website. If your voting instruction form or Notice Regarding the Availability of Proxy Materials does not indicate that you may vote those shares through the www.proxyvote.com website and it does not include a 16-digit control number, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The Annual Meeting will be opened for access beginning at 7:45 a.m. CDT on May 27, 2026. Proponents of the stockholder proposals included in the Proxy Statement will be given the option to prerecord or call in live through a dedicated line to ensure their ability to present their proposals. we welcome questions from stockholders We will have a question and answer session during the Annual Meeting. Questions may be submitted in advance of the meeting at www.proxyvote.com or live during the meeting at www.virtualshareholdermeeting.com/CVX2026. If we are not able to get to every question submitted, we will post a summary of the remaining questions and answers on www.chevron.com/investors/corporate-governance. technical difficulties and additional questions If you have difficulty accessing the Annual Meeting, please call 844-976-0738 (toll free) or 303-562-9301 (international). Technicians will be available to assist you. Please submit any additional questions, comments, or suggestions by email at corpgov@chevron.com. For questions to be submitted for the Annual Meeting, please see “We Welcome Questions from Stockholders” above. Subject to any different procedures included in the rules of the meeting that may be posted online on the date of the Annual Meeting, in the event of a technical malfunction or other situation that the meeting Chair determines may affect the ability of the meeting to satisfy the requirements for a stockholder meeting to be held by means of remote communication under the Delaware General Corporation Law or that otherwise makes it advisable to adjourn the meeting, the Annual Meeting will be adjourned, to reconvene at 8:30 a.m. CDT on May 27, 2026, at the Company’s headquarters in Houston, TX, solely for the purpose of further adjourning the meeting to reconvene at a date, time, and physical or virtual location announced by the meeting Chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Company’s website at www.chevron.com/ investors/corporate-governance. Sincerely, Mary A. Francis Corporate Secretary and Chief Governance Officer Annual Meeting of Stockholders Meeting Date:Wednesday, May 27, 2026 Meeting Time:8:00 a.m. CDT (open for access beginning at 7:45 a.m.) Meeting Location:Online by live audio webcast (www.virtualshareholdermeeting.com/CVX2026) Notice of Meeting and Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on Wednesday, May 27, 2026: The Notice of the 2026 Annual Meeting, 2026 Proxy Statement, and 2025 Annual Report are available at www.proxyvote.com. V88026-P46742-Z92126 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION The undersigned stockholder of Chevron Corporation, revoking prior proxies previously granted, hereby appoints Michael K. Wirth, R. Hewitt Pate, and Mary A. Francis, and each of them, proxy holders of the undersigned, each with full power of substitution, to represent and to vote all the shares of Chevron Corporation common stock that the undersigned is entitled to vote at Chevron Corporation’s Annual Meeting of Stockholders, to be held on Wednesday, May 27, 2026, and any adjournment or postponement thereof. The proxy holders will vote as directed by the undersigned. If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders are each authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies or the election of a substitute nominee if any nominee herein becomes unable to serve. If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee stock or retirement benefit plans and voting rights are attached to such shares (an “Employee Voting Plan”), the undersigned hereby directs the respective fiduciary of each applicable Employee Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and any adjournment or postponement thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If the undersigned has shares in an Employee Voting Plan and does not vote those shares, the Employee Voting Plan fiduciary may or may not vote the shares, in accordance with the terms of the Employee Voting Plan. All votes of Employee Voting Plan shares must be received by the respective fiduciary by 11:59 p.m. EDT, Thursday, May 21, 2026, or other Employee Voting Plan cutoff date determined by the Employee Voting Plan fiduciary, in order to be counted. Employee Voting Plan shares may not be voted at the meeting. Your telephone or internet vote authorizes the named proxy holders and/or the respective Employee Voting Plan fiduciary to vote the shares in the same manner as if you marked, signed, and returned your proxy form. If you vote your proxy via internet or telephone, you do not need to mail back your proxy card. If you vote by mail, please mark, sign, date, and return the proxy card on the reverse side and return it using the enclosed postage-paid envelope or return it to Chevron Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.